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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                            Worthington Foods, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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                                     [LOGO]
                            WORTHINGTON FOODS, INC.
                              900 Proprietors Road
                            Worthington, Ohio 43085
                                 (614) 885-9511


                                October 26, 1999

To Our Shareholders:

         We invite you to attend a special meeting of the shareholders of Worthington Foods, Inc. ("Worthington") to be held at 10:00 a.m., local time, on November 29, 1999, at the Radisson Hotel - Columbus North, 4900 Sinclair Road, Columbus, Ohio.

         The purpose of the special meeting is to vote upon the merger of a wholly-owned subsidiary of Kellogg Company ("Kellogg") into Worthington pursuant to a merger agreement which the parties entered into on September 30, 1999. If the merger is approved by our shareholders, Worthington will become a wholly-owned subsidiary of Kellogg and the shareholders of Worthington will receive $24 in cash for each common share owned by them.

         Your board of directors has carefully reviewed and considered the terms and conditions of the proposed merger. It has also received written opinions, dated September 30, 1999 and the date of this letter, from U.S. Bancorp Piper Jaffray Inc. ("U.S. Bancorp Piper Jaffray"), our financial advisor, that the $24 merger price was fair to our shareholders from a financial point of view as of the date of the opinions. Copies of the U.S. Bancorp Piper Jaffray opinions are included in Appendix B to the accompanying proxy statement.

         Based on its review of the merger, the board of directors has determined that the merger is fair and in the best interests of Worthington and our shareholders. The board of directors unanimously recommends that you vote "FOR" adoption of the merger agreement and approval of the merger.

         You are urged to read the details of the proposed merger and other material information contained in the accompanying proxy statement.

         The holders of at least a majority of our outstanding common shares must vote in favor of the merger agreement for its approval. As a result, your failure to vote will have the same effect as a vote against the adoption of the merger agreement. Your vote is therefore very important. We urge you to complete, sign and date the enclosed proxy or voting instruction card and return it in the enclosed return envelope, whether or not you plan to attend the special meeting. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

         Please do not send any share certificates at this time. You will receive instructions regarding the surrender of your share certificate(s) and receive payment for your common shares after the effective time of the merger.

         If you have any questions prior to the special meeting or need further assistance, please call Ms. Joan M. Lieb, Assistant Secretary, at (614) 885-9511.



                                 Sincerely,


                                 /s/ Dale E. Twomley
                                 Dale E. Twomley
                                 Chairman, President and Chief Executive Officer


         PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                                     [LOGO]
                             WORTHINGTON FOODS, INC.

                              900 Proprietors Road
                             Worthington, Ohio 43085
                                 (614) 885-9511


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held on November 29, 1999

         To the Shareholders of Worthington Foods, Inc.:

         A special meeting of shareholders of Worthington Foods, Inc., an Ohio corporation ("Worthington"), will be held on November 29, 1999, at 10:00 a.m., local time, at the Radisson Hotel - Columbus North, 4900 Sinclair Road, Columbus, Ohio 43229, for the following purposes:

         1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 30, 1999, by and among Worthington, Kellogg Company, a Delaware corporation ("Kellogg"), and WF Acquisition Inc., a wholly-owned subsidiary of Kellogg. Subject to the terms and conditions of the merger agreement, at the effective time of the merger, (i) WF Acquisition Inc. will be merged with and into Worthington, which will be the surviving corporation in the merger and will become a wholly-owned subsidiary of Kellogg and (ii) each common share, without par value, of Worthington outstanding immediately prior to the effective time will be automatically converted into the right to receive $24 in cash, as more fully described in the accompanying proxy statement; and

         2. To transact such other business as may properly come before the special meeting or any adjournment.

         The attached proxy statement contains information about the matters to be acted upon at the special meeting and summarizes the merger agreement, a copy of which appears as Appendix A to the accompanying proxy statement.

         Your board of directors has fixed the close of business on October 22, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting or any adjournment. Only holders of record of common shares at the close of business on October 22, 1999 are entitled to notice of, and to vote at, the special meeting.

         The proxy holders will vote the common shares represented by properly executed proxies as directed on the proxy card. If no directions are given, proxies will be voted "FOR" adoption of the merger agreement.

         Your vote is important, regardless of the number of common shares you may hold. Please vote as soon as possible to make sure that your common shares are represented at the special meeting, whether or not you expect to attend the special meeting. To grant your proxy to vote your common shares, please complete, date and sign the enclosed proxy card or voting instruction and mail it promptly in the enclosed return envelope. You may, of course, attend the special meeting, revoke your proxy and vote in person even if you already returned your proxy card or voting instruction. If you do not vote, it will have the same effect as a vote against adoption of the merger agreement.


                                             By Order of the Board of Directors,



                                             /s/ Ronald L. McDermott
                                             Ronald L. McDermott, Secretary

Worthington, Ohio
October 26, 1999

                                     [LOGO]
                             WORTHINGTON FOODS, INC.

                              900 Proprietors Road
                             Worthington, Ohio 43085
                                 (614) 885-9511

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 29, 1999

         This proxy statement relates to the proposed merger of Worthington Foods, Inc., an Ohio corporation ("Worthington"), with WF Acquisition Inc., an Ohio corporation and a wholly-owned subsidiary of Kellogg Company, a Delaware corporation ("Kellogg"), pursuant to the Agreement and Plan of Merger, dated as of September 30, 1999, by and among Worthington, Kellogg and WF Acquisition Inc. Subject to the terms and conditions of that merger agreement, at the effective time of the merger:

         o Each common share, without par value, of Worthington outstanding immediately prior to the effective time of the merger will be automatically converted into the right to receive $24 in cash.

         o        WF Acquisition Inc. will be merged with and into Worthington.

         o Worthington will continue as the surviving corporation after the merger and will become a wholly-owned subsidiary of Kellogg.

         o Worthington will cease to be a publicly-held company, and its common shares will no longer trade on The Nasdaq National Market.

         Worthington is furnishing this proxy statement to holders of its common shares in connection with the solicitation of proxies by its board of directors for use at a special meeting of shareholders of Worthington to be held on November 29, 1999. Worthington is mailing this proxy statement and the accompanying form of proxy to shareholders beginning October 28, 1999.

         At the special meeting, Worthington's shareholders will be asked to adopt the merger agreement. Worthington's board of directors has determined that the merger is fair and in the best interest of Worthington and our shareholders and has unanimously approved the merger agreement and unanimously recommends that you vote "FOR" the adoption of the merger agreement.

         No one has been authorized to give any information or to make any representations other than those contained in this proxy statement in connection with the solicitation of proxies made hereby, and, if given or made, the information or representation must not be relied upon as having been authorized by Worthington or any other person.

Dated as of October 26, 1999.

                               TABLE OF CONTENTS

                                                                                                                PAGE
QUESTIONS AND ANSWERS ABOUT THE MERGER............................................................................1


SUMMARY...........................................................................................................4

         The Parties..............................................................................................4
                  Worthington.....................................................................................4
                  Kellogg.........................................................................................4
                  WF Acquisition Inc..............................................................................4
         The Special Meeting......................................................................................5
                  Date, Time and Place............................................................................5
                  Purpose of the Special Meeting..................................................................5
                  Record Date; Common Shares Entitled to Vote.....................................................5
                  Quorum..........................................................................................5
                  Vote Required...................................................................................5
                  Security Ownership of Management................................................................5
         The Merger...............................................................................................5
                  Effect of the Merger............................................................................5
                  Background of the Merger........................................................................5
                  Recommendation of the Board.....................................................................5
                  Opinion of Financial Advisor to Worthington.....................................................6
         Terms of the Merger Agreement............................................................................6
                  Effective Time of the Merger....................................................................6
                  Certain Conditions to the Merger................................................................6
                  Manner and Basis of Converting Common Shares....................................................7
                  Stock-Based Employee Benefit Plans..............................................................7
                  No Solicitation.................................................................................8
                  Termination of the Merger Agreement.............................................................8
                  Termination Fees and Expenses...................................................................9
         Interests of Certain Persons in the Merger..............................................................10
                  Agreements with Executive Officers and Other Key Employees.....................................10
                  Stock Option Plans.............................................................................10
                  Indemnification and Continuation of Liability Insurance........................................10
         Regulatory Matters......................................................................................10
         Federal Income Tax Consequences.........................................................................11
         Dissenters' Rights......................................................................................11
         Market Price Data.......................................................................................12
         Selected Financial Data of Worthington..................................................................12

THE SPECIAL MEETING..............................................................................................13

         Date, Time and Place....................................................................................13
         Purpose of the Special Meeting..........................................................................13
         Record Date; Quorum.....................................................................................13
         Voting and Revocation of Proxies........................................................................13
         Vote Required; Board Recommendation.....................................................................14
         Cost of Solicitation of Proxies; Mailing Date...........................................................14
         Other Matters...........................................................................................15

THE MERGER.......................................................................................................15

         The Parties.............................................................................................15
                  Worthington....................................................................................15
                  Kellogg........................................................................................15
                  WF Acquisition Inc.............................................................................15
         Background..............................................................................................15
         Worthington's Reasons for the Merger; Recommendation of the Board.......................................19
         Opinion of Financial Advisor to Worthington.............................................................21
                  Proposed Consideration.........................................................................23
                  The Market for Worthington's Common Shares.....................................................23
                  Comparable Company Analysis....................................................................24
                  Comparable Transaction Analysis................................................................24
                  Premiums Paid Analysis.........................................................................25
                  Discounted Cash Flow Analysis..................................................................26
         Interests of Certain Persons in the Merger..............................................................29
                  Agreements with Executive Officers and Other Key Employees.....................................29
                  Cash-Out of Outstanding Stock Options..........................................................32
                  Bonus Arrangements for 1999....................................................................33
                  Indemnification and D & O Insurance............................................................34
         Federal Income Tax Consequences.........................................................................35
         Accounting Treatment....................................................................................36
         Existing Relationships with Kellogg.....................................................................36
         Rights of Dissenting Shareholders.......................................................................36

TERMS OF THE MERGER AGREEMENT....................................................................................38

         Effective Time of the Merger............................................................................38
         Manner and Basis of Converting Common Shares............................................................38
         Stock Options...........................................................................................40
         Other Employee Benefit Plans and Related Matters........................................................40
         Conditions to the Merger................................................................................41
                  Worthington and Kellogg........................................................................41
                  Kellogg and WF Acquisition Inc.................................................................42
                  Worthington....................................................................................42

         Representations and Warranties..........................................................................43
                  Worthington....................................................................................43
                  Kellogg and WF Acquisition Inc.................................................................44

         Selected Covenants Relating to Conduct of Business Prior to the Merger..................................45
         No Solicitation.........................................................................................46
         Rights Agreement........................................................................................48
         Selected Post-Merger Matters............................................................................48
         Additional Agreements in the Merger Agreement...........................................................49
         Termination of the Merger Agreement.....................................................................51
         Termination Fees and Expenses...........................................................................52

REGULATORY MATTERS...............................................................................................52

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF WORTHINGTON....................................53

INDEPENDENT PUBLIC ACCOUNTANTS...................................................................................56

SHAREHOLDER PROPOSALS............................................................................................56

WHERE YOU CAN FIND MORE INFORMATION..............................................................................57

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS........................................................60



Appendix A        --  Agreement and Plan of Merger, dated as of September 30,
                      1999, among Worthington Foods, Inc., WF Acquisition Inc.
                      and Kellogg Company

Appendix B        --  Opinions of U.S. Bancorp Piper Jaffray Inc.

Appendix C        --  Provisions of Section 1701.85 of the Ohio Revised Code
                      Relating to Rights of Dissenting Shareholders

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       What will be the effect of the merger?

A: Worthington will be merged with WF Acquisition Inc., which is a wholly-owned subsidiary of Kellogg. Worthington will continue as the surviving corporation and become a wholly-owned subsidiary of Kellogg. Worthington will no longer be publicly held, and its common shares will no longer be traded on The Nasdaq National Market.

Q:       Why did the Board approve the merger agreement and merger?

A: The Board considered a number of factors in approving the merger agreement and merger, including

         o the premium that shareholders will receive for each common share over the per share closing prices on September 29, 1999, the last trading day prior to the date of execution of the merger agreement, and on August 30, 1999, a date approximately one month before the execution of the merger agreement;

         o Worthington's business and earnings prospects, its anticipated capital expenditures and other funding requirements, near-term and long-term product and business risks, management succession issues, the competitive business environment in which Worthington operates and business trends in the prepared food industry;

         o The opinion of U.S. Bancorp Piper Jaffray Inc. ("U.S. Bancorp Piper Jaffray") to the Board as to the fairness of the merger consideration from a financial point of view to the holders of Worthington's common shares, and the related analyses presented by U.S. Bancorp Piper Jaffray;

         o        historical market prices of Worthington's common shares;

         o the terms and conditions of the merger agreement, including the right of the board of directors to terminate the merger agreement prior to its approval by the shareholders in the exercise of its fiduciary duties in connection with a proposal superior to the merger with Kellogg; and

         o        various other factors, as described in "The
                  Merger--Worthington's Reasons for the Merger; Recommendation of the Board."

Q:       What will I receive for my common shares after the merger is completed?

A: Each shareholder (except for shareholders who have properly exercised dissenters' rights under Ohio law) will be entitled to receive $24 in cash for each common share held by them at the effective time of the merger.

Q:       What do I need to do now?

A: Just mail your signed and completed proxy card in the enclosed return envelope as soon as possible, so that your common shares can be voted at the special meeting.

Q: If my common shares are held in "street name" by my broker, will my broker vote my common shares for me?

A: Your broker will vote your common shares only if you provide instructions on how to vote. You should contact your broker and ask what directions your broker will need from you. Your broker will not be able to vote your common shares without instructions from you.

Q:       Can I change my vote after I have mailed my signed proxy card?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can attend the special meeting and vote in person. Your attendance alone will not, however, revoke your proxy. If you have instructed a broker to vote your common shares, you must follow directions received from your broker to change those instructions. Second, you can complete and submit a new proxy card. Third, you can send a written notice stating that you would like to revoke your proxy.

Q:       Should I send in my share certificates now?

A: No. After the merger is completed, you will receive written instructions for delivering your certificates for your common shares for the cash payment.

Q:       What happens to my future dividends?

A: We plan to continue paying dividends on our common shares until the closing of the merger. We expect to pay these future dividends at approximately the same time and rate per share as we have paid during the last year.

Q: Do I have dissenters' rights for my common shares if the merger is completed?

A: Yes. If you wish to exercise your dissenters' rights, you must not vote in favor of the adoption of the merger agreement and you must follow the procedures described in this proxy statement. If you comply with these procedures, you will have the right to receive the "fair cash value" of your common shares, as determined under the Ohio law governing dissenters' rights, instead of the $24 per share as provided in the merger agreement. The amount you will receive if you exercise your dissenters' rights may be equal to, more than or less than $24 per share.

Q: What will happen if Worthington's shareholders do not adopt the merger agreement?

A: If Worthington's shareholders do not adopt the merger agreement, management and the Board will continue to operate Worthington as before, and may consider other strategic alternatives. However, if Worthington receives an alternative proposal prior to termination of the merger agreement and then enters into an agreement to sell

         Worthington with another party within one year after the termination of the merger agreement, Worthington may be required to pay Kellogg a termination fee of $12.5 million and an amount up to $500,000 constituting reimbursement of the expenses of Kellogg incurred in connection with the proposed merger.

Q: What happens if I do not send in my proxy card, if I do not instruct my broker, or if I abstain from voting?

A: If you do not send in your proxy card, if you do not instruct your broker to vote your common shares, or if you abstain from voting, it will have the same effect as a vote against the adoption of the merger agreement.

Q:       What are the tax consequences of the merger to shareholders?

A: In general, a shareholder will recognize gain or loss for federal income tax purposes to the extent of the difference between the cash received and the holder's tax basis in the common shares exchanged for cash.

Q:       What regulatory approvals are needed?

A: Approval by federal regulators is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Q:       What other conditions are there to the completion of the merger?

A: The merger may not be completed if certain conditions are not met or otherwise waived, including, but not limited to:

         o        Worthington's shareholders do not adopt the merger agreement.

         o There is a material breach of any covenant, representation or warranty of Worthington or Kellogg in the merger agreement and such breach is not curable or is not cured within a 30-day period.

         o        The merger is not completed by March 31, 2000.

         o Other specified conditions are not satisfied, as described in "Terms of the Merger Agreement--Conditions to the Merger."

Q:       When do you expect the merger to be completed?

A: We hope to complete the merger by the end of 1999. We are working toward completing the merger as quickly as possible, and to the extent that the regulatory approvals are received and other conditions are satisfied prior to that time, we intend to complete the merger earlier. However, the timing and likelihood of obtaining the regulatory approvals described above are uncertain.

Q:       Who can help answer my questions?

A:       If you have more questions about the merger, you should contact:

                  Ms. Joan M. Lieb, Assistant Secretary
                  Worthington Foods, Inc.
                  900 Proprietors Road
                  Worthington, Ohio  43085
                  Telephone: (614) 885-9511


                                    SUMMARY

         The following is a summary of information contained elsewhere in this proxy statement and its appendices. You should refer to the more detailed information contained in or incorporated by reference into this proxy statement. This summary is qualified in its entirety by such information. Worthington urges shareholders to read this proxy statement and its appendices carefully and in their entirety. Unless the context requires otherwise, the term "Worthington" means Worthington and its subsidiary, Specialty Foods Investment Company, a Delaware corporation. The summary of the merger agreement contained in this summary is not complete, and reference is made to the merger agreement, which is attached to this proxy statement as Appendix A.

THE PARTIES

         Worthington. Worthington develops, produces and markets high-quality, zero cholesterol, vegetarian and other healthful food products for consumers seeking healthful food choices. Offering more than 150 products, Worthington is one of the leading independent producers of healthier alternatives to meat, egg and dairy products. For 60 years, Worthington has been dedicated to producing meat alternative products which simulate the taste and texture of meat and which are made primarily from soy and wheat proteins. Worthington was incorporated in Ohio in 1967 and became the successor to the original Worthington Foods business which was started in 1939. Worthington's principal business offices are located at 900 Proprietors Road, Worthington, Ohio 43085; the telephone number is (614) 885-9511.

         Kellogg. Kellogg and its subsidiaries are engaged in the manufacture and marketing of ready-to-eat cereal and other grain-based convenience food products on a worldwide basis. The principal products of Kellogg are ready-to-eat cereals and other convenience food products which are manufactured in 20 countries and distributed in nearly 160 countries. Kellogg was incorporated in Delaware in 1922 as the successor to Kellogg Toasted Corn Flake Company which had been incorporated in Michigan in 1906. Kellogg's principal business offices are located at One Kellogg Square, Battle Creek, Michigan 49016; the telephone number is (616) 961-2000.

         WF Acquisition Inc. WF Acquisition Inc. was incorporated under the laws of the State of Ohio on September 28, 1999 as a wholly-owned subsidiary of Kellogg solely for the purpose of entering into the merger agreement. WF Acquisition Inc. has not engaged in any business activity other than in connection with the merger agreement and has no material liabilities. WF Acquisition Inc.'s principal address is One Kellogg Square, Battle Creek, Michigan, and its telephone number is (616) 961-2000.

THE SPECIAL MEETING

         Date, Time and Place. The special meeting will be held on November 29, 1999, at the Radisson Hotel - Columbus North, 4900 Sinclair Road, Columbus, Ohio 43229, commencing at 10:00 a.m., local time.

         Purpose of the Special Meeting. At the special meeting, Worthington's shareholders will consider and vote upon a proposal to adopt the merger agreement. Worthington's shareholders will also consider and vote upon any other matters which properly come before the special meeting.

         Record Date; Common Shares Entitled to Vote. Only holders of record of common shares at the close of business on October 22, 1999, are entitled to notice of, and to vote at, the special meeting. On October 22, 1999, there were 12,387,164 common shares outstanding, each of which is entitled to one vote on each matter to be acted upon at the special meeting.

         Quorum. Holders of a majority of the common shares outstanding and entitled to vote must be present at the special meeting, either in person or by proxy, in order to constitute a quorum and conduct any business.

         Vote Required. The affirmative vote of the holders of at least a majority of the common shares outstanding on the record date is required under Ohio law and the articles of incorporation of Worthington to adopt the merger agreement. Abstentions and broker non-votes will have the same effect as a vote against adoption of the merger agreement.

         Security Ownership of Management. As of the record date, the directors and the seven executive officers of Worthington and their affiliates and associates owned 621,930 common shares, or approximately 5.0% of the common shares entitled to vote at the special meeting.

THE MERGER

         Effect of the Merger. At the effective time of the merger, WF Acquisition Inc. will merge with and into Worthington. Worthington will continue as the surviving corporation in the merger and become a wholly-owned subsidiary of Kellogg. Subject to the terms and conditions of the merger agreement, each common share outstanding at the effective time of the merger (other than common shares held by shareholders of Worthington who have properly exercised dissenters' rights under Ohio law) will be automatically converted into the right to receive $24 in cash, and all current holders of common shares will cease to have any equity interest in, or possess any rights as shareholders of, Worthington.

         Background of the Merger. For a description of the events leading to the approval of the merger agreement by Worthington's board of directors, see "The Merger--Background."

         Recommendation of the Board. Worthington's board of directors has unanimously determined that the merger is fair and in the best interest of Worthington and Worthington's shareholders and recommends that shareholders adopt the merger agreement. See "The Merger--Background" and "--Worthington's Reasons for the Merger; Recommendation of the Board."

         Opinion of Financial Advisor to Worthington. At a meeting of the board of directors of Worthington held on September 29, 1999, U.S. Bancorp Piper Jaffray, Worthington's financial advisor, rendered to the board of directors its oral opinion that, as of that date and based upon and subject to the assumptions, factors and limitations presented in the opinion, the $24 per share in cash to be paid to the holders of Worthington's common shares in the merger was fair, from a financial point of view, to those shareholders. U.S. Bancorp Piper Jaffray set forth its oral opinion in a written opinion dated September 30, 1999 (and has confirmed that opinion in an updated written opinion dated as of the date of this proxy statement). The full text of U.S. Bancorp Piper Jaffray's written opinions, which describe, among other things, assumptions made, matters considered and limitations on the review undertaken, are included in Appendix B to this proxy statement. YOU ARE URGED TO READ THE OPINIONS CAREFULLY IN THEIR ENTIRETY. The opinions of U.S. Bancorp Piper Jaffray are directed only to the matters described in the opinion and do not constitute a recommendation to you as to how you should vote at the special meeting.

TERMS OF THE MERGER AGREEMENT

         Effective Time of the Merger. The parties expect that the effective time of the merger will occur on the eleventh calendar day following the satisfaction or waiver of the conditions to the merger contained in the merger agreement. The merger will become effective at the time of the filing of a certificate of merger with the Secretary of State of the State of Ohio.

         Certain Conditions to the Merger. Before the merger is consummated, a number of conditions must be satisfied. These include:

         o adoption of the merger agreement by the shareholders of Worthington;

         o the absence of any court order or law having the effect of making illegal or otherwise prohibiting the consummation of the merger;

         o obtaining all required third party consents and approvals by any governmental or regulatory authority;

         o the rights to purchase Series A Junior Participating Preferred Shares issued under the Rights Agreement dated as of June 13, 1995, as amended, between Worthington and National City Bank, as Rights Agent, have not become exercisable or transferable apart from the associated common shares and the rights have been redeemed under the terms of the Rights Agreement;

         o the number of common shares held by persons who have exercised dissenters' rights under Ohio law does not exceed 10% of the total number of outstanding common shares;

         o the representations and warranties made by each of the parties in the merger agreement are true and correct in all material respects; and

         o        other customary closing conditions.

         Where the law permits, Worthington or Kellogg could decide to complete the merger even though one or more conditions was not satisfied. By law, neither Worthington nor Kellogg can waive (a) the condition of approval of the merger agreement by Worthington's shareholders or (b) any court order or law having the effect of making illegal or otherwise prohibiting the consummation of the merger. Whether any of the other conditions would be waived would depend upon the facts and circumstances as determined by the reasonable business judgment of the board of directors of Worthington or Kellogg.

         Manner and Basis of Converting Common Shares. At the effective time of the merger, each issued and outstanding common share (other than common shares that are canceled as described in this paragraph and common shares held by shareholders who have properly exercised dissenters' rights under Ohio law) will automatically be converted into the right to receive $24 in cash. This conversion will occur by virtue of the merger and without any action on the part of any holder of any capital stock of Worthington, Kellogg or WF Acquisition Inc. Any common shares that Kellogg, WF Acquisition Inc. or any other wholly-owned subsidiary of Kellogg holds, or that Worthington holds as treasury shares, will be canceled and cease to exist, and no consideration will be delivered or deliverable in exchange for those common shares. As of the date of this proxy statement, neither Kellogg nor WF Acquisition Inc. or any other subsidiary of Kellogg owned any common shares of Worthington, and Worthington held no treasury shares.

         In order to receive the cash amount of $24 per share, shareholders of Worthington must surrender for exchange their certificates representing their common shares. Prior to the closing date of the merger, Kellogg will appoint a bank or trust company to act as payment agent for the merger. At the closing of the merger, Kellogg will deposit with the payment agent, in a fund established for the benefit of the holders of common shares, for payment through the payment agent, an amount of cash sufficient to pay to the shareholders of Worthington the aggregate merger price.

         As soon as reasonably practicable after the effective time of the merger, the surviving corporation will instruct the payment agent to mail to each holder of record of a common share certificate immediately prior to the effective time of the merger (i) a form of letter of transmittal and (ii) instructions for surrendering the common share certificates in exchange for payment of the merger price.

         Stock-Based Employee Benefit Plans. The merger agreement provides that, immediately prior to consummation of the merger, all outstanding options to purchase common shares granted under Worthington's 1985 Stock Option Plan, 1993 Stock Option Plan for Non-Employee Directors and Amended and Restated 1995 Stock Option Plan, whether or not then exercisable, will be cancelled by Worthington and, in consideration of such cancellation, each holder of an option will be entitled to receive from Worthington at the effective time of the merger an amount in respect thereof in cash equal to the product of the excess, if any, of $24 over the per share exercise price of the option and the number of common shares subject to the option. This payment is to be made net of applicable withholding taxes. Prior to the effective time of the merger, Worthington will deposit in a bank account not within Worthington's control an amount of cash necessary to make such option cancellation payments, together with instructions that such cash be promptly distributed following the effective time of the merger to the holders of such options.

         As of the effective time of the merger, Worthington will amend its Tax Savings and Profit Sharing Plan to eliminate any investment fund comprised of common shares, prohibit any additional contributions in the form of common shares and make all participant accounts fully vested and nonforfeitable. In addition, Worthington will amend its Employee Stock Ownership Plan as of the effective time of the merger to provide that benefits will be distributed solely in cash. Within 30 days of the effective time of the merger, Kellogg will cause the surviving corporation in the merger to terminate the Employee Stock Ownership Plan and, as soon as administratively practicable after such date, to liquidate the plan by distributing its assets in accordance with the terms of the plan.

         No Solicitation. The merger agreement restricts Worthington, its subsidiary and Worthington's representatives generally from initiating, soliciting or encouraging any other transaction that would result in a merger or the purchase of 5% or more of the outstanding common shares or the capital shares of Worthington's subsidiary or the sale of any significant portion of the assets of Worthington and its subsidiary taken as a whole. See "Terms of the Merger Agreement--No Solicitation."

         Termination of the Merger Agreement. The merger agreement may be terminated at any time prior to the effective time of the merger:

         o        by mutual written agreement of Kellogg and Worthington;

         o by either party if the merger has not been consummated by March 31, 2000 (provided that the right to terminate will not be available to any party whose breach of any obligation under the merger agreement has been the cause of the failure to consummate the merger on or before that date);

         o by either party if the merger agreement is not adopted by Worthington's shareholders;

         o by either party if there has been a material breach of the other party that is not curable or, if curable, has not been cured within 30 days following notice;

         o by either party if any court or other governmental or regulatory authority issues a final order making the merger illegal or otherwise restricting, preventing or prohibiting the merger;

         o by Worthington, if Worthington's board of directors determines in good faith, based on advice of outside counsel, that termination of the merger agreement is required for the board to comply with its fiduciary duties to shareholders imposed by law by reason of an unsolicited Alternative Proposal (as defined in "Terms of the Merger Agreement--No Solicitation") and Worthington pays to Kellogg a termination fee of $12.5 million and reimburses the merger expenses of Kellogg up to $500,000; or

         o by Kellogg, if Worthington's board of directors withdraws its approval or recommendation of the merger agreement or merger, modifies its approval or recommendation in a manner adverse to Kellogg, recommends an Alternative Proposal to the shareholders of Worthington or fails to reconfirm its recommendation of the merger agreement and merger following the written request of Kellogg.

         Termination Fees and Expenses. Worthington will be required to pay Kellogg a termination fee of $12.5 million plus expenses of up to $500,000 if any person or group has made an Alternative Proposal and the merger agreement is thereafter terminated:

         o        by Worthington because Worthington's board of directors

                  o has determined in good faith, based on advice of outside counsel, that termination of the merger agreement is required for the board to comply with its fiduciary duties to shareholders imposed by law by reason of an Alternative Proposal, and

                  o has concluded, after consulting with its financial advisors, that the Alternative Proposal is more favorable to Worthington's shareholders than the Kellogg merger, and the Alternative Proposal is not conditioned on the receipt of financing and the board of directors has received a "fairness opinion" from an investment banking firm regarding the Alternative Proposal;

         o by Kellogg because Worthington's board of directors has withdrawn its approval or recommendation of the merger or the merger agreement, modified its approval or recommendation in a manner adverse to Kellogg, recommends an Alternative Proposal to the shareholders of Worthington or fails to reconfirm its recommendation of the merger agreement and merger following the written request of Kellogg;

         o by Kellogg because there has been a material breach by Worthington of any representation, warranty, covenant or agreement of Worthington in the merger agreement, and an agreement with respect to the Alternative Proposal is executed within one year of the termination of the merger agreement;

         o by either party because the merger has not been adopted by Worthington's shareholders, and an agreement with respect to the Alternative Proposal is executed within one year of the termination of the merger agreement; or

         o by either party because the merger has not been consummated by March 31, 2000, and an agreement with respect to the Alternative Proposal is executed within one year of the termination of the merger agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the board of directors' recommendation that the shareholders vote in favor of the adoption of the merger agreement, shareholders should be aware that Worthington's executive officers and directors will receive payments and other benefits as a result of the merger which result in their having interests in the merger that are different from, or in addition to, the interests of other shareholders. See "The Merger--Interests of Certain Persons in the Merger." The board was aware of these interests and considered them, among other things, in approving the merger agreement.

         Agreements with Executive Officers and Other Key Employees. Worthington has in place change in control severance agreements with each of its seven executive officers and two of its other key employees. The severance agreements provide for severance and change in control benefits if qualifying terminations of employment occur after a change in control of Worthington. The merger will constitute a change in control under these severance agreements. On September 30, 1999, Kellogg entered into written agreements with these nine Worthington employees who are parties to severance agreements with Worthington which will become effective only upon the completion of the merger and which provide, among other things, for the termination of all of the existing severance agreements and the payment to these nine individuals following the merger of amounts that approximate the payments that they would have received under their severance agreements if they had a qualifying termination of employment following the merger and the employment of six of these individuals by Kellogg for differing periods of time following the completion of the merger. See "The Merger--Interests of Certain Persons in the Merger."

         Stock Option Plans. Worthington has previously issued stock options to its executive officers and directors under its various stock option plans. The merger agreement provides that, immediately prior to the completion of the merger, each option holder will be paid an amount in consideration of the cancellation of his outstanding options (whether or not then exercisable) equal to the product of the excess, if any, of $24 over the exercise price per share of the options and the number of common shares subject to the options. Each payment will be made net of applicable withholding taxes. Worthington has agreed to use its reasonable best efforts and otherwise take all actions reasonably necessary to implement the cash-out of the stock options in accordance with the merger agreement.

         Indemnification and Continuation of Liability Insurance. The merger agreement contains provisions with respect to indemnification of Worthington's directors and officers after the merger and the continuation of director and officer liability insurance for these individuals.

REGULATORY MATTERS

         Kellogg and Worthington have made the appropriate filings with federal regulators under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and are awaiting regulator approval of the transaction. Approval, either by the expiration of the Hart-Scott-Rodino waiting period without regulatory action, or by early termination, is a condition to completion of the merger.

FEDERAL INCOME TAX CONSEQUENCES

         The receipt of cash for common shares pursuant to the merger or to the exercise of dissenters' rights will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under state, local and other tax laws. In general, a shareholder will recognize gain or loss for federal income tax purposes to the extent of the difference between the cash received and the holder's tax basis in the common shares exchanged for cash. For a discussion of these and other federal income tax considerations in connection with the merger, see "The Merger--Federal Income Tax Consequences." Holders of common shares are urged to consult their own tax advisors as to the tax consequences of the merger particular to them, including the applicability and effect of state, local and other tax laws.

DISSENTERS' RIGHTS

         If you object to the merger, Ohio law permits you to seek relief as a dissenting shareholder and have the "fair cash value" of your common shares determined by a court and paid to you in cash. To do this, you must satisfy each of the following conditions:

         o you must be a shareholder of Worthington on the record date for the vote on the merger agreement;

         o you must not vote dissenting shares in favor of adoption of the merger agreement;

         o you must deliver to Worthington a written demand for the fair cash value of your common shares for which you exercise dissenters' rights within ten days after the vote on the merger agreement stating your name, address, the number of common shares and the amount you claim is the fair cash value of those common shares;

         o if Worthington requests, you must deliver to Worthington the certificates evidencing the common shares for which you exercise dissenters' rights for endorsement of the legend that demand for their fair cash value has been made within fifteen days of the date Worthington sends such request; and

         o within three months after your delivery to Worthington of your written demand for payment of the fair cash value of the common shares for which you exercise dissenters' rights, you must file or join in a petition in the Court of Common Pleas of Franklin County, Ohio for a determination of their fair cash value unless you and Worthington have agreed on their fair cash value.

You will not receive payment of the $24 merger price if you dissent and follow all the required procedures. Instead, you will only receive the fair cash value of your common shares for which you exercise dissenters' rights.

         For more information about the steps to be taken by Worthington shareholders who wish to exercise their dissenters' rights, see "The Merger--Rights of Dissenting Shareholders". The relevant section of Ohio law governing this process is attached to this proxy statement as Appendix C.

MARKET PRICE DATA

         Worthington's common shares are traded on The Nasdaq National Market under the symbol "WFDS." On Thursday, September 30, 1999, the last trading day prior to the announcement by Kellogg and Worthington that they had executed the merger agreement, the high, low and closing per share sales price of the common shares, as reported by The Nasdaq National Market, were $14.75, $13.44 and $14.38, respectively. On October 22, 1999, the closing per share sales price of the common shares, as reported by The Nasdaq National Market, was $23.1875. Shareholders are urged to obtain current market quotations for common shares.

SELECTED FINANCIAL DATA OF WORTHINGTON

         The following table presents selected consolidated financial data for Worthington and its consolidated subsidiary. The six months data was derived from Worthington's unaudited quarterly financial statements, which can be found in Worthington's Quarterly Reports on Form 10-Q for the six months ended July 2, 1999 and July 3, 1998. The data for the six months ended July 2, 1999 and July 3, 1998 do not necessarily provide information concerning the results of operations for the entire year. Worthington derived the annual data from its audited financial statements, which can be found in Worthington's Annual Reports on Form 10-K for each of the five fiscal years ended December 31, 1998. This data should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes, as contained in Worthington's Forms 10-K and Forms 10-Q.

                                              At and For                                      At and For
                                           Six Months Ended                        Fiscal Years Ended December 31,
                                        ----------------------      ----------------------------------------------------------------
                                         July 2,      July 3,
                                          1999         1998           1998          1997          1996          1995          1994
                                        ----------------------      ----------------------------------------------------------------
                                                              (Dollars in thousands, except per share amounts)
Statement of Income Data:
Net sales                               $ 82,759      $ 67,348      $139,492      $117,944      $109,075      $ 91,075      $ 88,220
Cost goods sold                           46,789        37,777        79,165        69,223        65,954        54,893        55,575
                                        --------      --------      --------      --------      --------      --------      --------
   Gross profit                           35,970        29,571        60,327        48,721        43,121        36,182        32,645

Selling and distribution expenses         25,013        17,523        39,863        29,936        25,752        21,736        20,945
General and administrative expenses        2,431         1,825         3,489         3,359         3,242         3,289         2,889
Research and development expenses            846           812         1,665         1,413         1,280         1,227         1,370
                                        --------      --------      --------      --------      --------      --------      --------
Total expenses                            28,290        20,160        45,017        34,708        30,274        26,252        25,204
Gain from sale of refrigerated egg
assets                                        --            --            --            --            --            --         1,578
                                        --------      --------      --------      --------      --------      --------      --------
                                          28,290        20,160        45,017        34,708        30,274        26,252        23,626
                                        --------      --------      --------      --------      --------      --------      --------
   Income from operations                  7,680         9,411        15,310        14,013        12,847         9,930         9,019
Interest expense                           1,010           891         1,714         1,471         1,164         1,138         1,811
                                        --------      --------      --------      --------      --------      --------      --------
   Income before income taxes              6,670         8,520        13,596        12,542        11,683         8,792         7,208
Provision for income taxes                 2,425         3,493         5,574         4,535         4,290         3,561         2,876
                                        --------      --------      --------      --------      --------      --------      --------
   Net income                           $  4,245      $  5,027      $  8,022      $  8,007      $  7,393      $  5,231      $  4,332
                                        --------      --------      --------      --------      --------      --------      --------

                                              At and For                                      At and For
                                           Six Months Ended                        Fiscal Years Ended December 31,
                                        ----------------------      ----------------------------------------------------------------
                                         July 2,      July 3,
                                          1999         1998           1998          1997          1996          1995          1994
                                        ----------------------      ----------------------------------------------------------------
                                                              (Dollars in thousands, except per share amounts)
Earnings per share
   Basic                                $   0.34      $   0.43      $   0.68      $   0.70      $   0.65      $   0.47      $   0.39
                                        --------      --------      --------      --------      --------      --------      --------
   Diluted                              $   0.34      $   0.42      $   0.66      $   0.67      $   0.63      $   0.45      $   0.39
                                        --------      --------      --------      --------      --------      --------      --------

Dividends per share                     $   0.04      $   0.04      $   0.09      $   0.08      $   0.07      $   0.06      $   0.05
                                        --------      --------      --------      --------      --------      --------      --------
Weighted average common and common
  equivalent shares used in computing
  earnings per share
   Basic                                  12,376        11,684        11,847        11,516        11,332        11,246        11,202
   Diluted                                12,505        12,025        12,214        12,016        11,802        11,552        11,238
Balance Sheet Data (at period end):
Working capital                         $ 44,087      $ 30,045      $ 35,554      $ 25,112      $ 20,130      $ 16,987      $ 15,182
Total assets                             136,195       102,854       120,949        95,486        80,738        69,933        61,578
Total long-term debt                      35,833        22,083        26,583        22,333        17,960        12,790        13,646
Total shareholders' equity                76,623        61,469        72,789        56,416        48,730        41,968        37,098
Book value per share                        6.19          5.23          5.89          4.87          4.28          3.71          3.31


                               THE SPECIAL MEETING

DATE, TIME AND PLACE

         The special meeting will be held on November 29, 1999, at the Radisson Hotel - Columbus North, 4900 Sinclair Road, Columbus, Ohio 43229, commencing at 10:00 a.m., local time.

PURPOSE OF THE SPECIAL MEETING

         The purpose of the special meeting is to consider and vote upon the proposal to adopt the merger agreement. Worthington shareholders will also consider and vote upon any other matters which properly come before the special meeting.

RECORD DATE; QUORUM

         Only holders of record of common shares at the close of business on October 22, 1999 are entitled to notice of, and to vote at, the special meeting. On October 22, 1999, there were approximately 813 holders of record of the common shares issued and outstanding.

         Each common share entitles the holder to one vote on each matter submitted for shareholder approval. See "Security Ownership of Certain Beneficial Owners and Management of Worthington" for information regarding persons known to Worthington to be the beneficial owners of more than 5% of the outstanding common shares. The presence at the special meeting, in person or by proxy, of the holders of a majority of the outstanding common shares entitled to vote at the special meeting will constitute a quorum for the transaction of business.

VOTING AND REVOCATION OF PROXIES

         A form of proxy card for use by shareholders at the special meeting accompanies this proxy statement. All properly executed proxy cards that are received prior to or at the special meeting and not revoked will be voted at the special meeting in accordance with the instructions contained in the proxy cards. If a holder of common shares executes and returns a proxy card and does not specify otherwise, the common shares represented by the proxy card will be voted "FOR" adoption of the merger agreement in accordance with the recommendation of Worthington's board of directors. In such event, the holder of those common shares will not have the right to dissent from the merger and demand payment of the "fair cash value" of the holder's common shares.

         A properly executed proxy card marked "abstain" will count for determining whether there is a quorum and for determining the aggregate voting power and number of common shares represented and entitled to vote at the special meeting. However, it will not be voted. Accordingly, since the affirmative vote of the holders of at least a majority of the outstanding common shares is required to adopt the merger agreement, a proxy card marked "abstain" will have the effect of a vote "against" the adoption of the merger agreement.

         Under the rules of The Nasdaq National Market, brokers and nominees who hold shares in their names but are not the beneficial owners of the shares may not exercise voting discretion with respect to these shares. Thus, brokers and nominees may not vote common shares held by them absent specific instructions from the beneficial owners of the common shares. Since the affirmative vote of at least a majority of the outstanding common shares is required to adopt the merger agreement, a broker non-vote proxy card will have the effect of a vote "against" the adoption of the merger agreement.

         A shareholder of Worthington who has executed and returned a proxy card may revoke it at any time before it is voted at the special meeting by executing and returning a proxy card bearing a later date, filing written notice of revocation with the Secretary of Worthington stating that the proxy card is revoked or attending the special meeting and voting in person.

VOTE REQUIRED; BOARD RECOMMENDATION

         Adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding common shares. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT.

COST OF SOLICITATION OF PROXIES; MAILING DATE

         In addition to solicitation by mail, the directors, officers, employees and agents of Worthington may solicit proxies from the shareholders of Worthington by personal interview, telephone, telegram or otherwise. Worthington will bear the costs of the solicitation of proxies from its shareholders. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of common shares for the forwarding of solicitation materials to the beneficial owners of the common shares. Worthington will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

         This proxy statement and the accompanying form of proxy are first being mailed to shareholders of Worthington on or about October 28, 1999.

OTHER MATTERS

         At the date of this proxy statement, Worthington's board of directors does not know of any business to be presented at the special meeting other than as set forth in the notice attached to this proxy statement. If any other matters should properly come before the special meeting, it is intended that persons voting the common shares represented by proxy cards will vote on those matters in accordance with their judgment.


                                   THE MERGER

THE PARTIES

         Worthington. Worthington develops, produces and markets high-quality, zero cholesterol, vegetarian and other healthful food products for consumers seeking healthful food choices. Offering more than 150 products, Worthington is one of the leading independent producers of healthier alternatives to meat, egg and dairy products. For 60 years, Worthington has been dedicated to producing meat alternative products which simulate the taste and texture of meat and which are made primarily from soy and wheat proteins. Worthington was incorporated in Ohio in 1967 and became the successor to the Worthington Foods business which was started in 1939. Worthington's principal business offices are located at 900 Proprietors Road, Worthington, Ohio 43085; the telephone number is (614) 885-9511.

         Kellogg. Kellogg and its subsidiaries are engaged in the manufacture and marketing of ready-to-eat cereal and other grain-based convenience food products on a worldwide basis. The principal products of Kellogg are ready-to-eat cereals and other convenience food products which are manufactured in 20 countries and distributed in nearly 160 countries. Kellogg was incorporated in Delaware in 1922 as the successor to Kellogg Toasted Corn Flake Company which had been incorporated in Michigan in 1906. Kellogg's principal business offices are located at One Kellogg Square, Battle Creek, Michigan 49016; the telephone number is (616) 961-2000.

         WF Acquisition Inc. WF Acquisition Inc. was incorporated under the laws of the State of Ohio on September 28, 1999, as a wholly-owned subsidiary of Kellogg solely for the purpose of entering into the merger agreement. WF Acquisition Inc. has not engaged in any business activity other than in connection with the merger agreement and has no material liabilities. WF Acquisition Inc.'s principal address is One Kellogg Square, Battle Creek, Michigan 49016, and its telephone number is (616) 961-2000.

BACKGROUND

         The prepared food industry in general and the health-oriented segment of that industry in particular have been undergoing significant changes in recent years as a result of the increasing cost of developing and introducing new products, growing technology costs, the need to market products on an international basis, consolidation in the supermarket industry and other trends. These changes have caused smaller prepared food companies such as Worthington to reevaluate their future strategy and options. Over the past three years, the board of directors and senior management of Worthington have considered the company's business prospects as a stand-alone company, including the anticipated short-term and long-term value to its shareholders of remaining an independent company as well as the business risks associated with remaining independent. During the past three years, Worthington has been approached by several large food companies with an interest in pursuing a possible business combination. In the course of evaluating these expressions of interest, Worthington's board of directors and management have spent a considerable amount of time evaluating the advantages and disadvantages of remaining an independent company versus operating as part of a much larger food company.

         On July 8, 1999, Stephen Benoit, Vice President of Kellogg, telephoned Dale Twomley, the Chairman, President and Chief Executive Officer of Worthington, and indicated that Kellogg would like to discuss a possible business relationship between the two companies. He said that Kellogg would be willing to consider a wide range of possible relationships or transactions, including a joint venture, a co-branding relationship or a purchase of the Worthington business. He indicated that Kellogg intended to enter the meat substitute category, and viewed Worthington as the leader in that product category. He asked Mr. Twomley whether he would be willing to meet with representatives of Kellogg's Natural and Functional Foods Division to discuss a possible business relationship. Mr. Twomley responded that the board of directors of Worthington was not looking for a buyer and that, based on the board's expectation for strong future growth in revenues and earnings, any sale of Worthington would require a substantial purchase price. He also told Mr. Benoit that Worthington had little, if any, interest in pursuing a joint venture or co-branding arrangement. Mr. Benoit reiterated Kellogg's interest in discussing a possible transaction or arrangement between the companies and said that he still would like the opportunity to meet to discuss the possibilities. Mr. Twomley agreed to meet with Mr. Benoit and several other representatives of Kellogg at Worthington's offices on July 16, 1999.

         On Friday, July 16, 1999, Mr. Benoit and several other representatives of Kellogg met with Mr. Twomley, William Kirkwood, Worthington's Executive Vice President and Chief Financial Officer, and Ronald McDermott, Worthington's Vice President of Research and Technology. Prior to that meeting, Kellogg and Worthington had entered into a confidentiality agreement. At the meeting, the Worthington representatives reviewed with Kellogg information which they had previously provided to securities analysts and shareholders. By the end of the meeting, the parties agreed to continue discussion of a possible acquisition of Worthington by Kellogg. Mr. Twomley agreed that he would discuss Kellogg's interest in an acquisition with the Worthington board of directors.

         At a regularly-scheduled meeting of the board of directors of Worthington on July 20, 1999, Mr. Twomley informed the directors of his discussions and meeting with Kellogg. The directors were supportive of continued discussions with Kellogg.

         Following the July 16, 1999 meeting, Mr. Benoit contacted Mr. Twomley and requested additional financial and other information regarding Worthington in order to prepare a proposal for a business combination between Kellogg and Worthington. Worthington provided this additional information to Kellogg between July 21, 1999 and July 28, 1999. Mr. Benoit called Mr. Twomley on July 30, 1999 and said that he would like to meet again with representatives of Worthington before proposing a purchase price for Worthington. Mr. Benoit also requested additional financial information from Worthington.

         On August 6, 1999, Dale Twomley, William Kirkwood and Ronald McDermott of Worthington met with Stephen Benoit, Robert Cell, John Cook and other representatives of Kellogg at the Kellogg offices in Battle Creek to discuss the Worthington business and the meat alternative category in general. Following that meeting, the Worthington representatives met with Carlos M. Gutierrez, the President and CEO of Kellogg, and discussed the strategic implications of a business combination, the respective business and management philosophies and goals of the two companies and the opportunities that a business combination would afford the two companies.

         On Tuesday, August 10, 1999, Mr. Cell called Mr. Twomley to report that the senior management of Kellogg was prepared to recommend the acquisition of Worthington in a stock-for-stock transaction. Mr. Twomley responded that he could not recommend the transaction to the Worthington board at the proposed exchange ratio. Later that day, Mr. Cell called Mr. Twomley and proposed a stock-for-stock acquisition at an increased exchange ratio for each share of Worthington. Mr. Cell noted that the Kellogg proposal was subject to review by the finance committee of Kellogg's board of directors, which would meet by telephone conference on August 20, 1999, and to further due diligence by Kellogg. Mr. Cell also requested that Worthington give consideration to an all cash transaction.

         A telephonic special meeting of the Worthington board of directors was held on August 11, 1999. Mr. Twomley provided a detailed review of the ongoing discussions with Kellogg and outlined the preliminary structure of the proposed business combination. Mr. Twomley and Worthington's financial and legal advisors responded to questions and comments from the directors about the negotiation process. Mr. Twomley advised the directors that if the board decided to move forward with the negotiation of a definitive merger agreement with Kellogg, it would be prudent to retain the services of an investment banking firm. After discussion of the advisability of hiring an investment banking firm and the fee arrangement, the board authorized the engagement of U.S. Bancorp Piper Jaffray to serve as Worthington's financial advisor in connection with the proposed merger with Kellogg.

         At the August 11, 1999 meeting, the Worthington directors discussed the proposed purchase price and the advantages and disadvantages of receiving stock versus cash in an acquisition. The directors reviewed with the financial advisors and legal counsel the structural, tax, accounting and liquidity issues relating to the proposed merger. Mr. Twomley discussed his position that the Kellogg merger proposal, if completed, would benefit the shareholders, employees and customers of the company. He noted the challenges and risks facing Worthington as a small independent company, and the business and financial opportunities that would be afforded to Worthington by a merger with a much larger food company. Following a lengthy discussion, the board authorized management to continue its discussions with Kellogg and to begin the negotiation of a definitive merger agreement. The board also asked that Worthington's management keep the Worthington board informed of material developments.

         On Friday, August 20, 1999, the finance committee of the board of directors of Kellogg authorized Kellogg's management to continue its due diligence review of Worthington and to begin negotiation of a definitive merger agreement. Following that meeting, Mr. Benoit called

Mr. Twomley and reported that Kellogg wanted to begin an extensive financial, business, operational and legal review of Worthington.

         On Tuesday, August 24, 1999, representatives of Kellogg and Worthington met in Columbus to discuss Kellogg's due diligence plan and to agree on a preliminary timetable for negotiating a definitive merger agreement. Kellogg conducted its due diligence over a period of approximately four weeks beginning on August 24, 1999, including management interviews, document review and legal due diligence. During this period, there was a series of discussions between Messrs. Benoit, Cell and Twomley concerning the potential business challenges of a business combination, including integration of the Worthington management team into the Kellogg organization and other business integration issues.

         The Worthington board of directors held a telephonic meeting on Thursday, August 26, 1999. Mr. Twomley reviewed for the board the status of his discussions with Kellogg. He advised the board that Kellogg was recommending an all cash transaction. Following a lengthy discussion, the directors authorized management to pursue an all cash transaction. Mr. Twomley reported the Worthington board's action to Mr. Benoit on Friday, August 27, 1999.

         On Monday, August 30, 1999, Kellogg delivered to Worthington and its investment bankers and attorneys an initial draft of the merger agreement. Beginning on September 3, 1999 and continuing through the execution of the merger agreement on September 30, 1999, Kellogg and Worthington, and their respective legal advisors, negotiated the terms of the merger agreement.

         A regularly-scheduled meeting of the board of directors of Worthington was held on Wednesday, September 8, 1999. At that meeting, Mr. Twomley updated the directors on the status of discussions with Kellogg and reported on Kellogg's due diligence review. Mr. Kirkwood reviewed with the directors the financial information and financial forecasts that had been provided to Kellogg. Legal counsel reviewed with the directors the terms and conditions of the initial draft of the merger agreement and answered questions from the directors.

         On Monday, September 20, 1999, Mr. Benoit telephoned Mr. Twomley and reported that, after reviewing the results of Kellogg's due diligence, Kellogg had prepared a list of business issues for discussion with Worthington's management. On Tuesday, September 21, 1999 and Wednesday, September 22, 1999, numerous telephone conversations occurred between representatives of Worthington and Kellogg concerning the issues raised by Kellogg.

         Mr. Twomley and Mr. Kirkwood met with Mr. Benoit and another Kellogg representative on Thursday, September 23, 1999. During the meeting, Mr. Benoit reported that Kellogg was prepared to proceed with the proposed merger at a price of $22 per Worthington share in cash. Mr. Benoit noted that a $22 offer price represented an 82.4% premium to the then current market price of $12.0625 per share and a 61.4% premium to the average stock price over the past six months of $13.631 per share. He also pointed out that the $22 proposal valued Worthington at a higher level than the average price paid for branded food product companies over the past 10 years. Mr. Twomley responded that he did not believe that the Worthington board of directors would authorize a transaction at $22 per share. After further discussions, Mr. Twomley suggested a price of $24 per Worthington share. After reviewing the proposal with other Kellogg representatives, Mr. Benoit said that Kellogg management would support a $24 per share merger price, but that the price was subject to approval by the Kellogg board of directors. Mr. Twomley responded that he would take the $24 proposal to the Worthington board of directors at a previously-scheduled meeting the following day.

         On Friday, September 24, 1999, the board of directors of Worthington met to review the progress of the discussions with Kellogg. At that meeting, the directors authorized management to complete its negotiation of a definitive merger agreement. On the same day, the Kellogg's board of directors authorized the Kellogg management to proceed with the completion of the negotiation of a definitive merger agreement.

         Copies of the draft merger agreement were sent to the Worthington directors on Monday, September 27, 1999. In addition, on the same day, Mr. Twomley and the Vice Presidents of Worthington met with Mr. Benoit and other representatives of Kellogg to discuss employment and severance arrangements for the Worthington executives following the merger.

         On Wednesday, September 29, 1999, the board of directors of Worthington met to consider the definitive merger agreement. Worthington senior management, financial advisors and legal counsel made various presentations concerning the proposed transaction. In addition, U.S. Bancorp Piper Jaffray rendered its oral opinion to the board of directors that, as of September 29, 1999, and based upon and subject to certain assumptions, factors and limitations, the $24 per share merger price was fair from a financial point of view to Worthington's shareholders. The board of directors unanimously determined that it was in the best interest of Worthington and its shareholders for Worthington to enter into the merger agreement, determined that the terms of the merger were fair to, and in the best interests of, the shareholders of Worthington, and authorized, approved and adopted the proposed merger agreement and the execution and delivery of the merger agreement. On September 30, 1999, U.S. Bancorp Piper Jaffray delivered its written opinion as to the fairness, from a financial point of view, to the Worthington shareholders of the $24 per share merger price.

         The parties executed and delivered the merger agreement at the end of the day on Thursday, September 30, 1999. On the morning of Friday, October 1, 1999, the parties issued a joint press release announcing that they had signed the merger agreement.

WORTHINGTON'S REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD

         Worthington's board of directors has unanimously approved the merger agreement and the merger and recommends adoption of the merger agreement and the merger by the shareholders of Worthington. In reaching its determination, the Worthington board of directors consulted with Worthington management, U.S. Bancorp Piper Jaffray, its financial advisor, and Vorys, Sater, Seymour and Pease LLP, its legal counsel, and considered the following important factors that supported the board's recommendation:

         (1) The per share cash consideration of $24 to be paid in the merger, which represents a premium for the Worthington common shares of approximately 77% over the per share closing price on Wednesday, September 29, 1999, the last trading day prior to the date of execution of the merger agreement, and approximately 84% over the closing price on August 30, 1999, a date approximately one month before the execution of the merger agreement;

         (2) The board's review and analysis of Worthington's business and earnings prospects, anticipated future capital expenditure requirements, its need for funds to achieve future plans, near-term and long-term product and business risks, management succession issues, the competitive business environment in which the company operates and business trends in the prepared food industry;

         (3) The oral opinion of U.S. Bancorp Piper Jaffray that as of September 29, 1999 (which opinion was set forth in writing and dated September 30, 1999) and based upon and subject to certain assumptions, factors and limitations, the merger price of $24 per Worthington share was fair from a financial point of view to the holders of Worthington common shares and the related analyses prepared by U.S. Bancorp Piper Jaffray;

         (4) Historical market prices of Worthington's common shares;

         (5) A review of the prospects of continuing to operate as a stand-alone company, including the anticipated short-term and long-term value to shareholders of remaining an independent company and the timing and likelihood of actually achieving greater value from this alternative and the risks associated with remaining an independent company;

         (6) The merger should allow Worthington to benefit, over the long term, from increased financial strength, the opportunity to benefit from costs savings and other benefits of size and operating efficiencies and increased sales through an expanded distribution channel and support system;

         (7) The terms of the merger agreement, including the right of the Worthington board of directors to terminate the merger agreement prior to its approval by shareholders in the exercise of its fiduciary duties in connection with receipt by Worthington of a buy out proposal superior to that given by Kellogg;

         (8) The ability of Worthington and Kellogg to complete the merger, including the fact that the merger is not subject to a financing contingency on the part of Kellogg;

         (9) The fact that the affirmative vote of a majority of the outstanding common shares of Worthington is required to approve and adopt the merger agreement; and

         (10) The social and economic effects of the merger on the employees, customers, suppliers and others who deal with Worthington and on the communities where they operate, including the intention of Kellogg to maintain operations in Worthington and Zanesville, Ohio following the merger.

         The discussion above describes the material factors considered by the board of directors in its consideration of the merger. Because of the variety of factors considered, the board did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors together. In addition, individual members of the Worthington board of directors may have given different weights to different factors.

         THE BOARD OF DIRECTORS OF WORTHINGTON UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF WORTHINGTON VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER.

OPINION OF FINANCIAL ADVISOR TO WORTHINGTON

         Pursuant to an engagement letter dated August 20, 1999, Worthington retained U.S. Bancorp Piper Jaffray to act as its exclusive financial advisor and, if requested, to render to the board of directors of Worthington an opinion as to the fairness, from a financial point of view, of the consideration to be received by Worthington shareholders in the merger.

         At the meeting of the board of directors of Worthington held on September 29, 1999, U.S. Bancorp Piper Jaffray rendered to the board of directors its oral opinion that, as of that date and based on and subject to the assumptions, factors and limitations presented in the opinion and described below, the $24 per share in cash to be paid to the Worthington shareholders in the merger was fair, from a financial point of view, to those shareholders. The opinion of U.S. Bancorp Piper Jaffray was set forth in writing and dated September 30, 1999. U.S. Bancorp Piper Jaffray has confirmed that opinion in an updated written opinion dated as of the date of this proxy statement. Copies of U.S. Bancorp Piper Jaffray's written opinions are included in Appendix B to this proxy statement and the opinions are incorporated into this proxy statement by reference. YOU ARE URGED TO READ THE OPINIONS CAREFULLY IN THEIR ENTIRETY.

         While U.S. Bancorp Piper Jaffray rendered its opinion and provided certain financial analyses to the board of directors of Worthington, the opinion of U.S. Bancorp Piper Jaffray to the board of directors of Worthington, as described above, was among many factors taken into consideration by the board of directors of Worthington in making its determination to approve the merger agreement. You also should consider the following when reading the discussion of the opinion of Worthington's financial advisor in this proxy statement:

         o U.S. Bancorp Piper Jaffray's written opinions, which were delivered for use and considered by the board of directors, are directed only to the fairness, from a financial point of view, of the proposed consideration to be received by Worthington shareholders in the merger;

         o U.S. Bancorp Piper Jaffray's written opinions do not address the value of a Worthington common share;

         o U.S. Bancorp Piper Jaffray's written opinions do not address Worthington's underlying business decision to participate in the merger; and

         o U.S. Bancorp Piper Jaffray's written opinions do not constitute a recommendation to any Worthington shareholder as to how a shareholder should vote with respect to the merger or any related matter.

         In arriving at its opinion, U.S. Bancorp Piper Jaffray reviewed:

         o a draft of the merger agreement dated September 30, 1999 and the final version of the merger agreement;

         o certain financial, operating and business information related to Worthington;

         o certain internal financial information of Worthington on a stand-alone basis prepared for financial planning purposes and furnished by Worthington's management;

         o to the extent publicly available, financial terms of certain acquisition transactions involving companies operating in industries deemed similar to that in which Worthington operates;

         o certain valuation and other financial information on selected public companies deemed comparable to Worthington; and

         o certain publicly available financial and securities data for Worthington, Kellogg and their respective common stocks.

         In addition, U.S. Bancorp Piper Jaffray engaged in discussions with:

         o members of Worthington's management concerning the financial condition, current operating results and business outlook of Worthington on a stand-alone basis and in combination with Kellogg;

         o members of Kellogg's management regarding their ability to finance the aggregate merger price; and

         o both management teams regarding their reasons for entering into discussions regarding the merger.

         In delivering its oral opinion and its written opinion of September 30, 1999 to the board of directors of Worthington, U.S. Bancorp Piper Jaffray prepared and delivered to the board of directors written materials containing various analyses and other information material to the opinion. The following is a summary of those analyses. The summary includes information presented in tabular format. In order to understand fully the financial analyses used by U.S. Bancorp Piper Jaffray, these tables must be read together with the text of each analysis summary. The tables alone do not constitute a complete summary of the analyses. The order in which the analyses are presented below should not be taken as any indication of the relative weight given to the analyses by U.S. Bancorp Piper Jaffray in the rendering of its opinion.

         Proposed Consideration. Based on the proposed $24 per share merger price to be paid for each of Worthington's common shares and the capitalization data provided by Worthington's management, U.S. Bancorp Piper Jaffray calculated the implied aggregate equity value of Worthington to be approximately $308.6 million, consisting of approximately $297.3 million in common share consideration and approximately $11.3 million in consideration payable to holders of options to purchase Worthington's common shares. Based on this implied aggregate equity value and the approximately $37.4 million of debt and the approximately $2.6 million of cash on Worthington's balance sheet as of August 27, 1999, U.S. Bancorp Piper Jaffray then calculated the implied aggregate "enterprise value" or "company value" (equity value, plus debt, less cash) to be approximately $343.4 million. Based on these implied aggregate equity and enterprise values for Worthington, on Worthington's revenue, EBITDA (earnings before interest, taxes, depreciation and amortization), operating income and net income for the latest twelve months ("LTM") as of August 27, 1999 and on management's estimates for Worthington's net income for fiscal years 1999 and 2000, U.S. Bancorp Piper Jaffray also calculated the following valuation multiples for the proposed transaction:

                                                           Implied
                                                         Worthington
                                                          Multiples
                                                         -----------
         Company Value/LTM Revenue ......................    2.2x
         Company Value/LTM EBITDA .......................   17.9x
         Company Value/LTM Operating Income .............   26.7x
         Equity Value/LTM Net Income ....................   45.4x
         P/E Ratios:
            Calendar 1999 Estimated (1) .................   31.4x
            Calendar 2000 Estimated (1) .................   25.0x
         Premium Paid (based on share price as of
                 September 28, 1999 of $12.31) ..........   95.0%

         ---------------
         (1) Based on fully diluted shares outstanding assuming a $24 share price.

         The Market for Worthington's Common Shares. U.S. Bancorp Piper Jaffray reviewed the stock trading history of Worthington's common shares. U.S. Bancorp Piper Jaffray presented the following data for Worthington's common shares:

         Closing stock price as of September 28, 1999 ..............          $12.31
         30 trading day average as of September 28, 1999 ...........          $12.65
         60 trading day average as of September 28, 1999 ...........          $13.99
         90 trading day average as of September 28, 1999 ...........          $14.24
         180 trading day average as of September 28, 1999 ..........          $13.42
         Market capitalization (based on September 28, 1999
              closing price and primary shares outstanding).........  $152.5 million
         52 week high trade (as of September 28, 1999 ) ............          $21.94
         52 week low trade (as of September 28, 1999) ..............          $10.00

         Comparable Company Analysis. U.S. Bancorp Piper Jaffray compared financial information and valuation ratios relating to Worthington to corresponding data and ratios from the following four publicly-traded companies deemed comparable to Worthington: Celestial Seasonings, Inc.; Gardenburger, Inc.; Hain Food Group Inc.; and Horizon Organic Holding Corporation. This group was selected from food manufacturers and distributors with a focus on natural, organic, vegetarian or other healthy food products with a market capitalization greater than $50 million.

         Based on the comparable companies' share prices and shares outstanding as of September 28, 1999 and research analysts' consensus earnings per share estimates for these companies, U.S. Bancorp Piper Jaffray calculated valuation multiples for the comparable companies equal to the quotient of their respective valuation data, such as company value and equity value, and their associated operating data, such as revenue and operating income. U.S. Bancorp Piper Jaffray then compared the means and medians of these multiples to the Worthington valuation multiples derived as described above, and also calculated implied per share values for Worthington's common shares derived from these comparable companies' valuation multiples, the corresponding operating data for Worthington and fully diluted shares outstanding assuming a $24 share price.

         This analysis produced the following valuation data:

                                                                         Comparable
                                                                          Company            Implied Worthington
                                                      Implied            Multiples             Value Per Share
                                                    Worthington    -----------------------  ----------------------
                                                     Multiples        Mean       Median       Mean       Median
                                                   --------------- ----------- -----------  ----------  ----------
         P/E Ratios:
              Calendar 1999 Estimated...........        31.4x         28.9x       31.0x       $22.06     $23.62
              Calendar 2000 Estimated...........        25.0x         19.4x       19.3x       $18.65     $18.55
         Company Value/LTM Revenue..............         2.2x          1.7x        1.6x       $18.13     $16.88
         Company Value/LTM Operating Income.....        26.7x         22.8x       20.8x       $20.12     $18.09
         Company Value/LTM EBITDA...............        17.9x         15.5x       17.5x       $20.35     $23.35

         Comparable Transaction Analysis. U.S. Bancorp Piper Jaffray reviewed the terms of certain recent merger and acquisition transactions reported in SEC filings, public company disclosures, press releases, industry and popular press reports, data bases and other sources that satisfied the following criteria:

         o transactions in which the target company operates in the food and kindred products industry;

         o        transactions with a value of greater than $10 million;

         o        transactions not in the nature of repurchases or spinoffs; and

         o transactions in which the acquiring company purchased at least 50% of the target company.

         This search yielded 45 "food industry" comparable acquisitions deemed to have sufficient data available for analysis. In addition, a group of six "natural foods" comparable acquisitions was chosen, involving food producers and distributors that focus on natural, organic, vegetarian or other healthy food products.

         U.S. Bancorp Piper Jaffray calculated valuation multiples for the acquired companies in the comparable transactions equal to the quotient of their respective valuation data, such as company value and equity value, and their associated operating data, such as revenue, operating income and EBITDA. U.S. Bancorp Piper Jaffray then compared the means and medians of these multiples to the Worthington valuation multiples derived as described above, and also calculated implied per share values for Worthington's common shares derived from these comparable transaction valuation multiples, the corresponding operating data for Worthington and fully diluted shares outstanding assuming a $24 share price.

         U.S. Bancorp Piper Jaffray presented the following implied value and valuation multiple data based on the food industry merger and acquisition transactions:

                                                                 Food Industry Merger
                                                                    and Acquisition        Implied Worthington
                                                   Implied       Transaction Multiples       Value Per Share
                                                 Worthington     ----------------------   ----------------------
                                                  Multiples         Mean       Median        Mean       Median
                                                ---------------  ----------- ----------   ----------  ----------
         Company Value/LTM Revenue...........        2.2x            1.2x       1.0x        $11.42      $ 9.10
         Company Value/LTM EBITDA............       17.9x           10.6x       9.4x        $13.12      $11.30
         Equity Value/LTM Operating Income ..       26.7x           15.9x      13.4x        $13.21      $10.72
         Equity Value/LTM Net Income.........       45.4x           27.8x      25.1x        $14.69      $13.24

         U.S. Bancorp Piper Jaffray also presented the following implied value and valuation multiple data for the natural foods merger and acquisition transactions:

                                                                 Natural Foods Merger
                                                                    and Acquisition        Implied Worthington
                                                   Implied       Transaction Multiples       Value Per Share
                                                 Worthington     ----------------------   ----------------------
                                                  Multiples         Mean       Median       Mean        Median
                                                ---------------  ----------- ----------   ----------  ----------
         Company Value/LTM Revenue...........        2.2x           1.1x        1.0x       $10.68      $ 9.97
         Company Value/LTM EBITDA............       17.9x          10.3x        8.7x       $12.61      $10.25
         Equity Value/LTM Operating Income ..       26.7x          15.3x       13.5x       $12.64      $10.79
         Equity Value/LTM Net Income.........       45.4x          35.9x       34.5x       $18.97      $18.24

         Premiums Paid Analysis. U.S. Bancorp Piper Jaffray analyzed the implied premium paid or proposed to be paid in selected transactions relative to public market pre-announcement trading prices for the following two groups:

         o food industry acquisitions since January 1, 1993 involving more than $10 million in equity value; and

         o non-industry specific transactions since January 1, 1997 involving between $100 million and $500 million in equity value.

         U.S. Bancorp Piper Jaffray calculated an implied value per share for Worthington's common shares based on the mean and median premium data associated with the applicable transaction groups and upon the Worthington common share closing price on September 28, 1999, of $12.31, as detailed below:


                                                                         Implied          Implied
                                                   Food Industry       Worthington      Worthington
                                                 Acquisition Group     Value Based      Value Based
                                                   Premium Data          on Mean         on Median
                                               ----------------------    Premium          Premium
                                                 Mean       Median      Percentage      Percentage
                                               ---------   ---------- ---------------  --------------
         1 month prior to announcement           50.1%       42.4%        $18.48          $17.53
         1 week prior to announcement            41.2%       31.6%        $17.39          $16.20
         1 day prior to announcement             32.7%       26.8%        $16.34          $15.61

                                                                           Implied         Implied
                                                 Non-Industry Specific   Worthington     Worthington
                                                   Acquisition Group     Value Based     Value Based
                                                      Premium Data         on Mean        on Median
                                               ----------------------      Premium         Premium
                                                 Mean        Median      Percentage      Percentage
                                               ----------  ---------- ---------------  ---------------
         1 month prior to announcement           49.1%       43.5%        $18.35          $17.67
         1 week prior to announcement            41.2%       33.9%        $17.38          $16.48
         1 day prior to announcement             33.8%       26.9%        $16.48          $15.62

         Discounted Cash Flow Analysis. U.S. Bancorp Piper Jaffray performed a discounted cash flow analysis on Worthington in which it calculated the sum of the present values of:

         o the projected cash flows of Worthington using assumptions prepared by Worthington management; and

         o the estimated terminal (or perpetual) value of Worthington for the period of time from the end of the projections provided by Worthington's management forward.

         In making these calculations, U.S. Bancorp Piper Jaffray applied a range of terminal value EBITDA multiples of 8.0x to 12.0x and a range of discount rates of 13.0% to 17.0%. This analysis yielded the following implied per share equity values for Worthington's common shares:

                                                        Discount Rate
                    EBITDA            --------------------------------------------------
                   Multiple              13.0%               15.0%              17.0%
                  -----------         -----------         ----------         -----------
                     8.0x               $16.15              $15.14             $14.20
                    10.0x               $20.38              $19.13             $17.97
                    12.0x               $24.62              $23.13             $21.74

         In connection with its written opinion dated as of the date of this proxy statement, U.S. Bancorp Piper Jaffray performed certain procedures, including the financial analyses described above, based upon updated information available to U.S. Bancorp Piper Jaffray.

         In reaching its conclusion as to the fairness, from a financial point of view, of the consideration to be received by Worthington's shareholders in the merger, U.S. Bancorp Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. The preparation of an opinion, from a financial point of view, of the consideration to be received by shareholders in a merger is a complex process and not necessarily susceptible to partial analysis or summary description. U.S. Bancorp Piper Jaffray believes that its analyses must be considered as a whole and that the selection of portions of its analyses and of the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying its opinion.

         The analyses of U.S. Bancorp Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the prices at which businesses or securities may actually be sold. No company or transaction used in any analysis for purposes of comparison is identical to Worthington or the merger. In addition, in performing its analyses, U.S. Bancorp Piper Jaffray made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the parties to the merger and U.S. Bancorp Piper Jaffray Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which Worthington was compared and other factors that could affect the public trading value of Worthington's common shares. Because such analyses are inherently subject to uncertainty, being based upon numerous factors and events beyond the control of the parties to the merger and U.S. Bancorp Piper Jaffray, neither the parties nor U.S. Bancorp Piper Jaffray assume responsibility if future results are materially different from those forecast.

         For purposes of its opinion, U.S. Bancorp Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to it by Worthington or otherwise made available to U.S. Bancorp Piper Jaffray and did not assume responsibility for the independent verification of that information. With respect to the financial statement data and other internal financial information (including the projected financial planning data) provided to U.S. Bancorp Piper Jaffray in connection with its review of the financial aspects of the merger, U.S. Bancorp Piper Jaffray relied upon the assurances of the management of Worthington that the information was prepared on a reasonable basis, and, with respect to the financial planning data, reflected the best currently available estimates, and that management was not aware of any information or facts that would make the information provided to U.S. Bancorp Piper Jaffray incomplete or misleading.

         In arriving at its opinion, U.S. Bancorp Piper Jaffray was not requested to perform, did not perform, and was not furnished with any appraisals or valuations of any specific assets or liabilities of Worthington. U.S. Bancorp Piper Jaffray was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with or effect the merger or to compare the merger to, or to consider, alternative transactions that may have been available to Worthington. U.S. Bancorp Piper Jaffray analyzed Worthington as a going concern and accordingly expressed no opinion as to its liquidation value.

         Each opinion is based on information available to U.S. Bancorp Piper Jaffray and the facts and circumstances as they existed and were subject to evaluation on the opinion date. Events occurring after that date could materially affect the assumptions used in preparing the opinion. U.S. Bancorp Piper Jaffray has not undertaken and is not obligated to affirm or revise its opinion or otherwise comment on any events occurring after the date it was given, unless any further "bring-down" opinions are requested by Worthington.

         U.S. Bancorp Piper Jaffray, as a customary part of its investment banking business, evaluates businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. The board of directors of Worthington selected U.S. Bancorp Piper Jaffray because of its expertise, reputation and familiarity with Worthington and the food manufacturing and distributing industry in general. U.S. Bancorp Piper Jaffray maintains a market in the common shares of Worthington and provides research coverage for Worthington. In the ordinary course of business, U.S. Bancorp Piper Jaffray and its affiliates may actively trade securities of Worthington and Kellogg for their own accounts or the accounts of their customers and, accordingly, may at any time hold a long or short position in those securities.

         Under the terms of the engagement letter dated August 20, 1999, Worthington has agreed to pay U.S. Bancorp Piper Jaffray the following:

         o $300,000 upon the delivery of U.S. Bancorp Piper Jaffray's written opinion dated September 30, 1999 (which has already been paid by Worthington);

         o $25,000 upon delivery of U.S. Bancorp Piper Jaffray's updated written opinion dated as of the date of the proxy statement;

         o $25,000 upon the delivery of any additional bring-down opinions; and

         o a fee equal to $1,000,000 upon the closing of the merger, less any amounts paid upon delivery of opinions as described above.

         The engagement letter also provides that Worthington will reimburse U.S. Bancorp Piper Jaffray for its reasonable out-of-pocket expenses, including fees and disbursements of counsel, and will indemnify U.S. Bancorp Piper Jaffray and related parties from and against certain liabilities, including liabilities under the federal securities laws, arising out of or in connection with the engagement of U.S. Bancorp Piper Jaffray.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the recommendation of Worthington's board of directors that the shareholders vote in favor of the adoption of the merger agreement, shareholders should be aware that Worthington's executive officers and directors will receive payments and other benefits as a result of the merger which result in their having interests in the merger that are different from, or in addition to, the interests of other shareholders. The board was aware of these interests and considered them, among other things, in approving the merger agreement.

         Agreements with Executive Officers and Other Key Employees. Worthington has in place change in control severance agreements with each of its seven executive officers and two of its other key employees. These severance agreements were entered into on August 25, 1995 (except for the severance agreements with individuals who began their employment or were promoted to key positions after such date and who received severance agreements when they began their employment with Worthington or were promoted). The severance agreements provide for severance and change in control benefits if qualifying terminations of employment occur after a change in control of Worthington. The merger will constitute a change in control under these severance agreements. On September 30, 1999, Kellogg entered into written agreements (the "Kellogg Agreements") with Worthington's seven executives officers and the two other key employees who are parties to severance agreements with Worthington which will become effective only upon the completion of the merger and which provide, among other things, for termination of the existing severance agreements and the payment to these individuals following the merger of amounts that approximate the payments they would have received under their severance agreements if they had a qualifying termination of employment following the merger. The following is a summary of the terms and conditions of the Kellogg Agreements with Worthington's seven executive officers:

                  Agreement with Dale E. Twomley. Dale E. Twomley, Chairman, President and Chief Executive Officer, will receive the following payments and benefits under the Kellogg Agreement to which he is a party:

         o Payment of $1,043,073 (less applicable taxes and withholdings) to terminate Mr. Twomley's severance agreement with Worthington. This amount will be paid on a date of Mr. Twomley's choice in 2000.

         o Kellogg will employ Mr. Twomley from the date on which the merger is effective through December 31, 2000 at an annual salary of $260,040 per year plus health care, pension and other benefits comparable to those provided to Mr. Twomley by Worthington prior to the merger.

         o If Mr. Twomley remains actively employed by Kellogg through December 31, 2000 and the Natural and Functional Food Division of Kellogg meets or exceeds its targeted objectives for 2000, which are based upon prescribed net sales and operating profit figures, Mr. Twomley will receive a bonus equal to two year's base pay, less applicable taxes and withholdings. If Mr. Twomley is terminated by Kellogg (other than for willful misconduct) prior to December 31, 2000, he will still be entitled to receive this bonus amount if the targeted objectives for 2000 are met or exceeded.

         o Subject to his compliance therewith, Mr. Twomley will receive $200,000 (less applicable taxes and withholdings) under a two-year noncompetition agreement with Kellogg. This amount is payable over two years.

         o Upon termination of employment, Mr. Twomley will be entitled to outplacement services.

                  Agreement with William T. Kirkwood. William T. Kirkwood, Executive Vice President and Chief Financial Officer, will receive the following payments and benefits under the Kellogg Agreement to which he is a party:

         o Payment of $592,994 (less applicable taxes and withholdings) to terminate Mr. Kirkwood's severance agreement with Worthington. This amount will be paid on a date of Mr. Kirkwood's choice in 2000.

         o Kellogg will employ Mr. Kirkwood from the date on which the merger is effective through December 31, 2000 at an annual salary of $169,320 plus health care, pension and other benefits comparable to those provided to Mr. Kirkwood by Worthington prior to the merger.

         o If Mr. Kirkwood remains actively employed by Kellogg through December 31, 2000 and the Natural and Functional Food Division of Kellogg meets or exceeds its targeted objectives for 2000, which are based upon prescribed net sales and operating profit figures, Mr. Kirkwood will receive a bonus equal to one year's base pay, less applicable taxes and withholdings. If Mr. Kirkwood is terminated by Kellogg (other than for willful misconduct) prior to December 31, 2000, he will still be entitled to receive this bonus if the targeted objectives for 2000 are met or exceeded.

         o Subject to his compliance therewith, Mr. Kirkwood will receive $100,000 (less applicable taxes and withholdings) under a two-year noncompetition agreement. This amount is payable over two years.

         o Upon termination of employment, Mr. Kirkwood will be entitled to outplacement services.

                  Agreement with David W. Ferguson. David W. Ferguson, Vice President of International Operations, will terminate his employment upon completion of the merger and will receive the following payments and benefits under the Kellogg Agreement to which he is a party:

         o Payment of $324,627 (less applicable taxes and withholdings) to terminate Mr. Ferguson's severance agreement with Worthington. This amount will be paid on a date of Mr. Ferguson's choice in 2000.

         o Upon termination of employment, Mr. Ferguson will be entitled to outplacement services.

                  Agreement with B. Eugene Fluck. B. Eugene Fluck, Vice President of Operations, will receive the following payments and benefits under the Kellogg Agreement to which he is a party:

         o Payment of $200,953 (less applicable taxes and withholdings) to terminate Mr. Fluck's severance agreement with Worthington. This amount will be paid on a date of Mr. Fluck's choice in 2000.

         o Kellogg will employ Mr. Fluck "at will" for an indefinite period at a starting annual salary of $126,600. If he is actively employed and performing satisfactorily until 18 months after the date on which the merger is effective, Mr. Fluck will receive a one-time bonus of 40% of his base salary. If Mr. Fluck is terminated by Kellogg (other than for willful misconduct) before the end of the 18-month period, he will still be entitled to receive this bonus. Mr. Fluck will also be entitled as a Kellogg employee to customary employee benefits commensurate with his position.

                  Agreement with Ronald L. McDermott. Ronald L. McDermott, Vice President of Research and Technology, will receive the following payments and benefits under the Kellogg Agreement to which he is a party:

         o Payment of $313,530 (less applicable taxes and withholdings) to terminate Mr. McDermott's severance agreement with Worthington. This amount will be paid on a date of Mr. McDermott's choice in 2000.

         o Kellogg will employ Mr. McDermott "at will" for an indefinite period at a starting annual salary of $126,600. If he is actively employed and performing satisfactorily until 18 months after the date on which the merger is effective, Mr. McDermott will receive a one-time bonus of 40% of his base salary. If Mr. McDermott is terminated by Kellogg (other than for willful misconduct) before the end of the 18-month period, he will still be entitled to receive this bonus. Mr. McDermott will also be entitled to receive as a Kellogg employee benefits commensurate with his position.

                  Agreement with Jay L. Robertson. Jay L. Robertson, Senior Vice President of Retail Sales, will receive the following payments and benefits under the Kellogg Agreement to which he is a party:

         o Payment of $373,981 (less applicable taxes and withholdings) to terminate Mr. Robertson's severance agreement with Worthington. This amount will be paid on a date of Mr. Robertson's choice in 2000.

         o Kellogg will employ Mr. Robertson from the date on which the merger is effective through June 30, 2000 at an annual salary of $148,200 plus health care, pension and other benefits comparable to those provided to Mr. Robertson by Worthington prior to the merger.

         o If Mr. Robertson remains actively employed by Kellogg and established performance criteria are met through June 30, 2000, he will be paid an additional amount equal to six month's base pay, less applicable taxes and withholdings. If his employment is terminated by Kellogg (other than for willful misconduct) prior to June 30, 2000, he will still be entitled to receive this additional amount.

         o Upon termination of his employment, Mr. Robertson will be entitled to outplacement services.

                  Agreement with David L. Schwantes. David L. Schwantes, Vice President of Marketing, will terminate his employment upon completion of the merger and will receive the following payments and benefits under the Kellogg Agreement to which he is a party:

         o Payment of $186,833 (less applicable taxes and withholdings) to terminate Mr. Schwantes' severance agreement with Worthington. This amount will be paid on a date of Mr. Schwantes' choice in 2000.

         o Upon termination of employment, Mr. Schwantes will be entitled to outplacement services.

         Cash-Out of Outstanding Stock Options. Worthington has previously granted stock options to its employees, including its executive officers, and its non-employee directors under its stock option plans. Under the merger agreement, immediately prior to the completion of the merger, each option holder will be paid an amount in consideration of the cancellation of his outstanding stock options (whether or not then exercisable) equal to the product of the excess, if any, of $24 over the exercise price per share of the options, and the number of common shares subject to the options. Each payment will be made net of applicable withholding taxes. Prior to the effective time of the merger, Worthington has agreed to use its reasonable best efforts and otherwise take all actions reasonably necessary to implement the cash-out of the stock options in accordance with the merger agreement. It is estimated that a total of $10,967,000 will be paid to employees (including executive officers) and directors of Worthington in connection with the cash-out of their outstanding stock options (prior to reduction for any amounts required to be withheld for taxes).

         The following table shows, for each of the executive officers and directors of Worthington, the aggregate amount that will be paid to that individual immediately prior to the effective time of the merger in cancellation of stock options (whether or not exercisable) held by him on the date of this proxy statement. It is anticipated that no additional stock options will be granted to any director, executive officer or other employee of Worthington prior to the effective time of the merger.

         NAME OF EXECUTIVE                                                              CASH PAYMENT
         OFFICER OR DIRECTOR                         TITLE/POSITION                     FOR STOCK OPTIONS
         -------------------                         --------------                     -----------------
         Dale E. Twomley                             Chairman, President, CEO               $2,529,000
                                                     and Director

         David W. Ferguson                           Vice President of                         150,000
                                                     International Operations

         B. Eugene Fluck                             Vice President of Operations              350,000

         William T. Kirkwood                         Executive Vice President and            1,278,000
                                                     Chief Financial Officer

         Ronald L. McDermott                         Vice President of Research                736,000
                                                     and Technology

         Jay L. Robertson                            Senior Vice President                     786,000
                                                     of Retail Sales

         David L. Schwantes                          Vice President of Marketing               303,000

         Roger D. Blackwell                          Director                                   76,000

         Emil J. Brolick                             Director                                   95,000

         Donald G. Orrick                            Director                                   76,000

         William D. Parker                           Director                                  461,000

         Francisco J. Perez                          Director                                   95,000

         David R. Rowe                               Director                                  121,000

         Donald B. Shackelford                       Director                                   95,000

         Bonus Arrangements for 1999. The merger agreement provides that prior to the merger Worthington will make bonus payments to the Vice Presidents, the Executive Vice President and the President of Worthington in amounts to be determined as follows. These bonus payments are the same bonus payments to which the Vice Presidents, the Executive Vice President and the President would be entitled if the merger were not occurring. If the merger is completed in 1999, and as of the merger date Worthington has achieved its sales projections through the last day of the month immediately preceding that in which the merger date occurs, then Worthington will pay to each of the Vice Presidents a payment equal to 20% of his Base Salary Amount, to the Executive Vice President a payment equal to 30% of his Base Salary Amount and to the President a payment equal to 40% of his Base Salary Amount. If these sales projections are not met, then Worthington will pay to each of the Vice Presidents, the Executive Vice President and the President an amount equal to 10% of his Base Salary Amount. (The "Base Salary Amount" for an individual is the amount of base salary paid to such individual from January 1, 1999 through the earlier of the effective time of the merger or December 31, 1999.) If the merger is completed in 2000, Worthington will make bonus payments to the Vice Presidents, the Executive Vice President and the President based on whether or not Worthington's sales projections for the year ended December 31, 1999 were achieved. Worthington's sales projections on which the bonus payments will be based have been delivered to Kellogg. This sales-based bonus plan will replace Worthington's regular incentive program for its officers for 1999. If Worthington achieves its 1999 sales projections, the maximum bonuses payable to the Vice Presidents, the Executive Vice President and the President of Worthington will be as follows:

         NAME OF                                                                      MAXIMUM
         EXECUTIVE OFFICER              TITLE                                         BONUS PAYMENT
         -----------------              -----                                         -------------
         Dale E. Twomley                Chairman, President and CEO                      $104,000

         William T. Kirkwood            Executive Vice President and                       51,000
                                        Chief Financial Officer

         David W. Ferguson              Vice President of International                    24,000
                                        Operations

         B. Eugene Fluck                Vice President of Operations                       25,000

         Ronald L. McDermott            Vice President of Research                         25,000
                                        and Technology

         Jay L. Robertson               Senior Vice President of                           30,000
                                        Retail Sales

         David L. Schwantes             Vice President of Marketing                        23,000


         Indemnification and D & O Insurance. After the merger is completed, Kellogg will cause Worthington to indemnify, advance expenses to and hold harmless the present and former officers and directors of Worthington and its subsidiary in respect of acts or omissions occurring prior to the effective time of the merger to the extent provided under Worthington's or its subsidiary's charter documents in effect on September 30, 1999.

         For a period of six years after the effective time of the merger and for so long after that period as any claim for insurance coverage previously asserted has not been fully resolved, Kellogg or Worthington will maintain in effect the existing policy of directors' and officers' liability insurance maintained by Worthington on September 30, 1999 (or a policy providing at least the same coverage and containing terms that are no less advantageous to the insureds as provided by Worthington's existing policy) with respect to acts or omissions of existing or former officers and directors of Worthington and its subsidiary occurring prior to the effective time of the merger provided that neither Kellogg nor Worthington will be required to pay an annual premium for this insurance coverage in excess of $150,000 and provided further that, if such insurance cannot be so maintained or obtained at such cost, Kellogg or Worthington will maintain or obtain as much of such insurance as can be so maintained or obtained at a cost of $150,000.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of the federal income tax consequences of the merger to holders of common shares. This discussion is based on the Internal Revenue Code of 1986, as amended, existing and proposed regulations thereunder, Internal Revenue Service rulings and pronouncements, reports of congressional committees, judicial decisions and current administrative rulings and practice, all as in effect on the date of this proxy statement. Any change to the foregoing sources could be retroactive and, accordingly, could modify the tax consequences discussed in this section. Worthington has not requested a ruling from the IRS with respect to the matters discussed in this section and there is no assurance that the IRS will agree with the conclusions set forth in this discussion. In addition, Worthington has not requested or received a tax opinion with respect to the federal income tax consequences of the merger.

         This discussion does not address all of the federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to certain types of shareholders (such as dealers in securities, corporations, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. It also does not address the federal income tax consequences to shareholders who acquired their common shares through the exercise of employee stock options or otherwise as compensation. Furthermore, this discussion does not address any tax consequences under state, local or foreign laws. This summary assumes that common shares are held as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code. Under Section 1221, capital assets are those assets that are generally held for investment.

         For federal income tax purposes, an individual who exchanges his or her common shares for cash pursuant to the merger or who receives cash in exchange for common shares pursuant to the exercise of dissenters' rights will be treated as having sold his or her common shares for cash in a taxable transaction. The shareholder will recognize gain or loss on the exchange in an amount equal to the difference between the cash received and the holder's adjusted tax basis in the common shares. The gain or loss will be a capital gain or loss if the holder of the common shares held them as a capital asset at the effective time of the merger, and may qualify as long-term capital gain or loss if the holder held the common shares for more than 12 months at the effective time of the merger. For certain non-corporate holders of common shares (including individuals), any long-term capital gain will be taxed at a maximum federal income tax rate of 20%. Short-term capital gain of these individuals will be taxed as ordinary income. Ordinary income of individuals is currently taxed at a maximum federal income tax rate of 39.6%. For corporate holders of common shares, long-term capital gain will continue to be subject to ordinary income tax rates applicable to corporations.

         Holders of common shares or other payees generally will be required to provide the merger payment agent with their correct taxpayer identification numbers (certified under penalties of perjury) on the Substitute Forms W-9 included as part of the letters of transmittal sent to shareholders pursuant to the merger. An individual's taxpayer identification number is his or her social security number. A holder of common shares or other payee who does not provide the merger payment agent with a correct taxpayer identification number may be subject to a $50 fine imposed by the IRS. Furthermore, payments made to a holder of common shares or other payee may be subject to backup withholding if: (i) a holder of common shares or other payee fails to furnish a correct taxpayer identification number, (ii) a holder of common shares or other payee furnishes an incorrect taxpayer identification number, (iii) Worthington, Kellogg or the merger payment agent is notified by the IRS that the holder of common shares or other payee failed to report interest or (iv) under certain circumstances, a holder of common shares fails to provide a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is the correct number and that the holder of the common shares is not subject to backup withholding.

         If backup withholding applies, the merger payment agent will withhold 31% of any payment made to a holder of common shares or other payee. Backup withholding is not an additional tax but is credited against the federal income tax liability of the taxpayer subject to the withholding. If backup withholding results in an overpayment of a taxpayer's federal income taxes, that taxpayer may obtain a refund from the IRS.

         Generally, a holder of common shares or other payee may avoid backup withholding by completing the Substitute Form W-9 included as part of the letter of transmittal and certifying that the taxpayer identification number included therein is correct and that the holder of common shares or other payee is not subject to backup withholding. Certain types of taxpayers (including corporations and certain foreign individuals) are not subject to these reporting or withholding requirements.

         Holders of common shares are urged to consult their tax advisors as to the particular tax consequences to them of participating in the merger, including the applicability of any state, local or foreign tax laws, changes in applicable tax laws and any pending or proposed legislation.

ACCOUNTING TREATMENT

         The merger will be accounted for as a purchase for financial accounting purposes under generally accepted accounting principles.

EXISTING RELATIONSHIPS WITH KELLOGG

         Except in connection with the merger agreement and the transactions contemplated thereby, Worthington has never conducted business with nor has it had any business relationship with Kellogg prior to the transactions described in the merger agreement. As of the date of this proxy statement, neither Kellogg nor any of its affiliates owns any common shares.

RIGHTS OF DISSENTING SHAREHOLDERS

         The following is a description of the steps you must take to perfect dissenters' rights with respect to the merger. The description is not intended to be complete and is qualified in its entirety by reference to Section 1701.85 of the Ohio Revised Code, a copy of which is included as Appendix C to this proxy statement. We recommend that you consult with your own counsel if you have questions with respect to your rights under the statute.

         "Dissenters' rights" is your right to dissent from the merger and to have the "fair cash value" of your common shares determined by a court and paid in cash. The "fair cash value" of a common share is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay. Fair cash value is determined as of the day prior to the day on which the vote of the shareholders adopting the merger agreement is taken. When determining fair cash value, any appreciation or depreciation in market value resulting from the proposed merger is excluded. In no event can the fair cash value of a common share exceed the amount specified in the demand of the particular shareholder discussed in numbered paragraph 3 below.

         To perfect dissenters' rights, you must satisfy each of the following conditions:

         1. You Must be a Shareholder of Worthington on the Record Date. To be entitled to dissenters' rights, you must be the record holder of the dissenting shares on October 22, 1999. If you have a beneficial interest in common shares held of record in the name of any other person for which you desire to perfect dissenters' rights, you must cause the shareholder of record timely and properly to act to perfect such rights.

         2. You Must Not Vote in Favor of Adoption of the Merger Agreement. Only a shareholder whose common shares are not voted in favor of adoption of the merger agreement is entitled, if the merger is completed, to be paid the fair cash value of the common shares held of record by the shareholder on October 22, 1999. A vote for adoption of the merger agreement constitutes a waiver of dissenters' rights.

         3. You Must Serve a Written Demand. On or before the tenth day following the shareholders' vote adopting the merger agreement, a shareholder who wishes to dissent must serve a written demand on Worthington for the fair cash value of the dissenting shares. The written demand must specify the shareholder's name and address, the number of common shares as to which relief is sought and the amount claimed by the shareholder as the fair cash value of the common shares for which the shareholder is exercising dissenters' rights.

         4. You Must Deliver your Certificates for Legending, if Requested by Worthington. If requested by Worthington, you must submit your certificates for dissenting shares to Worthington within fifteen days after Worthington sends its request. Worthington will then endorse the certificates with a legend that demand for fair cash value has been made.

         5. You Must File a Petition in Court, if You and Worthington Cannot Agree on the Fair Cash Value of your Dissenting Shares. If Worthington and any dissenting shareholder cannot agree on the fair cash value of the dissenting shares, either Worthington or the shareholder must, within three months after service of the written demand by the shareholder, file or join in a petition in the Court of Common Pleas of Franklin County, Ohio, for a determination of the fair cash value of the dissenting shares.

         If you dissent from the merger, your right to be paid the fair cash value of your common shares will terminate:

         o        if, for any reason, the merger is not completed;

         o if you fail to serve a timely and appropriate written demand upon Worthington;

         o if you do not, upon request of Worthington, make timely and appropriate surrender of the certificates evidencing your dissenting shares for endorsement of a legend that demand for the fair cash value of such common shares has been made;

         o if your demand is withdrawn with the consent of the directors of Worthington;

         o if Worthington and you have not agreed upon the fair cash value of your dissenting shares and you have not timely filed or joined in an appropriate petition in the Court of Common Pleas of Franklin County, Ohio; or

         o        if you otherwise fail to comply with the requirements of
                  Section 1701.85 of the Ohio Revised Code.


                          TERMS OF THE MERGER AGREEMENT

         The following description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Appendix A to this proxy statement and is incorporated in this proxy statement by reference.

EFFECTIVE TIME OF THE MERGER

         The merger will become effective upon the filing of the appropriate certificate of merger with the Secretary of State of the State of Ohio. Assuming all conditions to the merger contained in the merger agreement are satisfied or, to the extent susceptible to waiver, waived prior thereto, it is anticipated that the effective time of the merger will occur on the eleventh calendar day following the satisfaction or waiver of these conditions. See "--Conditions to the Merger."

MANNER AND BASIS OF CONVERTING COMMON SHARES

         At the effective time of the merger, by virtue of the merger and without any action on the part of any holder of any capital stock of Worthington, Kellogg or WF Acquisition Inc., each issued and outstanding common share of Worthington (other than treasury shares, common shares held by Kellogg, WF Acquisition Inc. or any other wholly-owned subsidiary of Kellogg, and common shares held by shareholders of Worthington who have properly exercised dissenters' rights under Ohio law) will be automatically converted into the right to receive $24 in cash. All common shares of Worthington will no longer be outstanding and will automatically be canceled and retired and will cease to exist. Each holder of a common share certificate will cease to have any rights with respect thereto, except the right to receive the $24 per share merger price, upon the surrender of the common share certificate, without interest, subject to any applicable withholding tax. All common shares that Worthington owns as treasury shares and any common shares owned by Kellogg, WF Acquisition Inc. or any other wholly-owned subsidiary of Kellogg will be canceled and retired. Each issued and outstanding common share of WF Acquisition Inc. will be automatically converted into and become one fully paid and nonassessable common share of the surviving corporation in the merger. Each certificate representing outstanding WF Acquisition Inc. common shares will at the effective time of the merger represent an equal number of common shares of Worthington as the surviving corporation. Holders of common shares of Worthington have the right under Section 1701.85 of the Ohio Revised Code to dissent from the merger. See "The Merger--Rights of Dissenting Shareholders."

         Prior to the effective date of the merger, Kellogg will designate a bank or trust company to serve as the payment agent for the merger. At the closing of the merger, Kellogg will deposit with the payment agent, in a separate fund established for the benefit of the holders of common shares, for payment through the payment agent, a sufficient amount of cash to pay to the holders of common shares the aggregate merger price.

         As soon as reasonably practicable after the effective time of the merger, Worthington, as the surviving corporation in the merger, will instruct the payment agent to mail to each holder of record of a common share certificate immediately prior to the effective time of the merger (other than dissenting shareholders) (i) a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the common share certificates will pass, only upon proper delivery of the common share certificates to the payment agent) and (ii) instructions for use in effecting the surrender of the common share certificates in exchange for payment of the merger price. Upon surrender of a common share certificate for cancellation to the payment agent, together with a duly executed letter of transmittal and the other documents the payment agent requires, the holder of such share certificate will be entitled to receive the merger price of $24 per share, and the surrendered share certificate will be canceled. No interest will be paid or accrued on the merger price payable upon the surrender of any share certificate. In order for someone other than the registered holder of the surrendered common share certificate to receive the payment, the surrendered share certificate must be properly endorsed or otherwise be in proper form for transfer. In addition, the person requesting payment must either pay any transfer or other taxes required by reason of the payment being made to someone other than the registered holder of the surrendered common share certificate or establish to the satisfaction of the surviving corporation that such tax has been paid or is not applicable. From the effective time of the merger until surrendered as described in this paragraph, each common share certificate (other than certificates held by dissenting shareholders) will represent only the right to receive upon surrender the $24 per share merger price.

         Following the effective time of the merger, unless otherwise required by law, no transfer of any common shares will be made. If, after the effective time of the merger, any common share certificates (other than certificates held by dissenting shareholders) are presented to the payment agent for transfer, they will be canceled and exchanged for the $24 per share merger price.

         Kellogg is entitled to withhold from the merger price amounts required to be withheld under the Internal Revenue Code or any provision of state, local or foreign tax law. To the extent withheld, the withheld amounts will be treated for all purposes as having been paid to the holder of common shares in respect of which the deduction and withholding was made by Kellogg.

         All funds that the payment agent holds for payment that remain undistributed to the holders of common shares one year after the effective time of the merger will be returned to Worthington as the surviving corporation in the merger. Any holders of unsurrendered common share certificates may then look only to Worthington, as the surviving corporation, for payment of the merger price to which they are entitled, subject to applicable law. Kellogg, WF Acquisition Inc. and Worthington will not be liable to any person for cash representing the merger price delivered to a public official under any applicable abandoned property, escheat or similar law.

STOCK OPTIONS

         Immediately prior to the completion of the merger, each outstanding option to purchase common shares granted under Worthington's 1985 Stock Option Plan, Amended and Restated 1995 Stock Option Plan and 1993 Stock Option Plan for Non-Employee Directors, whether or not then exercisable, will be canceled and, in consideration of such cancellation, Worthington will pay to the option holder an amount in respect of his or her outstanding options (whether or not then exercisable) equal to the product of the excess, if any, of $24 per share over the exercise price of the option and the number of common shares subject to the option. This payment will be made net of applicable withholding taxes. Worthington has agreed in the merger agreement to use its reasonable best efforts and otherwise take all actions reasonably necessary to implement the cash-out of the stock options as provided in the merger agreement. See "The Merger--Interests of Certain Persons in the Merger."

OTHER EMPLOYEE BENEFIT PLANS AND RELATED MATTERS

         As of the effective time of the merger, Worthington will amend its Tax Savings and Profit Sharing Plan to eliminate any investment fund comprised of common shares, prohibit any additional contributions in the form of common shares and make all participant accounts fully vested and nonforfeitable. In addition, as of the effective time of the merger, Worthington will amend its Employee Stock Ownership Plan (the "ESOP") to provide that benefits will be distributed solely in cash. The merger agreement requires that Kellogg cause the surviving corporation of the merger to terminate the ESOP within 30 days after the effective time of the merger and, as soon as administratively practicable after that date, to take all action needed to liquidate the ESOP by distributing its assets as provided by the terms of the ESOP.

         Kellogg has agreed that, except for employees covered by any collective bargaining agreement, Kellogg will cause Worthington, as the surviving corporation in the merger, to cause all employee benefit plans (other than share-based plans) to remain in effect until the second anniversary of the effective time of the merger or cause Worthington to maintain until such date benefit plans which are substantially comparable, in total, to the benefit plans maintained on the date of the merger agreement.

         The merger agreement permits Worthington prior to the effective time of the merger to make a contribution to its Tax Savings and Profit Sharing Plan in an amount equal to 3% of each participant's base salary paid from January 1, 1999 through the merger date. Kellogg has agreed in the merger agreement to provide, or to cause Worthington after the merger to provide, to each salaried employee who is terminated by Worthington (other than for cause) within six months of the merger outplacement services.

         The merger agreement also provides that Worthington will make bonus payments to the Vice Presidents, the Executive Vice President and the President of Worthington based upon whether or not Worthington achieves its sales projections for 1999. See "Interests of Certain Persons in the Merger--Bonus Arrangements for 1999."

  CONDITIONS TO THE MERGER

         Worthington and Kellogg. The obligation of each party to effect the merger is subject to the satisfaction of certain conditions, including the following:

         o the merger agreement has been adopted by the requisite vote of the shareholders of Worthington under the Ohio Revised Code and Worthington's articles of incorporation;

         o the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired or been terminated;

         o no court or other governmental or regulatory authority has enacted, issued, promulgated, enforced or entered any law or order which has the effect of making the merger illegal or otherwise restricting, preventing or prohibiting consummation of the merger or the other transactions contemplated by the merger agreement; and

         o other than the filing of the appropriate certificate of merger with the Secretary of State of the State of Ohio, all consents, approvals and actions of, filings with and notices to any governmental or regulatory authority or any other public or private third parties required of Kellogg, Worthington or any of their respective subsidiaries to complete the merger and the other matters contemplated by the merger agreement have been obtained, unless the failure to obtain such approval or take such action could be reasonably expected to not have a material adverse effect on Kellogg and its subsidiaries or the surviving corporation and its subsidiaries, in each case taken as a whole, or on the ability of Kellogg and Worthington to consummate the transactions contemplated by the merger agreement.

         Kellogg and WF Acquisition Inc. The obligation of Kellogg and WF Acquisition Inc. to consummate the merger is subject to the satisfaction or waiver, where permissible, of the following conditions:

         o each representation and warranty made by Worthington in the merger agreement that is qualified by materiality is true and correct, and each representation and warranty that is not qualified by materiality is true and correct in all material respects, in each case, as of the closing date of the merger as though made on and as of the closing date or, in the case of representations and warranties made as of a specified date earlier than the closing date of the merger, on and as of such earlier date, and Worthington has delivered to Kellogg a certificate to such effect;

         o Worthington has performed and complied with, in all material respects, each agreement, covenant and obligation required by the merger agreement to be performed or complied with by it at or prior to the closing of the merger, and Worthington has delivered to Kellogg a certificate to such effect;

         o on or prior to the closing date of the merger, the rights issued under Worthington's Rights Agreement have not become exercisable or transferable apart from the associated common shares, no "Shares Acquisition Date" or "Distribution Date" (each as defined in the Rights Agreement) has occurred and the rights have been redeemed in accordance with the terms of the Rights Agreement;

         o the number of Worthington common shares held by persons who have exercised dissenters' rights under Ohio law does not exceed 10% of the total number of outstanding common shares; and

         o all proceedings to be taken on the part of Worthington in connection with the closing of the merger transactions and all documents incident thereto are reasonably satisfactory to Kellogg, and Kellogg has received copies of all such documents as Kellogg may reasonably request.

         Worthington. The obligation of Worthington to consummate the merger is subject to the following conditions:

         o each representation and warranty made by Kellogg and WF Acquisition Inc. in the merger agreement that is qualified by materiality is true and correct, and each representation and warranty that is not qualified by materiality is true and correct in all material respects, in each case, as of the closing date of the merger as though made on and as of the closing date or, in the case of representations and warranties made as of a specified date earlier than the closing date of the merger, on and as of such earlier date, and Kellogg and WF Acquisition Inc. have delivered to Worthington a certificate to such effect;

         o Kellogg and WF Acquisition Inc. have performed and complied with, in all material respects, each agreement, covenant and obligation required by the merger agreement to be performed or complied with by them at or prior to the closing of the merger, and Kellogg and WF Acquisition Inc. have delivered to Worthington certificates to such effect; and

         o all proceedings to be taken on the part of Kellogg and WF Acquisition Inc. in connection with the closing of the merger transactions and all documents incident thereto are reasonably satisfactory to Worthington, and Worthington has received copies of all such documents as Worthington may reasonably request.

REPRESENTATIONS AND WARRANTIES

         Worthington. The merger agreement contains various representations and warranties of Worthington concerning the following matters:

         o Worthington's due incorporation and qualification, the due incorporation and qualification of its subsidiary and similar corporate matters;

         o        Worthington's capital structure;

         o the authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

         o the non-contravention of the merger agreement with Worthington's corporate documents, applicable laws and contracts;

         o        regulatory and statutory approvals;

         o the reports and financial statements that have been filed with governmental authorities have complied in all material respects with all applicable requirements, and did not contain a material misrepresentation or omission, as of their respective dates;

         o        the absence of material adverse changes;

         o        the absence of undisclosed liabilities;

         o        legal proceedings of Worthington;

         o the information supplied by Worthington for use in this proxy statement does not contain a material misrepresentation or omission;

         o the permits of Worthington and its compliance with laws and governmental orders;

         o the absence of defaults under Worthington's organizational documents and material contracts, and information concerning certain recent material contracts of Worthington;

         o        the taxes of Worthington and its subsidiary;

         o the employee benefit plans of Worthington and its subsidiary and compliance with certain provisions of the Employee Retirement Income Security Act of 1974;

         o        employee and labor matters;

         o        environmental matters;

         o        intellectual property rights of Worthington;

         o the vote required by the holders of common shares to adopt the merger agreement;

         o the receipt by Worthington of the opinion of U.S. Bancorp Piper Jaffray as to the fairness from a financial point of view of the consideration to be received by Worthington shareholders in the merger;

         o the non-applicability of Worthington's Rights Agreement to the merger and the transactions contemplated by the merger agreement; and

         o        the Year 2000 compliance of Worthington and its subsidiary.

         Kellogg and WF Acquisition Inc. The merger agreement contains various representations and warranties of Kellogg and WF Acquisition Inc. concerning the following matters:

         o Kellogg's and WF Acquisition Inc.'s due incorporation and qualification and similar corporate matters;

         o the authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

         o the non-contravention of the merger agreement with Kellogg's and WF Acquisition Inc.'s corporate documents, applicable laws and contracts;

         o the information supplied by Kellogg or WF Acquisition Inc. for inclusion in this proxy statement or any other document to be filed by Kellogg, WF Acquisition Inc. or Worthington does not include a material misstatement or omission;

         o the ownership of Worthington common shares by Kellogg or its affiliates;

         o legal proceedings that could have a material adverse effect on the ability of Kellogg or WF Acquisition Inc. to consummate the merger;

         o        the financing of the merger; and

         o        the capitalization of WF Acquisition Inc.

SELECTED COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO THE MERGER

         Worthington has agreed that, prior to the effective time of the merger, Worthington will, and will cause its subsidiary to, conduct their respective businesses only in, and neither Worthington nor its subsidiary will take any action except in, the ordinary course consistent with past practice. In addition, Worthington has agreed that Worthington will, and will cause its subsidiary to, use all commercially reasonable efforts to comply with the provisions of the merger agreement.

         Worthington has also agreed that it and its subsidiary will use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with customers and suppliers and others having significant business dealings with them, where the preservation of the relationship is in the best interests of Worthington, and to comply in all material respects with all laws and orders applicable to them.

         Worthington has also agreed that, without the consent of Kellogg, it will not, and will not permit its subsidiary to:

         o        amend any of its corporate charter documents;

         o declare or pay any dividends, except that Worthington may continue the payment of regular quarterly dividends, or repurchase or redeem any of its shares;

         o issue or sell any capital shares or options with respect thereto, other than as provided in the merger agreement;

         o acquire any business or assets, other than as provided in the merger agreement;

         o dispose of any material assets, other than as provided in the merger agreement;

         o permit any material change in any of its pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance, tax or other policies, other than as provided in the merger agreement;

         o incur or prepay any material indebtedness, other than as provided in the merger agreement;

         o adopt, amend or terminate any employee benefit plan, other than as provided in the merger agreement;

         o enter into or amend any contract or engage in any new transaction with any affiliate, except as required by law or in the ordinary course of business consistent with past practice or on an arm's length basis;

         o make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets in excess of budgeted amounts, other than as provided in the merger agreement;

         o        make any change in its lines of business; or

         o enter into any contract, commitment or arrangement to do or engage in any of the foregoing, other than as provided in the merger agreement.

         Kellogg has agreed that Worthington may transfer as a charitable contribution to the Worthington Foods Foundation on the date of closing of the merger the amount of $150,000 and a house located adjacent to Worthington's executive offices in Worthington, Ohio. The house is estimated to have a fair market value of $260,000. These transfers will satisfy charitable commitments made by Worthington to the Worthington Foods Foundation prior to the commencement of merger discussions between Kellogg and Worthington. The Worthington Foods Foundation is a private foundation which was organized in 1989 to provide funding to charitable causes including programs intended to promote good health. The trustees of the Worthington Foods Foundation include Dale E. Twomley, the Chairman, President and Chief Executive Officer of Worthington, Allan R. Buller, a former director and officer of Worthington, and George T. Harding, IV, M.D., a former director and officer of Worthington.

NO SOLICITATION

         Worthington has agreed that neither it, its subsidiary nor any of its representatives will initiate, solicit or encourage, directly or indirectly, any inquiries, or make or implement any proposal or offer (including any proposal or offer to its shareholders) with respect to a merger, consolidation or other business combination including Worthington or its subsidiary or any acquisition or similar transaction (including a tender or exchange offer but excluding the transactions contemplated by the merger agreement) involving the purchase of (i) all or any significant portion of the assets of Worthington and its subsidiary taken as a whole, (ii) 5% or more of the outstanding common shares or (iii) 5% of the outstanding shares of the capital stock of the subsidiary of Worthington (each referred to in the merger agreement as an Alternative Proposal). In addition, they will not engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by the merger agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal.

         In addition, Worthington has agreed that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform such parties of these obligations. Worthington has also agreed to notify Kellogg immediately if Worthington receives any such inquiries, proposals or offers, requests for any such confidential information, or requests to initiate or continue any such negotiations or discussions.

         The merger agreement provides, however, that prior to Worthington shareholders' adoption of the merger agreement, Worthington's board of directors may furnish information to (but only pursuant to a confidentiality agreement in customary form) or enter into discussions or negotiations with any person or group that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that:

         o the board, based on advice from outside counsel, determines in good faith that such action is required for it to comply with its fiduciary duties to shareholders imposed by law;

         o the board has reasonably concluded in good faith, after consultation with its financial advisor, that

                  o if the Alternative Proposal contains cash consideration, the person or group making the Alternative Proposal will have adequate sources of financing to consummate the Alternative Proposal,

                  o the Alternative Proposal is more favorable to Worthington's shareholders than the merger with Kellogg, and

                  o the board of directors receives a written opinion from a nationally-recognized investment banking firm to the effect that the proposed consideration in the Alternative Proposal is fair, from a financial point of view, to the shareholders of Worthington.

         o prior to furnishing such information to, or entering into discussions or negotiations with, such person or group, Worthington provides written notice to Kellogg to the effect that Worthington is furnishing information to, or entering into discussions or negotiations with, another person or group, which notice will identify the other person or group in reasonable detail; and

         o Worthington keeps Kellogg reasonably informed of the status and substance of any such discussions or negotiations.

In addition, the board of directors may, to the extent required, comply with Rule 14e-2 under the Securities Exchange Act of 1934 with regard to an Alternative Proposal.

         The foregoing, however, does not (i) permit Worthington to terminate the merger agreement (except as otherwise specifically provided in the merger agreement), (ii) permit Worthington to enter into any agreement with respect to an Alternative Proposal for so long as the merger agreement remains in effect, or (iii) affect any other obligation of Worthington under the merger agreement.

         Worthington has also agreed that neither Worthington nor its subsidiary will terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. Worthington will also enforce, to the fullest extent possible under applicable law, the provisions of any such agreement.

RIGHTS AGREEMENT

         Prior to the effective time of the merger, without the prior written consent of Kellogg, Worthington may not amend its Rights Agreement. In addition, except to the extent required by applicable law or to the extent that Worthington's board of directors, based on advice from outside counsel, determines in good faith that such action is required for the board to comply with its fiduciary duties to shareholders imposed by law, prior to the effective time of the merger, without the prior written consent of Kellogg, Worthington is prohibited from taking any action with respect to, or make any determination under, or amend Worthington's Rights Agreement. The merger agreement requires that Worthington redeem its rights immediately prior to the effective time of the merger. The merger agreement also provides that in the event that, following the making of an Alternative Proposal, Worthington takes any action with respect to the Rights Agreement which has the effect of facilitating the completion of the Alternative Proposal or permits the Rights outstanding under the Rights Agreement to separate from the common shares in connection with the Alternative Proposal, then Worthington will be obligated to pay to Kellogg, by wire transfer of funds within two business days following the date of completion of the Alternative Proposal, the sum of $12.5 million plus expense reimbursement in an amount not to exceed $500,000.

         On September 30, 1999, Worthington amended the Rights Agreement, pursuant to a First Amendment to Rights Agreement between Worthington and National City Bank, as Rights Agent, to make the provisions of the Rights Agreement inapplicable to the merger and the merger agreement.

         Prior to the effective time of the merger, the board of directors of Worthington intends to redeem all outstanding Rights issued pursuant to the Rights Agreement for a redemption price of $.0045 per Right. Presently, each outstanding common share is accompanied by one Right.

SELECTED POST-MERGER MATTERS

         Once the merger is consummated:

         o WF Acquisition Inc. will cease to exist as a corporation, and Worthington, as the surviving corporation of the merger, will succeed to all of the assets, rights and obligations of WF Acquisition Inc.;

         o the articles of incorporation of WF Acquisition Inc. in effect immediately prior to the effective time of the merger as amended to change the corporate name to "Worthington Foods, Inc.," will be the articles of incorporation of Worthington, as the surviving corporation of the merger, until duly amended;

         o the code of regulations of WF Acquisition Inc. in effect immediately prior to the effective time of the merger will be the code of regulations of Worthington, as the surviving corporation of the merger, until duly amended;

         o        the individuals who are directors of WF Acquisition Inc.
                  immediately prior to the effective time of the merger will comprise the full board of directors of Worthington, as the surviving corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified; and

         o        the individuals who are officers of WF Acquisition Inc.
                  immediately prior to the effective time of the merger will be the initial officers of Worthington, as the surviving corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

ADDITIONAL AGREEMENTS IN THE MERGER AGREEMENT

         The merger agreement provides for the following additional agreements:

         o Worthington and its subsidiary will provide Kellogg access to certain information concerning Worthington and its subsidiary through the effective time of the merger;

         o Worthington is required to prepare and file this proxy statement and use its best efforts to have it cleared by the SEC;

         o Worthington is required to hold the special meeting, recommend the adoption of the merger agreement and use its best efforts to obtain the adoption of the merger agreement;

         o Worthington, Kellogg and WF Acquisition Inc. are required to obtain all consents and make all necessary filings with governmental and regulatory authorities required to consummate the merger, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and to provide all necessary information to such governmental and regulatory authorities;

         o Kellogg is required to maintain Worthington's employee benefit plans for its salaried employees (other than Worthington's stock option plans) in effect as of the date of the merger agreement for two years or, to the extent that a Worthington employee benefit plan is not so continued, maintain until such date benefit plans which are no less favorable, in the aggregate, to the employees covered by Worthington's employee benefit plans on the date of the merger agreement;

         o The surviving corporation is required to indemnify the directors and officers of Worthington and its subsidiary after the effective time of the merger and to continue certain director and officer liability insurance policies for six years after the effective time of the merger (see "The Merger--Interests of Certain Persons in the Merger");

         o Except with respect to the termination of the merger agreement, all costs and expenses incurred in connection with the merger agreement are to be paid by the party incurring such cost or expense. Kellogg will pay the filing fee in connection with the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (see "--Termination of the Merger Agreement");

         o Each party represented that no third person is entitled to any broker's or finder's fee or other commission, except U.S. Bancorp Piper Jaffray;

         o To the extent that any anti-takeover statute becomes applicable to the merger, Worthington and Worthington's board of directors will take any necessary actions so that the merger may be consummated as promptly as practicable and to minimize the effect of such anti-takeover statute;

         o Worthington and Kellogg will cooperate in the preparation, execution and filing of tax returns and other tax documents with respect to taxes which become payable as a result of the merger that are required to be filed prior to or at the effective time of the merger;

         o        Prior to the effective time of the merger, WF Acquisition Inc.
                  will not conduct any business or make any investments other than as specifically contemplated by the merger agreement and will not have any assets (other than a de minimus amount of cash paid to WF Acquisition Inc. for the issuance of its stock to Kellogg) or any material liabilities. Kellogg will take all actions necessary to cause WF Acquisition Inc. to perform its obligations under the merger agreement and to consummate the merger on the terms and conditions set forth in the merger agreement;

         o Kellogg has agreed that if it should decide following the completion of the merger to discontinue or cause the discontinuance of the manufacture and sale to Seventh-day Organizations of a line of at least ten different vegetarian products under the Loma Linda trademark, containing no meat or animal-derivatives and free from black pepper or other strong spices, it will give written notice of such decision to the General Conference Corporation of Seventh-day Adventists and offer to sell ownership of the Loma Linda trademark to the General Conference Corporation of Seventh-day Adventists for a purchase price of $1.00. Additionally, if for any reason, Kellogg and its affiliates decide to discontinue the use of the Loma Linda trademark, Kellogg will offer to sell such trademark to the General Conference Corporation of Seventh-day Adventists for $1.00. Seventh-day Adventist Organizations refers to schools, hospitals, churches, retail food stores and other organizations, entities and institutions sponsored by or affiliated with the Seventh-day Adventist Church; and

         o Each party will provide notice of and use its best efforts to cure any event that causes or will cause any breach of any covenant, representation or warranty in the merger agreement, and each party will promptly advise the other parties of any event that could have a material adverse effect on the ability of any party to consummate the merger.

TERMINATION OF THE MERGER AGREEMENT

         The merger agreement may be terminated at any time prior to the effective time of the merger:

         o        by mutual written agreement of Kellogg and Worthington;

         o by either Kellogg or Worthington if the merger has not been consummated by March 31, 2000 (provided that the right to terminate will not be available to any party whose breach of any obligation under the merger agreement has been the cause of the failure of the merger to be consummated by March 31,
                  2000);

         o by either party if the merger agreement is not adopted by Worthington's shareholders;

         o by either party if there has been a material breach of the other party that is not curable or, if curable, has not been cured within 30 days following notice;

         o by either party if any court or other governmental or regulatory authority issues a final order making the merger illegal or otherwise restricting, preventing or prohibiting the merger;

         o by Worthington if Worthington's board of directors determines in good faith, based on advice from outside counsel, that termination of the merger agreement is required for the board to comply with its fiduciary duties to shareholders imposed by law by reason of an unsolicited Alternative Proposal so long as the Alternative Proposal is not conditioned on the receipt of financing and other requirements are satisfied; or

         o by Kellogg if Worthington's board of directors withdraws its approval or recommendation of the merger agreement or merger, modifies its approval or recommendation in a manner adverse to Kellogg, recommends an Alternative Proposal to Worthington's shareholders or fails to reconfirm its recommendation of the merger agreement and merger following the written request of Kellogg.

         If the merger agreement is terminated by either Worthington or Kellogg, the merger agreement will become void and there will be no liability or obligation on the part of Worthington or Kellogg or their respective representatives or affiliates, except (i) that certain provisions (such as confidentiality, payment of the brokers' fees and applicable termination fees and expenses, and the enforcement of remedies) will continue to apply following such termination, and (ii) that no such termination will relieve any party from liability for any willful breach thereof.

         Subject to applicable law, the merger agreement may be amended, modified or supplemented only by action taken by or on behalf of the respective boards of directors of Worthington, Kellogg and WF Acquisition Inc. at any time prior to the effective time of the merger, whether prior to or after the requisite approval of Worthington's shareholders has been obtained.

TERMINATION FEES AND EXPENSES

         Worthington will be required to pay Kellogg a termination fee of $12.5 million, plus merger expenses of up to $500,000, if any person or group has made an Alternative Proposal and the merger agreement is terminated:

         o by Worthington because Worthington's board of directors has determined in good faith, based on advice of outside counsel, that termination of the merger agreement is required for the board to comply with its fiduciary duties to shareholders imposed by law by reason of an unsolicited Alternative Proposal and all other conditions to Worthington's right to terminate have been satisfied;

         o by Kellogg because Worthington's board of directors has withdrawn its approval or recommendation of the merger agreement or the merger, modified its approval or recommendation in a manner adverse to Kellogg, recommends an Alternative Proposal to Worthington's shareholders or fails to reconfirm its recommendation of the merger agreement and merger following the written request of Kellogg;

         o by either party because an Alternative Proposal has been made and thereafter the merger agreement is not adopted by Worthington's shareholders, and an agreement with respect to the Alternative Proposal is executed within one year of the termination of the merger agreement;

         o by either party because an Alternative Proposal has been made and thereafter the merger is not consummated by March 31, 2000, and an agreement with respect to the Alternative Proposal is executed within one year of the termination of the merger agreement; or

         o by Kellogg because an Alternative Proposal is made and thereafter the merger agreement is terminated for any other reason (other than by reason of a breach by Kellogg or WF Acquisition Inc.) and an agreement with respect to the Alternative Proposal is executed within one year of the termination of the merger agreement.


                               REGULATORY MATTERS

         Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules, the merger may not be completed until notifications have been given, certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice, and regulatory approval has been obtained. On October 7, 1999, Worthington and Kellogg each filed the required notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with the Federal Trade Commission and the Antitrust Division of the Department of Justice. On or before November 6, 1999, the Federal Trade Commission and the Antitrust Division of the Department of Justice may grant early termination of the applicable waiting period requirements or may request additional information and other documentary materials from Worthington and Kellogg relating to the merger. If a request for additional information or other documentary materials is made by the Federal Trade Commission or the Antitrust Division of the Department of Justice, the merger may not be completed until twenty days following substantial compliance with the request for additional information or other documentary materials by both parties, unless the waiting period is terminated earlier. Expiration or termination of the Hart-Scott-Rodino waiting period is a condition to completion of the merger.


 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF WORTHINGTON

         The following table sets forth information regarding the beneficial ownership of common shares as of October 22, 1999 (unless otherwise indicated) for each person known by Worthington to beneficially own more than 5% of the outstanding common shares of Worthington.

NAME AND ADDRESS OF                               AMOUNT AND NATURE OF                PERCENT OF
  BENEFICIAL OWNER                                BENEFICIAL OWNERSHIP                 CLASS (1)
  ----------------                                --------------------                 ---------
Archer-Daniels-Midland Company                            716,950 (2)                     5.8%
4666 Faries Parkway
Decatur, Illinois  62525

Fifth Third Bank                                          741,820 (3)                     6.0%
P.O. Box 182026
Columbus, Ohio  43215

------------------------

(1) The percent of class is based upon 12,387,164 common shares outstanding on October 22, 1999.

(2) Based on information contained in a Schedule 13D filed by Archer-Daniels- Midland Company ("ADM") with the SEC on April 7, 1999. ADM reported that it has sole voting and dispositive power with respect to all of the common shares of Worthington owned by it.

(3) Includes 741,820 common shares held by the Worthington Foods, Inc. Employee Stock Ownership Plan (the "ESOP"). Fifth Third Bank, as trustee, has sole dispositive power and the compensation committee of the board of directors of Worthington has sole investment power with respect to the common shares held by the ESOP and each participant in the ESOP has sole voting power with respect to the common shares held by the ESOP which are allocated to such participant's account in the ESOP. Included are an aggregate of 88,395 common shares held in the ESOP for the accounts of executive officers of Worthington as to which such executive officers have sole voting power but no investment/dispositive power.

         The following table sets forth information regarding the beneficial ownership of common shares as of October 22, 1999 for (i) each executive officer of Worthington, (ii) each director of Worthington, (iii) all executive officers of Worthington as a group and (iv) all executive officers and directors of Worthington as a group.

                                                              AMOUNT AND NATURE OF            PERCENT OF
NAME OF BENEFICIAL OWNER                                    BENEFICIAL OWNERSHIP(1)            CLASS (2)
------------------------                                    -----------------------          ------------
Dale E. Twomley (3)(4) ...............................          245,740 (5)(6)                   2.0%
David W. Ferguson (4) ................................            5,000 (5)                       (8)
B. Eugene Fluck (4) ..................................           57,700 (5)                       (8)
William T. Kirkwood (4) ..............................          125,761 (5)(7)                   1.0%
Ronald L. McDermott (4) ..............................           70,747 (5)                       (8)
Jay L. Robertson (4) .................................          108,129 (5)(9)                    (8)
David L. Schwantes (4) ...............................           29,600 (5)(10)                   (8)
Roger D. Blackwell (3) ...............................           34,442 (5)(10)                   (8)
Emil J. Brolick (3) ..................................            7,332 (5)                       (8)
Donald G. Orrick (3) .................................          214,441 (5)(11)                  1.7%
William D. Parker (3) ................................           23,998 (5)                       (8)
Francisco J. Perez (3) ...............................            9,366 (5)                       (8)
David R. Rowe (3) ....................................              -0- (5)                       (8)
Donald B. Shackelford (3) ............................           55,332 (5)                       (8)
All executive officers as a group (7 individuals).....          642,677 (5)                      5.1%
All executive officers and directors as a group
    (12 individuals) (12) ............................          987,588 (5)                      7.7%

------------------------

(1) Unless otherwise noted, the beneficial owner has sole voting, investment and dispositive power with respect to all of the common shares shown to be owned by such person in the table.

(2) The percent of class is based upon 12,387,164 common shares outstanding on October 22, 1999, plus the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options which are presently exercisable or which will become exercisable within 60 days of October 22, 1999.

(3)      Director of the Company.

(4)      Executive officer of the Company.

(5) The common share ownership information for Messrs. Twomley, Ferguson, Fluck, Kirkwood, McDermott, Robertson and Schwantes and for all executive officers as a group includes 24,186; -0-; 19,060; 20,407; 5,366; 10,923; 8,453 and 88,395 common shares, respectively, held for the accounts of such persons in the ESOP as to which common shares such persons have sole voting power but no investment power. The common share ownership for Messrs. Twomley, Ferguson, Fluck, Kirkwood, McDermott, Robertson and Schwantes and all executive officers as a group includes 135,556; 5,000; 12,888; 69,720; 41,777; 44,277; 7,554
         and 316,772 common shares, respectively, that are subject to stock options which are presently exercisable or which will become exercisable within 60 days following October 22, 1999. The common share ownership for each of Messrs. Blackwell, Brolick, Orrick, Parker, Perez, Rowe and Shackelford includes 3,333; 6,666; 3,333; 22,221; 6,666; -0- and 6,666 common shares, respectively, that are subject to stock options that are exercisable or which will become exercisable within 60 days following October 22, 1999.

(6) Includes 1,333 common shares held by Mr. Twomley's spouse as to which she has sole voting and investment/dispositive power and as to which Mr. Twomley disclaims beneficial ownership. Also includes 2,444 common shares held in an IRA trust for the benefit of Mr. Twomley as to which Mr. Twomley has sole voting and investment/dispositive power. Also includes 4,442 common shares held by Mr. Twomley's children.

(7) Includes 1,000 common shares held by Mr. Kirkwood's spouse as to which she has sole voting and investment/dispositive power and as to which Mr. Kirkwood disclaims beneficial ownership. Also includes 218 common shares held by Mr. Kirkwood's step-children as to which Mr. Kirkwood disclaims beneficial ownership.

(8) Reflects ownership of less than 1% of the outstanding common shares of the Company.

(9) Includes 30,394 common shares held jointly by Mr. Robertson and his spouse as to which Mr. Robertson shares voting and investment/dispositive power.

(10) Includes 20,888 common shares held in an IRA trust for the benefit of Mr. Blackwell as to which Mr. Blackwell has sole voting and investment/dispositive power.

(11) Includes 2,621 common shares held by Dr. Orrick's spouse as to which she has sole voting and investment/dispositive power and as to which Dr. Orrick disclaims beneficial ownership. Also includes 186,266 common shares held in an IRA trust for the benefit of Dr. Orrick as to which Dr. Orrick has sole voting and investment/dispositive power.

(12) The share ownership information in the preceding table includes common shares which the named persons have the right to acquire upon the exercise of stock options which are presently exercisable or which will become exercisable within 60 days of October 22,

         1999. Pursuant to the merger, individuals who hold stock options issued by Worthington, whether or not then exercisable, will receive a cash payment immediately prior to the effective time of the merger in an amount equal to the product of (i) the excess, if any, of the $24 merger price over the per share exercise price of the stock option and
         (ii) the number of common shares subject to the stock option. The total amount of the payments to be received by the executive officers and directors in cancellation of their stock options as a result of the merger is set forth on pages 32 and 33 of this proxy statement. The following table shows the stock options held by the executive officers and directors of Worthington which are not presently exercisable and which will not become exercisable by their terms within 60 days of October 22, 1999, and which are not reflected in the preceding table, but which will be cancelled for a cash payment pursuant to the merger as described above.

                                                                      COMMON SHARES UNDERLYING
         NAME OF OPTIONHOLDER                                     STOCK OPTIONS WHICH HAVE NOT VESTED
         --------------------                                     -----------------------------------
         Dale E. Twomley                                                         20,000
         David W. Ferguson                                                       15,000
         B. Eugene Fluck                                                         18,000
         William T. Kirkwood                                                     13,334
         Ronald L. McDermott                                                      8,000
         Jay L. Robertson                                                         8,000
         David L. Schwantes                                                      19,667
         Roger D. Blackwell                                                       6,667
         Emil J. Brolick                                                          3,334
         Donald G. Orrick                                                         6,667
         William D. Parker                                                       10,000
         Francisco J. Perez                                                       3,334
         David R. Rowe                                                           10,000
         Donald B. Shackelford                                                    3,334


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Since 1989, Ernst & Young LLP has served as Worthington's independent public accountants. Worthington's board of directors expects that one or more representatives of Ernst & Young LLP will attend the special meeting, will have the opportunity to make statements at the special meeting if they so desire to do so and are expected to be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

         In order for proposals of shareholders intended to be presented at the annual meeting of shareholders to be held in 2000 (if the merger is not consummated prior to such time) to be considered for inclusion in Worthington's proxy statement and form of proxy relating to that meeting, such proposals must be received at Worthington's executive offices on or before November 16, 1999.

         The SEC has promulgated rules related to the exercise of discretionary voting authority pursuant to proxies solicited by Worthington's board of directors. If a shareholder intends to submit a proposal at the 2000 annual meeting of shareholders and does not notify Worthington of the proposal by January 30, 2000, the proxies solicited by Worthington's board of directors for use at the 2000 annual meeting may be voted on the proposal without discussion of the proposal in Worthington's proxy statement for that annual meeting.

         In each case, written notice must be given to the Secretary of Worthington, whose name and address are Ronald L. McDermott, Secretary, Worthington Foods, Inc., 900 Proprietors Road, Worthington, Ohio 43085.


                       WHERE YOU CAN FIND MORE INFORMATION

         Worthington files annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information Worthington files at the SEC's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60061.

         You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, like Worthington, that file electronically with the SEC. The address of that site is http://www.sec.gov.

         The SEC allows Worthington to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information that is included directly in this proxy statement.

         This proxy statement incorporates by reference the documents listed below that Worthington has previously filed with the SEC. They contain important information about Worthington and its financial condition.

WORTHINGTON SEC FILINGS (FILE NO. 0-19887)                   PERIOD
------------------------------------------                   ------
Annual Report on Form 10-K.............................      Year ended December 31, 1998, as filed March 31, 1999
Quarterly Report on Form 10-Q..........................      Quarter ended April 2, 1999, as filed May 14, 1999
Quarterly Report on Form 10-Q..........................      Quarter ended July 2, 1999, as filed August 13, 1999
Current Report on Form 8-K.............................      Filed October 5, 1999

         Worthington also incorporates by reference additional documents that it may file with the SEC between the date of this proxy statement and the date of the special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         You can obtain any of the documents incorporated by reference in this proxy statement through Worthington or from the SEC through the SEC's website at the address described above. Documents incorporated by reference are available from Worthington without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into the information which this proxy statement incorporates. You can obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from Worthington at the following address:

                           Ms. Joan M. Lieb
                           Assistant Secretary
                           Worthington Foods, Inc.
                           900 Proprietors Road
                           Worthington, Ohio  43085
                           Telephone (614) 885-9511

         If you would like to request documents, please do so by November 19, 1999 to receive them before the special meeting. If you request any incorporated documents from Worthington, Worthington will mail them to you by first class mail, or another equally prompt means, within one business day after Worthington receives your request.

         We have not authorized anyone to give any information or to make any representation about the merger or Worthington that is different from, or in addition to, that contained in this proxy statement or in any of the materials that Worthington has incorporated into this proxy statement. Therefore, if anyone gives you information of this sort, you should not rely upon it. The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.


                                              By Order of the Board of Directors


                                              /s/ Ronald L. McDermott
                                              Ronald L. McDermott, Secretary

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

         o Certain statements, including possible or assumed future results of operations of Worthington, contained in "The Merger--Background," "The Merger--Worthington's Reasons for the Merger; Recommendation of the Board" and "The Merger--Opinion of Financial Advisor to Worthington," including any forecasts, projections and descriptions of anticipated cost savings referred to therein, and certain statements incorporated by reference from documents filed with the SEC by Worthington and any statements contained in this proxy statement or these other documents regarding future cash flows, future business prospects, revenues, working capital, liquidity, capital needs, interest costs, income or the effects of the merger;

         o any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "estimates," "projects" or similar expressions; and

         o other statements contained or incorporated by reference in this proxy statement regarding matters that are not historical facts.

         Because these forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the statements. Shareholders are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement.

         Among the factors that could cause actual results to defer materially are changes in general economic conditions; fluctuation in interest rates; increases in raw material costs; level of competition; market acceptance of new and existing products; capital expenditure amounts; uninsured product liability; the effective detection and remediation of Year 2000 issues by Worthington and its key third-party vendors, suppliers and customers; and other risks detailed from time to time in the reports filed by Worthington with the SEC.

         The cautionary statements contained or referred to in this proxy statement should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by Worthington or persons acting on its behalf. Except for its ongoing obligations to disclose material information as required by the federal securities laws, Worthington undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

                                                                      APPENDIX A







                          AGREEMENT AND PLAN OF MERGER

                         dated as of September 30, 1999

                                  by and among

                                KELLOGG COMPANY,

                               WF ACQUISITION INC.

                                       and

                             WORTHINGTON FOODS, INC.

                                TABLE OF CONTENTS

             This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                                                Page
                                                                                                                 No.
                                                                                                                 ---
ARTICLE I    THE MERGER...........................................................................................1

         1.01       The Merger....................................................................................1
         1.02       Closing.......................................................................................1
         1.03       Effective Time................................................................................1
         1.04       Articles of Incorporation and Code of Regulations of the Surviving Corporation................2
         1.05       Directors and Officers of the Surviving Corporation...........................................2
         1.06       Effects of the Merger.........................................................................2
         1.07       Further Assurances............................................................................2

ARTICLE II   CONVERSION OF SHARES.................................................................................2

         2.01       Conversion of Capital Shares..................................................................2
         2.02       Exchange of Certificates......................................................................4

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................6

         3.01       Organization and Qualification................................................................6
         3.02       Capitalization................................................................................6
         3.03       Authority Relative to this Agreement..........................................................7
         3.04       Non-Contravention; Approvals and Consents.....................................................8
         3.05       SEC Reports and Financial Statements..........................................................9
         3.06       Absence of Certain Changes or Events..........................................................9
         3.07       Absence of Undisclosed Liabilities...........................................................10
         3.08       Legal Proceedings............................................................................10
         3.09       Information Supplied.........................................................................10
         3.10       Permits; Compliance with Laws and Orders.....................................................11
         3.11       Compliance with Agreements; Certain Agreements...............................................11
         3.12       Taxes........................................................................................12
         3.13       Employee Benefit Plans; ERISA................................................................13
         3.14       Labor Matters................................................................................16
         3.15       Environmental Matters........................................................................16
         3.16       Intellectual Property Rights.................................................................18
         3.17       Year 2000....................................................................................18
         3.18       Vote Required................................................................................18
         3.19       Opinion of Financial Advisor.................................................................18

                                                                                                                Page
                                                                                                                 No.
                                                                                                                 ---
         3.20       Company Rights Agreement.....................................................................19
         3.21       Anti-takeover Statutes Not Applicable........................................................19

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB....................................................19

         4.01       Organization and Qualification...............................................................19
         4.02       Authority Relative to this Agreement.........................................................19
         4.03       Non-Contravention; Approvals and Consents....................................................20
         4.04       Information Supplied.........................................................................20
         4.05       Ownership of Company Common Shares...........................................................21
         4.06       Legal Proceedings............................................................................21
         4.07       Capitalization of Sub........................................................................21
         4.08       Financing....................................................................................21

ARTICLE V    COVENANTS OF THE COMPANY............................................................................21

         5.01       Covenants of the Company.....................................................................21
         5.02       No Solicitations.............................................................................24
         5.03       Company Rights Agreement.....................................................................25
         5.04       Third Party Standstill Agreements............................................................26

ARTICLE VI   ADDITIONAL AGREEMENTS...............................................................................26

         6.01       Access to Information; Confidentiality.......................................................26
         6.02       Preparation of Proxy Statement...............................................................26
         6.03       Approval of Shareholders.....................................................................27
         6.04       Regulatory and Other Approvals...............................................................27
         6.05       Employee Matters.............................................................................28
         6.06       Indemnification; Directors' and Officers' Insurance..........................................29
         6.07       Expenses.....................................................................................30
         6.08       Sub..........................................................................................30
         6.09       Brokers or Finders...........................................................................30
         6.10       Takeover Statutes............................................................................30
         6.11       Conveyance Taxes.............................................................................31
         6.12       Covenant to Continue Manufacture of Food Products............................................31
         6.13       Notice and Cure..............................................................................31
         6.14       Fulfillment of Conditions....................................................................31

ARTICLE VII  CONDITIONS..........................................................................................32

         7.01       Conditions to Each Party's Obligation to Effect the Merger...................................32
         7.02       Conditions to Obligation of Parent and Sub to Effect the Merger..............................32
         7.03       Conditions to Obligation of the Company to Effect the Merger.................................33

                                                                                                                Page
                                                                                                                 No.
                                                                                                                 ---
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...................................................................34

         8.01       Termination..................................................................................34
         8.02       Effect of Termination........................................................................35
         8.03       Amendment....................................................................................36
         8.04       Waiver.......................................................................................36

ARTICLE IX   GENERAL PROVISIONS..................................................................................36

         9.01       Survival of Representations, Warranties, Covenants and Agreements............................36
         9.02       Notices......................................................................................37
         9.03       Entire Agreement; Incorporation of Exhibits..................................................38
         9.04       Public Announcements.........................................................................38
         9.05       No Third Party Beneficiary...................................................................38
         9.06       No Assignment; Binding Effect................................................................38
         9.07       Headings.....................................................................................38
         9.08       Invalid Provisions...........................................................................38
         9.09       Governing Law................................................................................39
         9.10       Enforcement of Agreement.....................................................................39
         9.11       Certain Definitions..........................................................................39
         9.12       Counterparts.................................................................................40

                  The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"affiliate"                                         --       Section 9.11(a)
"Agreement"                                         --       Preamble
"Alternative Proposal"                              --       Section 5.02
"Antitrust Division"                                --       Section 6.04
"beneficially"                                      --       Section 9.11(b)
"business day"                                      --       Section 9.11(c)
"CERCLA"                                            --       Section 3.15(b)
"Certificate of Merger"                             --       Section 1.03
"Certificates"                                      --       Section 2.02(b)
"Closing"                                           --       Section 1.02
"Closing Date"                                      --       Section 1.02
"Code"                                              --       Section 2.02(e)
"Company"                                           --       Preamble
"Company Common Shares"                             --       Section 2.01(b)
"Company Disclosure Letter"                         --       Section 3.01
"Company Employee Benefit Plans"                    --       Section 3.13(b)(i)
"Company Financial Statements"                      --       Section 3.05
"Company Options"                                   --       Section 2.01(e)
"Company Option Plans"                              --       Section 3.02(a)
"Company Plan"                                      --       Section 5.01(b)(D)
"Company Permits"                                   --       Section 3.10
"Company Preferred Shares"                          --       Section 3.02(a)
"Company Rights"                                    --       Section 3.02(a)
"Company Rights Agreement"                          --       Section 3.02(a)
"Company SEC Reports"                               --       Section 3.05
"Company Series A Preferred Shares"                 --       Section 3.02(a)
"Company Shareholders' Approval"                    --       Section 6.03
"Company Shareholders' Meeting"                     --       Section 6.03
"Confidentiality Agreement"                         --       Section 6.01
"Constituent Corporations"                          --       Section 1.01
"Contracts"                                         --       Section 3.04(a)
"control," "controlling," "controlled
   by" and "under common control with"              --       Section 9.11(a)
"Dissenting Share"                                  --       Section 2.01(d)(i)
"Effective Time"                                    --       Section 1.03
"Environmental Law"                                 --       Section 3.15(e)(i)
"Environmental Permits"                             --       Section 3.15(a)
"ERISA"                                             --       Section 3.13(b)(i)
"Exchange Act"                                      --       Section 3.04(b)
"FTC"                                               --       Section 6.04

"Governmental or Regulatory Authority"              --       Section 3.04(a)
"group"                                             --       Section 9.11(f)
"Hazardous Material"                                --       Section 3.15(e)(ii)
"HSR Act"                                           --       Section 3.04(b)
"Intellectual Property"                             --       Section 3.16
"knowledge"                                         --       Section 9.11(e)
"laws"                                              --       Section 3.04(a)
"Lien"                                              --       Section 3.02(b)
"material", "material adverse effect" and
   "materially adverse"                             --       Section 9.11(d)
"Merger"                                            --       Preamble
"Merger Price"                                      --       Section 2.01(c)
"OGCL"                                              --       Section 1.01
"Options"                                           --       Section 3.02
"Option Amount"                                     --       Section 2.01(e)
"orders"                                            --       Section 3.04(a)
"Parent"                                            --       Preamble
Payment Agent                                       --       Section 2.02(a)
Payment Fund                                        --       Section 2.02(a)
"person"                                            --       Section 9.11(f)
"Plan"                                              --       Section 3.13(b)(ii)
"Proxy Statement"                                   --       Section 3.09
"Representatives"                                   --       Section 9.11(g)
"SEC"                                               --       Section 3.04(b)
"Secretary of State"                                --       Section 1.03
"Securities Act"                                    --       Section 3.05
"Sub"                                               --       Preamble
"Sub Common Shares"                                 --       Section 2.01(a)
"Subsidiary"                                        --       Section 9.11(h)
"Surviving Corporation"                             --       Section 1.01
"Surviving Corporation Common Shares"               --       Section 2.01(a)
"Taxes"                                             --       Section 3.12

                  This AGREEMENT AND PLAN OF MERGER dated as of September 30, 1999 (this "Agreement") is made and entered into by and among Kellogg Company, a Delaware corporation ("Parent"), WF Acquisition Inc., an Ohio corporation wholly owned by Parent ("Sub"), and Worthington Foods, Inc., an Ohio corporation (the "Company").

                  WHEREAS, the Boards of Directors of Parent, Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders to consummate, and have approved, the business combination transaction provided for herein in which Sub would merge with and into the Company and the Company would become a wholly-owned subsidiary of Parent (the "Merger");

                  WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                                    ARTICLE I
                                   THE MERGER

                  1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.03), Sub shall be merged with and into the Company in accordance with the General Corporation Law of the State of Ohio (the "OGCL"). At the Effective Time, the separate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). Sub and the Company are sometimes referred to herein as the "Constituent Corporations". As a result of the Merger, the outstanding shares of capital stock and the treasury shares of the Constituent Corporations shall be converted or cancelled in the manner provided in Article II.

                  1.02 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 8.01, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005 at 10:00 a.m., local time, on the eleventh calendar day following satisfaction of the conditions set forth in Article VII (or, if such day is not a business day, on the next succeeding business day), unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date"). At the Closing there shall be delivered to Parent, Sub and the Company the certificates and other documents and instruments required to be delivered under Article VII.

                  1.03 Effective Time. At the Closing, a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by the Constituent Corporations and thereafter delivered to the Secretary of State of the State of Ohio (the "Secretary of State") for filing, as provided in Section 1701.81 of the OGCL, as soon as practicable on the Closing Date. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State (the date and time of such filing being referred to herein as the "Effective Time").

                  1.04 Articles of Incorporation and Code of Regulations of the Surviving Corporation. At the Effective Time, (i) the Articles of Incorporation of Sub as in effect immediately prior to the Effective Time shall be amended so that the name of Sub shall be changed to Worthington Foods, Inc., and, as so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation, and (ii) the Code of Regulations of Sub (the "Regulations") as in effect immediately prior to the Effective Time shall be the Regulations of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Regulations.

                  1.05 Directors and Officers of the Surviving Corporation. The directors and officers of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Regulations.

                  1.06 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the OGCL.

                  1.07 Further Assurances. Each party hereto will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.


                                   ARTICLE II
                              CONVERSION OF SHARES

                  2.01 Conversion of Capital Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) Conversion of Sub Shares. Each issued and outstanding common share, without par value, of Sub ("Sub Common Shares") shall be converted into and become one fully paid and nonassessable common share, without par value, of the Surviving Corporation ("Surviving Corporation Common Shares"). Each certificate representing outstanding Sub Common Shares shall at the Effective Time represent an equal number of Surviving Corporation Common Shares.

                  (b) Cancellation of Treasury Shares and Shares Owned by Parent and Subsidiaries. All common shares, without par value, of the Company ("Company Common Shares") that are owned by the Company as treasury shares and any Company Common Shares owned by Parent, Sub or any other wholly-owned Subsidiary (as defined in Section 9.11) of Parent shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

                  (c) Exchange Ratio for Company Common Shares. (i) Each issued and outstanding Company Common Share (other than shares to be canceled in accordance with Section 2.01(b) and other than Dissenting Shares (as defined in Section 2.01(d))) shall be converted into the right to receive $24.00 in cash (the "Merger Price").

                           (ii) All Company Common Shares converted in
accordance with paragraph (i) of this Section 2.01(c) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Price per share, upon the surrender of such certificate in accordance with
Section 2.02, without interest, subject to any applicable withholding tax.

                  (d) Dissenting Shares. (i) Notwithstanding anything in this Agreement to the contrary, each outstanding Company Common Share that is held of record by a holder who has properly exercised dissenters' rights with respect thereto under Section 1701.85 of the OGCL (a "Dissenting Share"), shall not be converted into or represent the right to receive the Merger Price pursuant to
Section 2.01(c), but the holder thereof shall be entitled to receive such payment of the fair cash value of such Company Common Share from the Surviving Corporation as shall be determined pursuant to Section 1701.85 of the OGCL; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose such holder's rights under Section 1701.85 of the OGCL, each such holder's Company Common Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Price, without any interest thereon, pursuant to Section 2.01(c ).

                           (ii) The Company shall give Parent (x) prompt notice
of any written demands for payment of the fair cash value of shares, withdrawals of such demands and any other instruments delivered pursuant to Section 1701.85 of the OGCL and (y) the opportunity to jointly participate with the Company in all negotiations and proceedings with respect to demands for payment under
Section 1701.85 the OGCL. The Company will not voluntarily make any payment with respect to any demands delivered to the Company pursuant to Section 1701.85 and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

                  (e) Stock Option Plans. (i) Subject to paragraph (ii) below, immediately prior to the Effective Time, each outstanding option to acquire Company Common Shares (the "Company Options") granted under any of the Company Option Plans (as defined in Section 3.02(a)), whether or not then exercisable, shall be cancelled by the Company, and in consideration of such cancellation, the holder thereof shall be entitled to receive from the Company at the Effective Time an amount in respect thereof equal to the product of (A) the excess, if any, of the Merger Price per share over the per share exercise price thereof and (B) the number of Company Common Shares subject thereto (the "Option Amount") (such payment to be net of applicable withholding taxes). Prior to the Effective Time, the Company shall deposit in a bank account not within the Company's control an amount of cash equal to the Option Amount for each Company Option then outstanding (subject to any applicable withholding tax), together with instructions that such cash be promptly distributed following the Effective Time to the holders of such Company Options in accordance with this Section 2.01(e).

                           (ii) After the date of this Agreement and prior to
the Closing Date, the Company shall use its reasonable best efforts and otherwise take all actions reasonably necessary to implement the cash-out of the Company Options as provided for in Section 2.01(e).


                  2.02 Exchange of Certificates.

                  (a) Payment Agent. At the Closing, Parent shall deposit with a bank or trust company designated before the Closing Date by Parent and reasonably acceptable to the Company (the "Payment Agent"), a cash amount equal to the aggregate Merger Price to which holders of Company Common Shares shall be entitled upon consummation of the Merger, to be held for the benefit of and distributed to such holders in accordance with this Section. The Payment Agent shall agree to hold such funds (such funds, together with earnings thereon, being referred to herein as the "Payment Fund") for delivery as contemplated by this Section and upon such additional terms as may be agreed upon by the Payment Agent, the Company and Parent. If for any reason (including losses) the Payment Fund is inadequate to pay the cash amounts to which holders of Company Common Shares shall be entitled, Parent and the Surviving Corporation shall in any event remain liable, and shall make available to the Payment Agent additional funds, for the payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Payment Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Common Shares (the "Certificates") whose shares are converted pursuant to Section 2.01(c) into the right to receive the Merger Price (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Price. Upon surrender of a Certificate for cancellation to the Payment Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Price per Company Common Share represented thereby, subject to any applicable withholding tax, which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger, including any interest accrued in respect of the Payment Fund. In the event of a transfer of ownership of Company Common Shares which is not registered in the transfer records of the Company, the Merger Price may be issued to a transferee if the Certificate representing such

Company Common Shares is presented to the Payment Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Price per Company Common Share represented thereby as contemplated by this Article II, together with the dividends, if any, which may have been declared by the Company on the Company Common Shares in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Parent and the Surviving Corporation shall pay all fees and expenses of the Payment Agent in connection with the distribution of the Merger Price.

                  (c) No Further Ownership Rights in Company Common Shares. All cash paid upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Common Shares represented thereby, subject, however, to the Surviving Corporation's obligation to pay any dividends which may have been declared by the Company on such shares of Company Common Shares in accordance with the terms of this Agreement and which remained unpaid at the Effective Time. Unless otherwise required by Section 1701.85 of the OGCL, from and after the Effective Time, the share transfer books of the Company shall be closed and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the Company Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates (other than Certificates representing Dissenting Shares) are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

                  (d) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the shareholders of the Company for twelve
(12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any shareholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for the Merger Price per share. Neither Parent nor the Surviving Corporation shall be liable to any holder of Company Common Shares for cash representing the Merger Price delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (e) Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares in respect of which such deduction and withholding was made by Parent.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Sub as follows:

                  3.01 Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect (as defined in Section 9.11) on the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Section 3.01 of the letter dated the date hereof and delivered to Parent and Sub by the Company concurrently with the execution and delivery of this Agreement (the "Company Disclosure Letter") sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of the Company,
(ii) its authorized capital shares, (iii) the number of issued and outstanding capital shares and (iv) the record owners of such shares. Except for interests in the Subsidiaries of the Company and as disclosed in Section 3.01 of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. The Company has previously delivered or made available to Parent correct and complete copies of the certificate or articles of incorporation and bylaws or code of regulations (or other comparable charter documents) of the Company and its Subsidiaries.

                  3.02 Capitalization. (a) The authorized capital shares of the Company consists solely of 30,000,000 Company Common Shares and 2,000,000 preferred shares, without par value ("Company Preferred Shares"). As of August 31, 1999, 12,385,576 Company Common Shares were issued and outstanding, 0 shares were held in the treasury of the Company and the only Company Common Shares reserved for issuance as of such date consisted of (a) 158,663 shares which were reserved or held for issuance pursuant to stock options outstanding under the Company's 1985 Stock Option Plan, as amended, (b) 603,090 shares which were reserved or held for issuance pursuant to stock options outstanding under the Company's Amended and Restated 1995 Stock Option Plan and (c) 92,221 shares which were reserved or held for issuance pursuant to stock options outstanding under the Company's 1993 Stock Option Plan for Non-Employee Directors (such Plans, the "Company Option Plans"). Since such date, except as set forth in
Section 3.02 of the Company Disclosure Letter, there has been no change in the number of issued and outstanding Company Common Shares or Company Common Shares held in treasury or reserved for issuance. As of the date hereof, no Company Preferred Shares are issued and outstanding and 300,000 shares are designated Series A Junior Participating Preferred Shares ("Company Series A Preferred Shares") and are reserved for issuance in accordance with the Rights Agreement dated as of June 13, 1995, as amended, by and between the Company and National City Bank, as Rights Agent (the "Company Rights Agreement"), pursuant to which the Company has issued rights (the "Company Rights") to purchase Company Series A Preferred Shares. All of the issued and outstanding Company Common Shares are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and the Company Rights Agreement, and except as set forth in Section 3.02 of the Company Disclosure Letter, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating the Company or any of its Subsidiaries to issue or sell any capital shares of the Company or to grant, extend or enter into any Option with respect thereto.

                  (b) Except as disclosed in Section 3.02 of the Company Disclosure Letter, all of the outstanding capital shares of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Company or a Subsidiary wholly owned, directly or indirectly, by the Company, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a "Lien"). Except as disclosed in Section 3.02 of the Company Disclosure Letter, there are no (i) outstanding Options obligating the Company or any of its Subsidiaries to issue or sell any capital shares of any Subsidiary of the Company or to grant, extend or enter into any such Option or
(ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than the Company or a Subsidiary wholly owned, directly or indirectly, by the Company with respect to the voting of or the right to participate in dividends or other earnings on any capital shares of any Subsidiary of the Company.

                  (c) Except as disclosed in Section 3.02 of the Company Disclosure Letter, and except as may be needed to facilitate the distribution of benefits from the Company's Employee Stock Ownership Plan, there are no outstanding contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Company Common Shares or any capital shares of any Subsidiary of the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other person.

                  3.03 Authority Relative to this Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Company Shareholders' Approval (as defined in Section 6.03), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company, the Board of Directors of the Company has recommended adoption of this Agreement by the shareholders of the Company and directed that this Agreement be submitted to the shareholders of the Company for their consideration, and no other corporate proceedings on the part of the Company or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than obtaining the Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, subject to the obtaining of the Company Shareholders' Approval, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.04 Non-Contravention; Approvals and Consents. (a) Except as disclosed in Section 3.04 of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or regulations or bylaws (or other comparable charter documents) of the Company or any of its Subsidiaries, or (ii) subject to the obtaining of the Company Shareholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "laws"), or any judgment, decree, order, writ, permit or license (together, "orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "Governmental or Regulatory Authority") applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses
(x) and (y) conflicts, violations, breaches, defaults, terminations, cancellations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

                  (b) Except (i) for the filing of a premerger notification report by the Company under, and any other actions required under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) for the filing of the Proxy Statement (as defined in Section 3.09) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), (iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the OGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the

Constituent Corporations are qualified to do business, and (iv) as disclosed in
Section 3.04 of the Company Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

                  3.05 SEC Reports and Financial Statements. The Company delivered or made available to Parent prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by the Company or any of its Subsidiaries with the SEC since January 1, 1997 (as such documents have since the time of their filing been amended or supplemented, the "Company SEC Reports"), which are all the documents (other than preliminary material) that the Company and its Subsidiaries were required to file with the SEC since such date. As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (the "Company Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole)) the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in Section 3.05 of the Company Disclosure Letter, each Subsidiary of the Company is treated as a consolidated Subsidiary of the Company in the Company Financial Statements for all periods covered thereby.

                  3.06 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, (a) since June 30, 1999 there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries taken as a whole, and (b) except as disclosed in Section
3.06 of the Company Disclosure Letter, between such date and the date hereof (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (ii) neither the Company nor any of its Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of
Section 5.01(b).

                  3.07 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet for the period ended June 30, 1999 included in the Company Financial Statements or as disclosed in Section
3.07 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole.

                  3.08 Legal Proceedings. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 3.08 of the Company Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting, nor to the knowledge of the Company are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, the Company or any of its Subsidiaries or any of their respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement, and (ii) neither the Company nor any of its Subsidiaries is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

                  3.09 Information Supplied. The proxy statement relating to the Company Shareholders' Meeting (as defined in Section 6.03), as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement"), and any other documents to be filed by the Company with the SEC or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to shareholders of the Company and at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by or on behalf of Parent or Sub expressly for inclusion therein and information incorporated by reference therein from documents filed by Parent or any of its Subsidiaries with the SEC. The Proxy Statement filed by the Company with the SEC under the Exchange Act relating to the Company Shareholders' Meeting will comply as to form in all material respects of the Exchange Act.

                  3.10 Permits; Compliance with Laws and Orders. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, the Company and its Subsidiaries are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  3.11 Compliance with Agreements; Certain Agreements. (a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificates or articles of incorporation or bylaws or regulations (or other comparable charter documents) of the Company or any of its Subsidiaries or (ii) any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (b) Except as disclosed in Section 3.11 of the Company Disclosure Letter or in the Company SEC Reports filed prior to the date of this Agreement or as provided for in this Agreement, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on thirty (30) days' or less notice, (ii) union or collective bargaining agreement, (iii) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement, (iv) agreement with respect to any executive officer or other key employee of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee or (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  3.12 Taxes. For purposes of this Agreement, "Taxes" (including, with correlative meaning, the word "Tax") shall include any and all federal, state, county, local, foreign or other taxes, charges, imposts, rates, fees, levies or other assessments imposed by any Governmental or Regulatory Authority, including, without limitation, all net income, alternative minimum, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance, withholding or other taxes, fees, assessments or other similar charges of any kind whatsoever, together with any interest and penalties (civil or criminal) on or additions to any such taxes. Except as specifically identified in Section 3.12 of the Company Disclosure Letter:

                  (a) Each of the Company and its Subsidiaries has filed all material Tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, and all such Tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (b) The Company and each of its Subsidiaries has paid (or the Company has paid on its behalf) all Taxes shown as due on such Tax returns and reports.

                  (c) The accrual for Taxes on the most recent financial statements contained in the Company SEC Reports reflects an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved Taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (d) No requests for waivers of the time to assess any Taxes against the Company or any of its Subsidiaries have been granted or are pending, except for requests with respect to such Taxes that have been adequately reserved for in the most recent financial statements contained in the Company SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (e) Prior to the date of this Agreement, the Company has provided Parent with written schedules of (i) the Tax years of the Company and each of its Subsidiaries for which any statute of limitations with respect to any material Tax has not expired and (ii) with respect to any federal income Tax, any material franchise Tax and any other material Tax based on net income, gross receipts or gross income, for all Tax years of the Company and each of its Subsidiaries for which the statutes of limitations have not yet expired, those years for which examinations by a Governmental or Regulatory Authority have been completed, those years for which examinations by a Governmental or Regulatory Authority are presently being conducted, and those years for which examinations by a Governmental or Regulatory Authority have not yet been initiated.

                  (f) No audits or other proceedings by any Governmental or Regulatory Authority are presently pending, or, to the knowledge of the Company or any of its Subsidiaries, threatened, with regard to any Taxes or Tax returns or reports of the Company or any of its Subsidiaries, except to the extent that such audits or proceedings, individually or in the aggregate, would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (g) Each power of attorney currently in force that has been granted by the Company or any of its Subsidiaries concerning any Tax matter is disclosed in Section 3.12(g) of the Company Disclosure Letter.

                  (h) The Company has made available to Parent complete and accurate copies of (i) all material Tax returns or reports for open years, and any amendments thereto, filed by or on behalf of the Company or any of its Subsidiaries, (ii) all audit reports or written proposed adjustments (whether formal or informal) received from any Governmental or Regulatory Authority relating to any Tax return or report filed by or on behalf of the Company or any of its Subsidiaries and (iii) any Tax ruling or request for a Tax ruling applicable to the Company or any of its Subsidiaries and closing agreements entered into by the Company or any of its Subsidiaries.

                  (i) Neither the Company nor any of its Subsidiaries (i) is a party to, is bound by, or has any obligation under, any agreement relating to the allocation or sharing of Taxes or has any material liability for the Taxes of any person other than the Company or its Subsidiaries, as a transferee, or successor or otherwise (including, without limitation, any liability under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign law), (ii) has made any, or is obligated to make any, material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that under Code Section 280G will not be deductible, or (iii) has ever been a member of an affiliated group of corporations (within the meaning of Code Section 1504(a)) filing consolidated Tax returns, other than the affiliated group of which the Company is the common parent.

                  (j) To the knowledge of the Company, each of the Company and its Subsidiaries has disclosed on its federal income Tax returns each position taken therein that could give rise to a substantial understatement of United States federal income Tax within the meaning of Code Section 6662.

                  3.13 Employee Benefit Plans; ERISA. (a) Except as disclosed in
Section 3.13 of the Company Disclosure Letter or as would not have a material adverse effect on the Company and its Subsidiaries taken as a whole, (i) all Company Employee Benefit Plans (as defined below) are and have been maintained in compliance with all applicable requirements of law, including without limitation ERISA (as defined below) and the Code, and (ii) neither the

Company nor any of its Subsidiaries has any liabilities or obligations with respect to any such Company Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the knowledge of the Company are any such liabilities or obligations expected to be incurred other than contribution obligations and payment of benefits arising in the normal course under any Company Employee Benefit Plan. Section 3.13(a)(1) of the Company Disclosure Letter lists all Company Employee Benefit Plans. Except as specifically disclosed in Section 3.13(a)(2) of the Company Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to the Company or any of its Subsidiaries are the agreements and policies specifically referred to in Section 3.13(a)(3) of the Company Disclosure Letter. Each Company Employee Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified, has received a favorable determination letter from the IRS, and nothing has occurred that could adversely affect such determination.

                  (b) As used herein:

                  (i) "Company Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of the current or former employees or directors of the Company or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), Section 412 of the Code or Title IV of ERISA, at any time during the five-year period immediately preceding the date of this Agreement; and

                  (ii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, long term incentive, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program, scheme or arrangement, whether written or oral, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                  (iii) "ERISA Affiliate" means any person, who on or before the Effective Time, is under common control with the Company within the meaning of Section 414 of the Code.

                  (c) Complete and correct copies of the following documents have been made available to Parent, as of the date of this Agreement: (i) all material Company Employee Benefit Plans and any related trust agreements or insurance contracts, (ii) the most current summary plan descriptions of each Company Employee Benefit Plan subject to the requirement to give a summary plan description under ERISA, (iii) the most recent Form 5500 and Schedules thereto for each Company Employee Benefit Plan subject to such reporting, (iv) the most recent determination of the Internal Revenue Service with respect to the qualified status of each Company Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code, (v) the most recent accountings with respect to each Company Employee Benefit Plan funded through a trust and (vi) the most recent actuarial report of the qualified actuary of each Company Employee Benefit Plan with respect to which actuarial valuations are conducted.

                  (d) Except as disclosed in Section 3.13(d) of the Company Disclosure Letter, neither the Company nor any Subsidiary maintains or is obligated to provide benefits under any life, medical or health Plan (other than as an incidental benefit under a Plan qualified under Section 401(a) of the
Code) which provides benefits to retirees or other terminated employees other than benefit continuations rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  (e) Except as set forth in Section 3.13(e) of the Company Disclosure Letter, each Company Employee Benefit Plan covers only employees who are employed by the Company or a Subsidiary (or former employees or beneficiaries with respect to service with the Company or a Subsidiary) or directors of the Company, so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan.

                  (f) Neither the Company, any Subsidiary, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multiemployer plan", as that term is defined in Section 4001 of ERISA.

                  (g) No event has occurred, and there exists no condition or set of circumstances in connection with any Company Employee Benefit Plan or any Plan sponsored by an ERISA Affiliate, under which the Company or any Subsidiary, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or
Section 4975 of the Code.

                  (h) No transaction contemplated by this Agreement will result in liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 302(c)(11), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to the Company, any Subsidiary, Parent or any corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA, and, to the knowledge of the Company, no event or condition exists or has existed which would, or would reasonably be expected to result in any material liability to the PBGC with respect to Parent, the Company, any Subsidiary or any such corporation or organization. Except as set forth in
Section 3.13(h) of the Company Disclosure Schedule, no "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Company Employee Benefit Plan that is a defined benefit plan under Section 3(35) of ERISA.

                  (i) Except as set forth in Section 3.13(i) of the Company Disclosure Letter, no employer securities, employer real property or other employer property is included in the assets of any Company Employee Benefit Plan.

                  3.14 Labor Matters. Except as disclosed in Section 3.14 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement with any labor union, confederation or association and there are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union, confederation or association regarding organizational activities since January 1, 1996. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 3.14 of the Company Disclosure Letter, there are no material controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any representatives of its employees and, to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the now unorganized employees of the Company or any of its Subsidiaries. Since June 30, 1999, there has been no work stoppage, strike or other concerted action by employees of the Company or any of its Subsidiaries. During that period, the Company and its Subsidiaries have complied in all material respects with all applicable laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

                  3.15 Environmental Matters. (a) Each of the Company and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental or Regulatory Authorities which are required under any applicable Environmental Law (as defined below) in respect of its business or operations ("Environmental Permits"), except for such failures to have Environmental Permits which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Each of such Environmental Permits is in full force and effect and, except as set forth in Section 3.15(a) of the Company Disclosure Letter, each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with any applicable Environmental Law, except for such failures to be in compliance which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (b) To the knowledge of the Company, no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations thereunder ("CERCLA"), or on any similar state or local list of sites requiring investigation or clean-up. Except as disclosed in Section 3.15 of the Company Disclosure Letter, to the knowledge of the Company, no Hazardous Material has been released at any site or facility now or previously owned, operated or leased by the Company or any Subsidiary, except for such releases which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (c) Except as specifically discussed in Section 3.15(c) of the Company Disclosure Letter, no Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, other than any such Liens (i) which individually or in the aggregate could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or (ii) which have been discharged or otherwise released, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of the Company, is in process which could subject any of such properties to such Liens, and neither the Company nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility owned by it in any deed to the real property on which such site or facility is located.

                  (d) Except as specifically disclosed in Section 3.15(d) of the Company Disclosure Letter, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted since January 1, 1996 by, or which are in the possession of, the Company or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries which have not been delivered or made available to Parent prior to the execution of this Agreement.

                  (e) As used herein:

                           (i) "Environmental Law" means any law or order of any Governmental or Regulatory Authority applicable to the Company or any of its Subsidiaries or any of their respective properties relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes; and

                           (ii) "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs);
         (B) any chemicals or other materials or substances which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

                  (f) To the knowledge of the Company, neither the Company nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location that is (i) listed on the NPL under CERCLA,
(ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar state or local list or

(iii) the subject of enforcement actions by any Governmental or Regulatory Authority that may lead to claims against the Company or any Subsidiary.

                  3.16 Intellectual Property Rights. The Company and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property (as defined below) individually or in the aggregate material to the conduct of the businesses of the Company and its Subsidiaries taken as a whole. Except as set forth in Section 3.16 of the Company Disclosure Letter, neither the Company nor any Subsidiary of the Company is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, to the Company's knowledge, such Intellectual Property is not being infringed by any third party, and neither the Company nor any Subsidiary of the Company is infringing any Intellectual Property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, "Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

                  3.17 Year 2000. Except as set forth in Section 3.17 of the Company Disclosure Letter, the Company and its Subsidiaries have put into effect practices and programs which the Company believes will enable all material software, hardware and equipment (including microprocessors) that are owned or utilized by the Company or any of its Subsidiaries in the operations of its or their respective business to be capable, by December 31, 1999, of accounting for all calculations using a century and date sensitive algorithm for the year 2000 and the fact that the year 2000 is a leap year and to otherwise continue to function without any interruption caused by the occurrence of the year 2000, except for those failures which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  3.18 Vote Required. (i) The Merger has been approved by the requisite number of Continuing Directors (as defined in the Articles of Incorporation) so that the supermajority vote contemplated by Article Ninth of the Articles of Incorporation has been rendered inapplicable to the Merger.

                  (ii) Assuming the continuing accuracy of the representation and warranty contained in Section 4.05, the affirmative vote of the holders of record of at least a majority of the outstanding Company Common Shares with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital shares of the Company required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

                  3.19 Opinion of Financial Advisor. The Company has received the opinion of U.S. Bancorp Piper Jaffray dated the date hereof, to the effect that, as of the date hereof, the consideration to be received in the Merger by the shareholders of the Company is fair from a financial point of view to the shareholders of the Company and a true and complete copy of such opinion has been delivered (or promptly after execution, will be delivered) to Parent.

                  3.20 Company Rights Agreement. As of the date hereof and after giving effect to the execution and delivery of this Agreement, each Company Right is represented by the certificate representing the associated Company Common Shares and is not exercisable or transferable apart from the associated Company Common Shares, and the Company has (i) taken all necessary actions so that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a "Distribution Date" or a "Shares Acquisition Date" (as defined in the Company Rights Agreement) and (ii) amended the Company Rights Agreement to render it inapplicable to this Agreement, the Merger and the other transactions contemplated hereby.

                  3.21 Anti-takeover Statutes Not Applicable. Assuming the continuing accuracy of the representation and warranty contained in Section 4.05, no "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation will apply to this Agreement, the Merger or other transactions contemplated hereby.


                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub represent and warrant to the Company as follows:

                  4.01 Organization and Qualification. Each of Parent and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities, has conducted its operations only as contemplated hereby and has no material liabilities. Parent has previously delivered to the Company correct and complete copies of the certificate or articles of incorporation and bylaws or regulations (or other comparable charter documents) of Parent and Sub.

                  4.02 Authority Relative to this Agreement. Each of Parent and Sub has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation by each of Parent and Sub of the transactions contemplated hereby have been duly and validly approved by their respective Boards of Directors and by Parent in its capacity as the sole shareholder of Sub, and no other corporate proceedings on the part of either of Parent or Sub or their respective stockholders are necessary to authorize the execution, delivery and performance of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a legal, valid and binding obligation of each of Parent and Sub enforceable against each of Parent and Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.03 Non-Contravention; Approvals and Consents. (a) The execution and delivery of this Agreement by each of Parent and Sub do not, and the performance by each of Parent and Sub of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Parent or any of its Subsidiaries, or (ii) subject to the taking of the actions described in paragraph (b) of this Section, (x) any laws or orders of any Governmental or Regulatory Authority applicable to Parent or any of its Subsidiaries or any of their respective assets or properties, or (y) any Contracts to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, cancellations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement.

                  (b) Except (i) for the filing of a premerger notification report by Parent under, and any other actions required under, the HSR Act and
(ii) for the filing of the Certificate of Merger and other appropriate merger documents required by the OGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by each of Parent and Sub, the performance by each of Parent and Sub of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement.

                  4.04 Information Supplied. Neither the information supplied or to be supplied in writing by or on behalf of Parent or Sub for inclusion, nor the information incorporated by reference from documents filed by Parent or any of its Subsidiaries with the SEC, in the Proxy Statement or any other documents to be filed by Parent, Sub or the Company with the SEC or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to shareholders of the Company and at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  4.05 Ownership of Company Common Shares. Neither Parent nor any of its Subsidiaries or other affiliates beneficially owns any Company Common Shares.

                  4.06 Legal Proceedings. There are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Parent or Sub, threatened against, relating to or affecting, nor to the knowledge of Parent or Sub are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Parent or any of its Subsidiaries or any of their respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement, and neither Parent nor any of its Subsidiaries is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement.

                  4.07 Capitalization of Sub. The authorized capital stock of Sub consists of 850 shares of common stock, no par value per share, all of which shares, as of the date of this Agreement, are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all Liens.

                  4.08 Financing. Parent has or immediately prior to the Closing will have sufficient funds to perform its obligations under this Agreement.



                                    ARTICLE V
                            COVENANTS OF THE COMPANY

                  5.01 Covenants of the Company. At all times from and after the date hereof until the Effective Time, the Company covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Parent shall otherwise previously consent in writing):

                  (a) Ordinary Course. The Company and each of its Subsidiaries shall conduct their respective businesses only in, and neither the Company nor any such Subsidiary shall take any action except in, the ordinary course consistent with past practice.

                  (b) Without limiting the generality of paragraph (a) of this Section, (i) the Company and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with customers and suppliers and others having significant business dealings with them and to comply in all material respects with all laws and orders of all Governmental or Regulatory Authorities applicable to them, and
(ii) the Company shall not, nor shall it permit any of its Subsidiaries to, except as otherwise expressly provided for in this Agreement:

                  (A) amend or propose to amend its certificate or articles of incorporation or bylaws or regulations (or other comparable corporate charter documents);

                  (B) (w) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital shares, except that the Company may continue the declaration and payment of regular quarterly cash dividends on Company Common Shares, with usual record and payment dates for such dividends in accordance with past dividend practice and except for the declaration and payment of dividends by a wholly-owned Subsidiary solely to its parent corporation, (x) split, combine, reclassify or take similar action with respect to any of its capital shares or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its capital shares, (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (z) other than repurchases and other acquisitions in connection with the administration of employee benefit and dividend reinvestment plans in the ordinary course of the operation of such plans, directly or indirectly redeem, repurchase or otherwise acquire any capital shares or any Option with respect thereto, except that prior to the Effective Time the Company may redeem all then outstanding Company Rights pursuant to the terms of the Company Rights Agreement for a redemption price not to exceed $0.01 per Company Right;

                  (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any of its capital shares or any Option with respect thereto, other than (i) the issuance of Company Common Shares or share appreciation or similar rights, as the case may be, pursuant to Options outstanding on the date of this Agreement and in accordance with their present terms, (ii) the issuance of Options pursuant to Company Option Plans, in each case in accordance with their present terms and only in connection with the hiring of new employees, and the issuance of Company Common Shares upon exercise of such options, (iii) the issuance by a wholly-owned Subsidiary of its capital shares to its parent corporation, (iv) the issuance of Company Rights and reservation of Company Series A Preferred Shares pursuant to the Company Rights Agreement in accordance with the terms thereof, (v) the issuance of Company Common Shares pursuant to and in accordance with the terms of the Company's Tax Savings and Profit Sharing Plan or (vi) the issuance of Company Common Shares pursuant to and in accordance with the terms of the Company's Incentive Stock Purchase Plan for Eligible Employees, or modify or amend any right of any holder of outstanding capital shares with respect thereto except as contemplated by this Agreement;

                  (D) except for transactions provided for in or contemplated by the most recent business operating plan of the Company furnished to Parent (the "Company Business Plan"), acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than inventory and other assets to be sold or used in the ordinary course of business consistent with past practice;

                  (E) sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties, other than (i) sales of inventory in the ordinary course of business consistent with past practice, (ii) to the extent provided for in the Company Business Plan, (iii) to the extent such transactions are not material to the Company or its Subsidiaries, and (iv) the transfer by the Company on the Closing Date to the Worthington Foods Foundation as charitable contributions of a house and land located at 430 East Dublin-Granville Road, Worthington, Ohio and funds in the amount of $150,000, to satisfy prior charitable commitments made by the Company;

                  (F) except to the extent required by applicable law or order or changes in generally accepted accounting principles or as otherwise provided for in or contemplated by the Company Business Plan , (x) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

                  (G) except (i) as set forth in Section 5.01(b)(G) of the Company Disclosure Letter or (ii) to the extent provided for in or contemplated by the Company Business Plan, incur any indebtedness for borrowed money or guarantee any such indebtedness in an aggregate principal amount exceeding $1,000,000 (net of any amounts of any such indebtedness discharged during such period), or (y) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money in an aggregate principal amount exceeding $1,000,000;

                  (H) except for the vesting of all unvested Options as contemplated by Section 2.01(e), enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any Company Employee Benefit Plan or other agreement, arrangement, plan or policy between the Company or one of its Subsidiaries and one or more of its directors, officers or employees, or, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its Subsidiaries taken as a whole, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof;

                  (I) enter into any Contract or amend or modify any existing Contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of the Company or any of its Subsidiaries;

                  (J) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets, except as set forth in Section 5.01(b)(J) of the Company Disclosure Letter or to the extent provided for in the Company Business Plan;

                  (K) make any change in the lines of business in which it participates or is engaged; or

                  (L) enter into any Contract, commitment or arrangement to do or engage in any of the foregoing.

                  (c) Advice of Changes. The Company shall confer on a regular and frequent basis with Parent with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise Parent, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, known to the Company, having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby.

                  5.02 No Solicitations. Prior to the Effective Time, the Company agrees (a) that neither it nor any of its Subsidiaries or other affiliates shall, and it shall use its best efforts to cause their respective Representatives (as defined in Section 9.11) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, consolidation or other business combination including the Company or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or any significant portion of the assets of the Company and its Subsidiaries taken as a whole, (ii) 5% or more of the outstanding Company Common Shares or (iii) 5% of the outstanding capital shares of any Subsidiary of the Company (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform such parties of its obligations under this Section; and (c) that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such confidential information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons; provided, however, that nothing contained in this Section 5.02 shall prohibit the Board of

Directors of the Company from (i) furnishing information to (but only pursuant to a confidentiality agreement in customary form and having terms and conditions no less favorable to the Company than the Confidentiality Agreement (as defined in Section 6.01)) or entering into discussions or negotiations with any person or group that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, prior to receipt of the Company Shareholders' Approval, (A) the Board of Directors of the Company, based on advice of outside counsel determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law, (B) the Board of Directors has reasonably concluded in good faith, after consultation with its financial advisor, that (1) if such Alternative Proposal contains cash consideration, the person or group making such Alternative Proposal will have adequate sources of financing to consummate such Alternative Proposal and (2) such Alternative Proposal is more favorable to the Company's shareholders than the Merger, and the Board of Directors has received a written opinion from a nationally-recognized investment banking firm (a copy of which shall be provided promptly to Parent) to the effect that the consideration to be received by the Company's shareholders in connection with such Alternative Proposal is fair, from a financial point of view, to the shareholders of the Company, (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or group, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group, which notice shall identify such person or group in reasonable detail, and (D) the Company keeps Parent informed of the status and substance of any such discussions or negotiations; and (ii) to the extent required, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 5.02 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article VIII), (y) permit the Company to enter into any agreement with respect to an Alternative Proposal for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, the Company shall not enter into any agreement with any person or group that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement under the circumstances described above)), or (z) affect any other obligation of the Company under this Agreement.

                  5.03 Company Rights Agreement. (a) Prior to the Effective Time, without the prior written consent of Parent, the Company shall not amend the Company Rights Agreement. Except to the extent required by applicable law or to the extent that the Board of Directors of the Company, based on advice of outside counsel, determines in good faith that such action is required in order for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law, prior to the Effective Time, without the prior written consent of Parent, the Company will not take any action with respect to, or make any determination under, the Company Rights Agreement, except that immediately prior to the Effective Time the Company shall redeem the Company Rights.

                  (b) In the event that, following the making of an Alternative Proposal (including an unsolicited tender offer), the Company:

         (i) takes any action with respect to or makes any determination under, the Company Rights Agreement which has the effect of facilitating the consummation of such Alternative Proposal; or

         (ii) permits a Distribution Date (as defined in the Company Rights Agreement) to occur in connection with such Alternative Proposal, and such Alternative Proposal is consummated at any time thereafter;

         then the Company shall pay to Parent, by wire transfer of same day funds within two (2) business days following the date of such consummation, the amounts referred to in Section 8.02(b).

                  5.04 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, neither the Company nor any of its Subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. During such period, the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.



                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

                  6.01 Access to Information; Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, throughout the period from the date hereof to the Effective Time, (i) provide Parent and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its Subsidiaries and their respective assets, properties, books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company and its Subsidiaries, and (ii) furnish promptly to Parent (x) a copy of each report, statement, schedule and other document filed or received by the Company or any of its Subsidiaries pursuant to the requirements of federal or state securities laws and each material report, statement, schedule and other document filed with any other Governmental or Regulatory Authority, and (y) all other information and data (including, without limitation, copies of Contracts, Company Employee Benefit Plans and other books and records) concerning the business and operations of the Company and its Subsidiaries as Parent or any of such other persons reasonably may request. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto. Any such information or material obtained pursuant to this Section 6.01 that constitutes "Evaluation Material" (as such term is defined in the letter agreement dated as of July 8, 1999 between the Company and Parent (the "Confidentiality Agreement")) shall be governed by the terms of the Confidentiality Agreement.

                  6.02 Preparation of Proxy Statement. The Company shall prepare and file with the SEC the Proxy Statement as soon as reasonably practicable after the date hereof, and shall use its best efforts to have the Proxy Statement cleared by the SEC. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Proxy Statement, the Company shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Parent, Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to Parent promptly copies of all correspondence between the Company or any Representative of the Company and the SEC with respect to the Proxy Statement. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of the Company, Parent and Sub agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement to be mailed to the holders of Company Common Shares entitled to vote at the Company Stockholders' Meeting at the earliest practicable time.

                  6.03 Approval of Shareholders. (a) The Company shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders' Meeting") for the purpose of voting on the adoption of this Agreement (the "Company Shareholders' Approval") as soon as reasonably practicable after the date hereof. Subject to the exercise of fiduciary obligations as advised by outside counsel, the Company shall, through its Board of Directors, include in the Proxy Statement the recommendation of the Board of Directors of the Company that the shareholders of the Company adopt this Agreement, and shall use its best efforts to obtain such adoption. In the event that the Company Shareholders' Approval is not obtained on the date on which the Company Shareholders' Meeting is initially convened, the Company shall adjourn such Company Shareholders' Meeting at least once for the purpose of obtaining the Company Shareholders' Approval and use its best efforts during any such adjournments to obtain the Company Shareholders' Approval.

                  (b) Unless this Agreement has been earlier terminated in accordance with its terms, the Company shall not be relieved of its obligation under the first sentence of paragraph (a) of this Section 6.03 in the event that its Board of Directors withdraws its recommendation of this Agreement and the Merger.

                  6.04 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement and without limiting the provisions of Sections
6.02 and 6.03, each of the Company and Parent will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required of Parent, the Company or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, each of the parties will (x) take promptly all actions necessary to make the filings required of

Parent and the Company or their affiliates under the HSR Act, (y) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act, and (z) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general.

                  6.05 Employee Matters.

                  (a) As of the Effective Time, the Company will amend its "Tax Savings and Profit Sharing Plan" ("Code Section 401(k) Plan") to (i) eliminate any investment fund comprised of Company Common Shares, (ii) prohibit any additional contributions in the form of Company Common Shares and (iii) make all participant accounts fully vested and nonforfeitable.

                  (b) As of the Effective Time, the Company will amend its Employee Stock Ownership Plan ("ESOP") to provide that benefits will be distributed solely in cash. Within thirty (30) days after the Effective Time, Parent will cause the Surviving Corporation to terminate the ESOP and, as soon as administratively practicable after that date, to take all action needed to liquidate the ESOP by distributing its assets as provided by the terms of the ESOP.

                  (c) Except for employees covered by any collective bargaining contract, and except as otherwise expressly provided in this Agreement, Parent will (i) cause the Company Employee Benefit Plans (other than the Company Option Plans and other Plans providing equity or equity-based awards) in effect at the date of this Agreement to remain in effect until the second anniversary of the Effective Time or (ii) to the extent that such Company Employee Benefit Plans are not so continued, cause the Company to maintain until such date benefit plans which are substantially comparable, in the aggregate, to the employees covered by such Company Employee Benefit Plans on the date of this Agreement.

                  (d) The Plans in which the Company's employees participate following the Effective Time will (i) credit, for vesting and eligibility purposes only, all service performed for the Company prior to the Effective Time, (ii) waive any pre-existing condition exclusions and actively-at-work requirements (other than pre-existing conditions that, as of the Effective Time, have not been satisfied under any Company Employee Benefit Plan) and (iii) provide that any covered expenses incurred on or before the Effective Time during the plan year of the applicable Company Employee Benefit Plan will be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent that such expenses are taken into account for similarly situated employees of the Parent.

                  (e) On or before the Closing Date, the Company will take the following actions:

                  (i) The Company will make a contribution to the Code Section 401(k) Plan for the benefit of the participants in such plan in an amount equal to 3% of each participant's base salary paid from January 1, 1999 through the Closing Date;

                  (ii) The Company will make bonus payments to the Vice Presidents, Executive Vice President and President of the Company in amounts to be determined as follows. If the Closing Date occurs in 1999, and as of such Closing Date the Company has achieved its sales projections through the last day of the month immediately preceding the month in which the Closing occurs, then the Company will pay to each of the Vice Presidents of the Company a payment equal to 20% of such individual's Base Salary Amount (as defined below), to the Executive Vice President of the Company a payment equal to 30% of his Base Salary Amount and to the President of the Company a payment equal to 40% of his Base Salary Amount. If such sales projections are not met as provided in the immediately preceding sentence, then the Company will pay to each of the Vice Presidents, the Executive Vice President and the President of the Company an amount equal to 10% of such individual's Base Salary Amount. If the Closing Date occurs in 2000, the Company will make bonus payments to the Vice Presidents, the Executive Vice President and the President of the Company in the manner set forth in the immediately preceding two sentences based on whether or not the Company's sales projections for the fiscal year ended December 31, 1999 were achieved. For purposes of this Subsection 6.05(e)(ii), the Company's sales projections as of the end of each month and for the fiscal year shall be based on the latest fiscal 1999 sales projections delivered by the Company to Parent on or before the date of this Agreement. For purposes hereof, the "Base Salary Amount" for each relevant individual shall be the base salary paid to such individual from January 1, 1999 through the earlier of (x) the Closing Date or
(y) December 31, 1999.

                  (f) Parent will provide, or will cause the Company to provide, Typical Outplacement Services (as defined below) to each salaried employee of the Company who is terminated by the Company (other than for cause) within 6 months of the Closing Date. Parent or the Company will select the firm or firms to provide such Typical Outplacement Services. For purposes hereof, "Typical Outplacement Services" as to each eligible terminated employee shall be those outplacement services typically provided by Parent to similarly situated employees (based on such factors as the terminated employee's compensation and position prior to the Closing) for whom Parent provides outplacement services.

                  6.06 Indemnification; Directors' and Officers' Insurance.

                  (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, advance expenses to, and hold harmless the present and former officers and directors of the Company and its Subsidiaries in respect of the acts or omissions occurring prior to the Effective Time to the extent provided under the Company's or Subsidiaries Articles (or Certificate) of Incorporation or Regulations (or By-laws) on the date of this Agreement.

                  (b) Parent and the Surviving Corporation shall, until the sixth anniversary of the Effective Time and for so long thereafter as any claim for insurance coverage asserted on or prior to such date has not been fully adjudicated, cause to be maintained in effect, at no cost to the beneficiaries thereof, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to acts or omissions occurring prior to the Effective Time; provided that in no event shall Parent or the Surviving Corporation be obligated to expend in order to maintain or procure insurance coverage pursuant to this paragraph any amount per annum in excess of 200% of the amount set forth in
Section 6.06 of the Company Disclosure Letter and provided, further, that if such insurance cannot be so maintained or obtained at such cost, Parent or the Surviving Corporation shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 200% of the amount set forth in said Section 6.06 of the Disclosure Letter.

                  6.07 Expenses. Except as set forth in Section 8.02, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense. Parent shall pay the filing fee in connection with the filings required under the HSR Act.

                  6.08 Sub. Prior to the Effective Time, Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Sub for the issuance of its stock to Parent) or any material liabilities. Parent will take all action necessary to cause Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

                  6.09 Brokers or Finders. Each of Parent and the Company represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except U.S. Bancorp Piper Jaffray, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (a true and complete copy of which has been delivered by the Company to Parent prior to the execution of this Agreement), and each of Parent and the Company shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

                  6.10 Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall, to the extent permitted by law, grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act, to the extent permitted by law, to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

                  6.11 Conveyance Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

                  6.12 Covenant to Continue Manufacture of Food Products. If Parent should decide to discontinue or cause the discontinuance of the manufacture and sale to Seventh-day Organizations of a line of at least 10 different vegetarian products under the Loma Linda trademark, containing no meat or animal-derivatives and free from black pepper or other strong spices or flavor enhancers, it shall give written notice of such decision to the General Conference Corporation of Seventh-day Adventists (the "General Conference") at 12501 Old Columbia Pike, Silver Spring, Maryland 20904 and offer to sell ownership to the Loma Linda trademark to the General Conference for a purchase price of $1.00. Additionally, if for any reason, Parent and its affiliates shall decide to discontinue the use of the Loma Linda trademark, Parent shall also offer to sell ownership of such trademark to the General Conference for $1.00. "Seventh-day Organizations" shall mean the schools, hospitals, churches, retail food stores and other organizations, entities and institutions sponsored by or affiliated with the Seventh-day Adventist Church.

                  6.13 Notice and Cure. Each of Parent and the Company will notify the other of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Parent or the Company under this Agreement to be breached or that renders or will render untrue any representation or warranty of Parent or the Company contained in this Agreement. Each of Parent and the Company also will notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by Parent or the Company. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

                  6.14 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each of Parent and the Company will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither Parent nor the Company will, nor will it permit any of its Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

                                   ARTICLE VII
                                   CONDITIONS

                  7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Shareholder Approval. This Agreement shall have been adopted by the requisite vote of the shareholders of the Company under the OGCL and the Company's Articles of Incorporation.

                  (b) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (c) No Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

                  (d) Governmental and Regulatory and Other Consents and Approvals. Other than the filing provided for by Section 1.03, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of Parent, the Company or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, the failure of which to be obtained or taken could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries or the Surviving Corporation and its Subsidiaries, in each case taken as a whole, or on the ability of Parent and the Company to consummate the transactions contemplated hereby shall have been obtained, all in form and substance reasonably satisfactory to Parent and the Company.

                  7.02 Conditions to Obligation of Parent and Sub to Effect the Merger. The obligation of Parent and Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Parent and Sub in their sole discretion):

                  (a) Representations and Warranties. The representations and warranties made by the Company in this Agreement that are qualified by materiality shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed in the name and on behalf of the Company by its Chairman of the Board, President or any Vice President, to such effect.

                  (b) Performance of Obligations. The Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or prior to the Closing, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed in the name and on behalf of the Company by its Chairman of the Board, President or any Vice President, to such effect.

                  (c) Company Rights Agreement. On or prior to the Closing Date, the Company Rights shall not have become exercisable or transferable apart from the associated Company Common Shares, no "Shares Acquisition Date" or "Distribution Date" (each as defined in the Company Rights Agreement) shall have occurred and the Company Rights shall have been redeemed in accordance with the terms of the Company Rights Agreement.

                  (d) Employment Agreements. B. Eugene Fluck, David F. Hamann, William T. Kirkwood, Ronald L. McDermott, Jay L. Robertson and Dale E. Twomley shall each have entered into an agreement with Parent, substantially in the form of Exhibits A, B, C, D, E and F attached hereto, respectively.

                  (e) Dissenting Shares. The aggregate number of Dissenting Shares shall not exceed 10% of the total number of Company Common Shares outstanding on the Closing Date.

                  (f) Proceedings. All proceedings to be taken on the part of the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent, and Parent shall have received copies of all such documents and other evidences as Parent may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                  7.03 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

                  (a) Representations and Warranties. The representations and warranties made by Parent and Sub in this Agreement that are qualified by materiality shall be true and correct, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement, and Parent and Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed in the name and on behalf of Parent by its Chairman of the Board, President or any Vice President and in the name and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

                  (b) Performance of Obligations. Parent and Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent or Sub at or prior to the Closing, and

Parent and Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed in the name and on behalf of Parent by its Chairman of the Board, President or any Vice President and in the name and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

                  (c) Proceedings. All proceedings to be taken on the part of Parent and Sub in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received copies of all such documents and other evidences as the Company may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.



                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

                  8.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after the Company Shareholders' Approval:

                  (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

                  (b) By either the Company or Parent upon written notification to the non-terminating party by the terminating party:

                           (i) at any time after March 31, 2000 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

                           (ii) if the Company Shareholders' Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such shareholders, or any adjournment thereof, called therefor;

                           (iii) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within thirty (30) days following receipt by the non-terminating party of notice of such breach from the terminating party; or

                           (iv) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting the Merger and such order shall have become final and nonappealable;

                  (c) By the Company if the Board of Directors of the Company determines in good faith, based upon advice from outside counsel, that termination of the Agreement is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law by reason of an unsolicited bona fide Alternative Proposal having been made which (i) meets the requirements of clauses (A) and
(B) of Section 5.02 and (ii) is not conditioned on the receipt of financing; provided that the Company shall have complied with the provisions of clauses (C) and (D) of Section 5.02 and shall notify Parent within three (3) business days of its intention to terminate this Agreement or enter into a definitive agreement with respect to such Alternative Proposal, but in no event shall such notice be given less than forty-eight (48) hours prior to the public announcement of the Company's termination of this Agreement; and provided further that the Company's ability to terminate this Agreement pursuant to this paragraph (c) is conditioned upon the prior payment by the Company to Parent of any amounts owed by it pursuant to Section 8.02(b); or

                  (d) By Parent if the Board of Directors of the Company (or any committee thereof) shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal to the shareholders of the Company or failed to reconfirm its recommendation of this Agreement and the Merger within five (5) business days following a reasonable written request for such reconfirmation by Parent.

                  8.02 Effect of Termination. (a) If this Agreement is validly terminated by either the Company or Parent pursuant to Section 8.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either the Company or Parent (or any of their respective Representatives or affiliates), except (i) that the provisions of
6.07 and 6.09 and this Section 8.02 will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in paragraph (b) below.

                  (b) In the event that any person or group shall have made an Alternative Proposal and thereafter (i) this Agreement is terminated (x) by the Company pursuant to Section 8.01(c), or (y) by Parent pursuant to Section 8.01(d) or (ii) this Agreement is terminated for any other reason (other than by reason of the breach of this Agreement by Parent or a termination by either party pursuant to 8.01(b)(iv)) and, in the case of this clause (ii) only, a definitive agreement with respect to such Alternative Proposal is executed within one year after such termination, then the Company shall pay to Parent, by wire transfer of same day funds, either on the date contemplated in Section 8.01(c) if applicable, or otherwise, within two (2) business days after such amount becomes due, (x) a termination fee of $12,500,000 and (y) an amount up to $500,000 to reimburse Parent and Sub for all documented out-of-pocket expenses and fees incurred by them in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel for acting as Parent's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Merger).

                  (c) The Company acknowledges that the agreements contained in the preceding paragraph are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Sub would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to such paragraph, and in order to obtain such payment, Parent or Sub commences a suit which results in a judgment against the Company for the fee set forth in such paragraph, the Company shall pay to Parent or Sub, as the case may be, its cost and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                  (d) In the event of a termination of this Agreement pursuant to which a payment is made in full compliance with Section 8.02(b), the receipt of such payment shall serve as liquidated damages with respect to any breach of this Agreement by the party who has made such payment giving rise to such termination, and the receipt of any such payment shall be the sole and exclusive remedy (at law or in equity) with respect to any such breach. In the event any action, suit, proceeding or claim is commenced or asserted by a party against another party and/or any director or officer of such other party relating, directly or indirectly, to this Agreement, it is expressly agreed that no party shall be entitled to obtain any punitive, exemplary, treble, or consequential damages of any type under any circumstances in connection with such action, suit, proceeding or claim, regardless of whether such damages may be available under law, the parties hereby waiving their rights, if any, to recover any such damages in connection with any such action, suit, proceeding or claim

                  8.03 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after the Company Shareholders' Approval shall have been obtained, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

                  8.04 Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.



                                   ARTICLE IX
                               GENERAL PROVISIONS

                  9.01 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement shall not survive the Merger but shall terminate at the Effective Time; provided, however, that this

Section 9.01 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time or the termination of this Agreement.

                  9.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to Parent or Sub, to:

                  Kellogg Company
                  One Kellogg Square
                  P.O. Box 3599
                  Battle Creek, Michigan  49106-3599
                  Facsimile No.:  (616) 961-3276
                  Attn:  General Counsel

                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  1 Chase Manhattan Plaza
                  New York, New York  10005
                  Facsimile No.:  (212) 530-5219
                  Attn:  Howard S. Kelberg, Esq.

                  If to the Company, to:

                  Worthington Foods, Inc.
                  900 Proprietors Road
                  Worthington, Ohio  43085
                  Facsimile No.:  (614) 885-3415
                  Attn:  Dale E. Twomley, President

                  with a copy to:

                  Vorys, Sater, Seymour and Pease LLP
                  52 East Gay Street
                  Columbus, Ohio  43216
                  Facsimile No.:  (614) 464-6350
                  Attn:  Roger E. Lautzenhiser

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  9.03 Entire Agreement; Incorporation of Exhibits. (a) This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, and contains, together with the Confidentiality Agreement, the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

                  (b) The Company Disclosure Letter and any Exhibit attached to this Agreement and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  9.04 Public Announcements Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, Parent and the Company will not, and will not permit any of their respective Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Parent and the Company will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

                  9.05 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as provided in Sections 6.06 and 6.12 (which are intended to be for the benefit of the persons entitled to therein, and may be enforced by any of such persons), it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

                  9.06 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Sub may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly-owned Subsidiary of Parent, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  9.07 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define, modify or limit the provisions hereof.

                  9.08 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  9.09 Governing Law. Except to the extent that the OGCL is mandatorily applicable to the Merger and the rights of the shareholders of the Constituent Corporations, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  9.10 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  9.11 Certain Definitions. As used in this Agreement:

                  (a) the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

                  (b) a person will be deemed to "beneficially" own securities if such person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time);

                  (c) the term "business day" means a day other than Saturday, Sunday or any day on which banks located in the States of Ohio or Michigan are authorized or obligated to close;

                  (d) any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, properties, assets, liabilities, prospects, condition financial or otherwise) or results of operations of such entity (or of such group of entities taken as a whole);

                  (e) the term "knowledge" or any similar formulation of "knowledge" shall mean, with respect to the Company, the knowledge of (i) any of the Company's executive officers or directors and (ii) the employees of the Company listed on Section 9.11 of the Company Disclosure Letter.

                  (f) the term "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act);

                  (g) the "Representatives" of any entity means such entity's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives; and

                  (h) the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

                  9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.



                                             KELLOGG COMPANY


                                             By: /s/ John D. Cook
                                                --------------------------------
                                                 Name: John D. Cook
                                                 Title: Executive Vice President



                                             WF ACQUISITION INC.


                                             By: /s/ Stephen S. Benoit
                                                --------------------------------
                                                 Name: Stephen S. Benoit
                                                 Title: Vice President



                                             WORTHINGTON FOODS, INC.


                                             By: /s/ Dale E. Twomley
                                                --------------------------------
                                                 Name: Dale E. Twomley
                                                 Title: President and CEO

                                                                    APPENDIX B-1





October 26, 1999

The Board of Directors
Worthington Foods, Inc.
900 Proprietors Road
Worthington, Ohio  43085-3194

Members of the Board:

You have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, to the stockholders of Worthington Foods, Inc. ("Worthington" or the "Company") of the consideration to be received in connection with a proposed merger (the "Merger") in which a wholly owned acquisition subsidiary ("Merger Sub") of Kellogg Company ("Kellogg") will be merged with and into the Company. As a result of the Merger, Worthington would become a wholly owned subsidiary of Kellogg. It is our understanding that Worthington, Kellogg and Merger Sub have entered into an Agreement and Plan of Merger dated September 30, 1999 (the "Merger Agreement"), pursuant to which each share of Worthington common stock will be converted into the right to receive $24.00 in cash (the "Merger Consideration") upon consummation of the Merger.

U.S. Bancorp Piper Jaffray Inc., as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee for rendering this Opinion which is not contingent upon the consummation of the Merger. U.S. Bancorp Piper Jaffray will also receive a fee for advising Worthington in connection with the Merger which is contingent upon the consummation of the Merger. The Company has also agreed to indemnify us against certain liabilities in connection with our services. U.S. Bancorp Piper Jaffray makes a market in Worthington's common stock and provides research coverage for Worthington. In the ordinary course of our business, we and our affiliates may actively trade securities of Worthington for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have reviewed (i) the Merger Agreement, (ii) certain financial, operating and business information related to the Company, (iii) certain internal financial information of the Company on a stand-

Worthington Foods, Inc.
October 26, 1999
Page 2


alone basis prepared for financial planning purposes and furnished by Worthington's management, (iv) to the extent publicly available, financial terms of certain acquisition transactions involving companies operating in industries deemed similar to that in which the Company operates, (v) certain valuation and other financial information on selected public companies deemed comparable to the Company, and (vi) certain publicly available financial and securities data for Worthington, Kellogg and their respective common stocks. In addition, we had discussions with (a) members of Worthington's management concerning the financial condition, current operating results and business outlook for the Company on a stand-alone basis and in combination with Kellogg, (b) members of Kellogg's management regarding their ability to finance the aggregate Merger Consideration and (c) both management teams regarding their reasons for entering into discussions regarding a Merger.

We have, with your consent, relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to us by Worthington or otherwise made available to us, and have not assumed responsibility for the independent verification of such information. With respect to the financial statement data and other internal financial information (including the projected financial planning data) provided to U.S. Bancorp Piper Jaffray in connection with its review of the financial aspects of the proposed Merger, we have relied upon the assurances of the management of the Company that such information has been prepared on a reasonable basis, and, with respect to projected financial planning data, reflects the best currently available estimates, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading.

In arriving at our Opinion, we have assumed that the Merger will be consummated on the terms described in the Merger Agreement. We have not been requested to perform, and have not performed, any appraisals or valuations of any specific assets or liabilities of the Company, and have not been furnished with any such appraisals or valuations. In addition, we express no opinion regarding the liquidation value of any entity.

This Opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this Opinion.

This Opinion is directed to the Board of Directors of the Company and is not intended to be and does not constitute a recommendation to any stockholder with respect to the Merger. We were not requested to opine as to, and this Opinion does not address, the basic business decision to proceed with or effect the Merger or to compare the Merger to, or consider, alternative transactions that may have been available to the Company. This Opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval, except as expressly contemplated in the engagement letter dated August 20, 1999 between Worthington and U.S. Bancorp Piper Jaffray.

Worthington Foods, Inc.
October 26, 1999
Page 3


Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the stockholders of Worthington Foods, Inc. is fair to such stockholders from a financial point of view.

Sincerely,


/s/ U.S. Bancorp Piper Jaffray Inc.



U.S. BANCORP PIPER JAFFRAY INC.

                                                                    APPENDIX B-2






September 30, 1999

The Board of Directors
Worthington Foods, Inc.
900 Proprietors Road
Worthington, Ohio  43085-3194

Members of the Board:

You have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, to the stockholders of Worthington Foods, Inc. ("Worthington" or the "Company") of the consideration to be received in connection with a proposed merger (the "Merger") in which a wholly owned acquisition subsidiary ("Merger Sub") of Kellogg Company ("Kellogg") will be merged with and into the Company. As a result of the Merger, Worthington would become a wholly owned subsidiary of Kellogg. It is our understanding that Worthington, Kellogg and Merger Sub will enter into an Agreement and Plan of Merger (the "Merger Agreement") to be dated on or about September 30, 1999, pursuant to which each share of Worthington common stock will be converted into the right to receive $24.00 in cash (the "Merger Consideration") upon consummation of the Merger.

U.S. Bancorp Piper Jaffray Inc., as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee for rendering this Opinion which is not contingent upon the consummation of the Merger. U.S. Bancorp Piper Jaffray will also receive a fee for advising Worthington in connection with the Merger which is contingent upon the consummation of the Merger. The Company has also agreed to indemnify us against certain liabilities in connection with our services. U.S. Bancorp Piper Jaffray makes a market in Worthington's common stock and provides research coverage for Worthington. In the ordinary course of our business, we and our affiliates may actively trade securities of Worthington for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have reviewed (i) a draft of the Merger Agreement dated September 30, 1999, (ii) certain financial, operating and business information related to the Company, (iii) certain internal financial

Worthington Foods, Inc.
September 30, 1999


information of the Company on a stand-alone basis prepared for financial planning purposes and furnished by Worthington's management, (iv) to the extent publicly available, financial terms of certain acquisition transactions involving companies operating in industries deemed similar to that in which the Company operates, (v) certain valuation and other financial information on selected public companies deemed comparable to the Company, and (vi) certain publicly available financial and securities data for Worthington, Kellogg and their respective common stocks. In addition, we had discussions with (a) members of Worthington's management concerning the financial condition, current operating results and business outlook for the Company on a stand-alone basis and in combination with Kellogg, (b) members of Kellogg's management regarding their ability to finance the aggregate Merger Consideration and (c) both management teams regarding their reasons for entering into discussions regarding a Merger.

We have, with your consent, relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to us by Worthington or otherwise made available to us, and have not assumed responsibility for the independent verification of such information. With respect to the financial statement data and other internal financial information (including the projected financial planning data) provided to U.S. Bancorp Piper Jaffray in connection its review of the financial aspects of the proposed Merger, we have relied upon the assurances of the management of the Company that such information has been prepared on a reasonable basis, and, with respect to projected financial planning data, reflects the best currently available estimates, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading.

In arriving at our Opinion, we have assumed that the Merger will be consummated on the terms described in the draft of the Merger Agreement dated September 30, 1999. We have not been requested to perform, and have not performed, any appraisals or valuations of any specific assets or liabilities of the Company, and have not been furnished with any such appraisals or valuations. In addition, we express no opinion regarding the liquidation value of any entity.

This Opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this Opinion.

This Opinion is directed to the Board of Directors of the Company and is not intended to be and does not constitute a recommendation to any stockholder with respect to the Merger. We were not requested to opine as to, and this Opinion does not address, the basic business decision to proceed with or effect the Merger or to compare the Merger to, or consider, alternative transactions that may have been available to the Company. This Opinion shall not be published or otherwise used, nor shall any public references to us be made, without our

Worthington Foods, Inc.
September 30, 1999


prior written approval, except as expressly contemplated in the engagement letter dated August 20, 1999 between Worthington and U.S. Bancorp Piper Jaffray.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the stockholders of Worthington Foods, Inc. is fair to such stockholders from a financial point of view.

Sincerely,

/S/ U.S. Bancorp Piper Jaffray Inc.


U.S. BANCORP PIPER JAFFRAY INC.

                                                                      APPENDIX C


                        OHIO REVISED CODE SECTION 1701.85

         SECTION 1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES.

         (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

         (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

         (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

         (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

         (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph.

A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

         (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

         (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

         (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

         (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

         (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

         (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

         (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

         (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

         (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                            WORTHINGTON FOODS, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 29, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned holder(s) of common shares of Worthington Foods, Inc. (the "Company") hereby constitutes and appoints Dale E. Twomley and William T. Kirkwood, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of the Company to be held on November 29, 1999, at the Radisson Hotel -- Columbus North, 4900 Sinclair Road, Columbus, Ohio 43229, at 10:00 a.m., local time, and any adjournment(S) thereof, and to vote all of the common shares which the undersigned is entitled to vote at such Special Meeting or at any adjournment(s) thereof:

1. TO ADOPT THE AGREEMENT AND PLAN OF MERGER IN THE FORM ATTACHED AS APPENDIX A TO THE PROXY MATERIALS DATED OCTOBER 26, 1999, AND TO APPROVE THE MERGER CONTEMPLATED THEREBY.

          [  ] FOR            [  ] AGAINST             [  ] ABSTAIN

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) THEREOF.

         (CONTINUED, AND TO BE EXECUTED AND DATED ON THE REVERSE SIDE.)

                          (CONTINUED FROM OTHER SIDE)

     WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) THEREOF, THE COMMON SHARES ARE REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS.

     All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement for the November 29, 1999 meeting.

                              Dated:                                      , 1999
                                    --------------------------------------

                              --------------------------------------------------
                              Signature of Shareholder(s)

                              --------------------------------------------------
                              Signature of Shareholder(s)

                              Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as attorney, executor, administrator, guardian or trustee, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address in this proxy.)

                              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WORTHINGTON FOODS, INC. PLEASE FILL IN, SIGN, DATE AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.